As filed with the Securities and Exchange Commission on July 13, 2006
                                      An Exhibit List can be found on page II-3.
                                                     Registration No. 333-______

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 World Am, Inc.
                 (Name of small business issuer in its charter)

Nevada                                 5063                      90-0142757
(State or other            (Primary Standard Industrial       (I.R.S. Employer
Jurisdiction of             Classification Code Number)      Identification No.)
Incorporation or
Organization)

                      4040 Mac Arthur Boulevard, Suite 240
                         Newport Beach, California 92660
                               Tel: (949) 955-2721
        (Address and telephone number of principal executive offices and principal place of business)

                                 Robert A. Hovee
                             Chief Executive Officer
                      4040 Mac Arthur Boulevard, Suite 240
                         Newport Beach, California 92660
                               Tel: (949) 955-2721
            (Name, address and telephone number of agent for service)

                                   Copies to:
                             Gregory Sichenzia, Esq.
                           Marcelle S. Balcombe, Esq.
                       Sichenzia Ross Friedman Ference LLP
                     1065 Avenue of the Americas, 21st Flr.
                            New York, New York 10018
                                 (212) 930-9700
                              (212) 930-9725 (fax)

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _______

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. _________

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------
   Title of each class of         Amount to be         Proposed          Proposed            Amount of
securities to be registered      registered (1)         maximum          maximum         registration fee
                                                       offering         aggregate
                                                       price per      offering price
                                                         share
-------------------------------------------------------------------------------------------------------------
    Common stock, $.0001 par       865,253,165 (2)    $0.0077(3)        $6,662,449.37               $712.88
         value issuable upon
    conversion of debentures
-------------------------------------------------------------------------------------------------------------
    Common Stock, $.0001 par          5,000,000(4)     $1.00 (5)           $5,000,000               $535.00
         value issuable upon
        exercise of warrants
-------------------------------------------------------------------------------------------------------------
    Common Stock, $.0001 par        319,767,442(6)    $0.0086(7)           $2,750,000               $294.25
         value issuable upon
        exercise of warrants
-------------------------------------------------------------------------------------------------------------
        Common Stock, $.0001            17,880,000    $0.0077(3)             $137,676                $14.73
                   par value
-------------------------------------------------------------------------------------------------------------
                       Total         1,207,900,607                     $14,550,125.37             $1,556.86
-------------------------------------------------------------------------------------------------------------

(1) Includes shares of our common stock, par value $0.0001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of convertible debentures and the exercise of warrants held by the selling stockholder. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of the debentures and exercise of the warrants, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the debentures and upon exercise of the warrants. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated a good faith estimate of the number of shares of our common stock that we believe will be issuable upon conversion of the debentures and upon exercise of the warrants to account for market fluctuations, and antidilution and price protection adjustments, respectively. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary. In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price, result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2) Includes a good faith estimate of the shares underlying convertible debentures to account for market fluctuations.

(3) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on July 7, 2006, which was $0.0077 per share.

(4) Includes shares underlying warrants exercisable at $1.00 per share.

(5) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(g) under the Securities Act of 1933, using the exercise price of $1.09.

(6) Includes shares underlying warrants exercisable at $0.0086 per share.

(7) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(g) under the Securities Act of 1933, using the exercise price of $0.0086.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.

        PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED July 13, 2006

                                 WORLD AM, INC.
                             1,207,900,607 SHARES OF
                                  COMMON STOCK

This prospectus relates to the resale by the selling stockholder of up 1,207,900,607 shares of our common stock, including up to 865,253,165 shares of common stock underlying convertible debentures , up to 324,767,442 issuable upon the exercise of common stock purchase warrants and 17,880,000 shares held by Select University Technologies, Inc. The convertible debenture is convertible into the number of our shares of common stock equal to the principal amount of the debentures being converted multiplied by 110, less the product of the conversion price multiplied by one hundred times the dollar amount of the debenture being converted, divided by the conversion price. The conversion price for the convertible debentures is the lesser of (i) $0.20 or (ii) 80% of the average of the three lowest volume weighted average prices during the 20 trading days prior to the conversion, or (iii) 80% of the average of the volume weighted average prices on the trading day prior to conversion. We have issued two warrants to the selling stockholder. Warrant #1 is exercisable at a price of $1.00 per share and expires on June 19, 2009. Warrant #2 is exercisable into 319,767,442 shares of our common stock, which is equal to $2,750,000 divided by 120% of the Current Market Prices of the Common Stock for the 20 trading days prior to June 19, 2006. The exercise price of warrant #2 is $0.0086, which is 120% of the market prices of the common stock for the 20 trading days prior to Jun 19, 2006 and expires on January 19, 2011. The selling stockholder may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholder may be deemed underwriters of the shares of common stock, which they are offering. We will pay the expenses of registering these shares.

Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is listed on the Over-The-Counter Bulletin Board under the symbol "WDAM". The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on July 12, 2006, was $.0095.

Investing in these securities involves significant risks. See "Risk Factors" beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 13, 2006.

The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by World Am, Inc., with the Securities and Exchange Commission. The selling stockholder may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

                                Table of Contents

Prospectus Summary.............................................................1

Risk Factors...................................................................5

Use of Proceeds...............................................................12

Market for Common Equity and Related Stockholder Matters......................13

Management's Discussion and Analysis of Financial Condition
         and Results of Operations............................................13

Description of Business.......................................................20

Description of Property.......................................................29

Legal Proceedings.............................................................29

Management....................................................................30

Executive Compensation........................................................31

Certain Relationships and Related Transactions................................35

Security Ownership of Certain Beneficial Owners and Management................38

Description of Securities Being Registered....................................39

Indemnification for Securities Act Liabilities................................42

Plan of Distribution..........................................................42

Selling Stockholder...........................................................44

Legal Matters.................................................................45

Experts  .....................................................................45

Available Information.........................................................45

Index to Financial Statements................................................F-1

                               PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements.

                                 World Am, Inc.

      World Am currently has three wholly owned subsidiaries: Technology Development International, Inc.; Isotec, Inc.; and Senz-It, Inc.

      Through our wholly owned subsidiary, Isotec, Inc., we have developed innovative systems and processes in the fields of transparent security and automated passage control. We have installed systems for Lawrence Livermore Labs, Mellon Bank, Wells Fargo Bank and the United States Air Force and United States Department of Energy.

      "Transparent Security" means any security measure that is unobtrusive and not noticed by those being monitored. For example, a metal detection system mounted in ordinary appearing door molding that is used to detect persons carrying weapons into a building, thereby alerting appropriate security personnel, and optionally to record a photo or video of the event while allowing security personnel an opportunity to evaluate and take appropriate action before the person carrying the unauthorized weapon is alerted to the fact they have been found out. "Automated Passage Control" ("APC") means any system or device used to monitor or control access, egress or passage from one area to another. Examples are airport security portals, building entries and exits, gates for vehicles or personnel, public building access points (schools, courthouses, stores etc.), laboratories, hospitals, government buildings and any other building for which the owners desire to control and/or track whoever is coming or going and detect if something is coming or going that should not be.

      Senz-It intends to exercise the option it holds to enter into an exclusive, royalty-bearing license with the State University of New York at Buffalo, to market an innovative technology in the field of micro-sensor elements and sensor arrays. Senz-It intends to commercialize and market this technology in the homeland security, indoor air quality, food purity and processing and medical diagnostic industries. End-users have a stake in a quick, reliable, accurate and economical approach to sensing the presence and quantifying the amount of various toxic or dangerous substances.

      Technology Development International ("TDI") is a Colorado corporation founded in 1997. TDI was engaged in the acquisition, development, sales, marketing and distribution of innovative component products. At present, TDI is dormant.

      We are a Nevada corporation. Our principal offices are located at 4040 MacArthur Boulevard, Suite 240, Newport Beach, California, and our telephone number is (949) 955-2721. We maintain two websites that contain descriptions of the services and products that we offer: www.world-am.com and www.isotecinc.com.

--------------------------------------------------------------------------------
The Offering

--------------------------------------------------------------------------------
Common stock offered by selling          Up to 1,207,900,607, including 17,880,
stockholder                              000 shares held by Select University
                                         Technologies, Inc., up to 856,253,165
                                         shares of common stock underlying
                                         convertible debentures in the amount of
                                         $500,000; up to 5,000,000 shares
                                         issuable upon the exercise of a common
                                         stock purchase warrant at an exercise
                                         price of $1.00 per share; 319,767,442
                                         shares issuable upon the exercise of a
                                         common stock purchase warrant at an
                                         exercise price of $0.0086, based on
                                         current market prices and assuming full
                                         conversion of the convertible debenture
                                         and the full exercise of the warrants
                                         (includes a good faith estimate of the
                                         shares underlying convertible
                                         debentures and shares underlying
                                         warrants);

                                         This number represents 87.07% of our
                                         then current outstanding stock.*

--------------------------------------------------------------------------------
Common stock to be outstanding after     Up 1,366,652,161 shares assuming the
the offering                             full exercise of the warrants and
                                         conversion of convertible debentures.*

--------------------------------------------------------------------------------
Use of proceeds                          We will not receive any proceeds from
                                         the sale of the common stock However,
                                         we will receive up to $7,750,000 upon
                                         exercise of the warrants by the selling
                                         stockholder. We expect to use the
                                         proceeds received from the exercise of
                                         the warrants, if any, for general
                                         working capital purposes. We received
                                         an aggregate $150,000 on February 7,
                                         2006, with $100,000 disbursed directly
                                         to us and $50,000 retained for services
                                         provided to our company by various
                                         professionals (the latter amount
                                         represents a prepayment towards the
                                         exercise of $1.00 warrant). We have
                                         utilized all proceeds received to date
                                         for general working capital purposes
                                         and intend to utilize all additional
                                         proceeds similarly.

--------------------------------------------------------------------------------
Over-The-Counter Bulletin Board Symbol   "WDAM"
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

* The above information regarding common stock to be outstanding after the offering is based on 176,631,554 shares of common stock outstanding as of July 12, 2006 and assumes the subsequent conversion of our issued convertible debentures and exercise of warrants by our selling stockholder.

Recent Financing

On January 23, 2006, we completed a private placement pursuant to which we entered into a Securities Purchase Agreement with Golden Gate Investors, Inc. ("Golden Gate") dated as of January 23, 2006, as amended by that certain Addendum to Convertible Debenture, Warrant to Purchase Common Stock and Securities Purchase Agreement dated as of February 7, 2006, for the sale of (i) a $100,000 principal amount convertible debenture; (ii) a warrant to purchase 10,000,000 shares of our common stock at an exercise price of $1.09; and (iii) warrant to purchase 227,272,727 shares of our common stock. Golden Gate provided us with an aggregate of $150,000 in gross proceeds upon the execution of final definitive agreement $50,000 of which was retained for services provided to us by various professionals. On June 14, 2006, the parties determined to cancel and terminate the Securities Purchase Agreement and all related documents. On June 19, 2006, we entered into a new Securities Purchase Agreement with La Jolla Cove Investors, Inc., a company that is under common control with Golden Gate Investors. All funds advanced to us by Golden Gate Investors were credited to La Jolla Cove Investors, Inc.

Pursuant to the Securities Purchase Agreement with La Jolla Cove Investors, Inc. ("La Jolla"), we issued to La Jolla a 6 3/4% Convertible Debenture in the principal amount of $500,000. Of the principal amount of the Debenture,$131,200 was previously disbursed to us, as discussed above, $125,000 will be disbursed to us upon verification that the Registration Statement of which this prospectus forms a part is filed with the SEC and the balance will be disbursed to us upon notification and verification that the Registration Statement has been declared effective by the SEC.

The Debenture bears interest at 6 3/4%, matures three years from the date of issuance and is convertible into our common stock, at La Jolla's option. The Debenture is convertible into the number of our shares of common stock equal to the dollar amount of the Debenture being converted multiplied by 11, minus the product of the Conversion Price multiplied by ten times the dollar amount of the Debenture being converted, and the entire foregoing result shall be divided the Conversion Price, provided however, if the Volume Weighted Average Price is below $0.0005 during any ten consecutive trading days, La Jolla may elect to convert the Debenture only without exercising the related warrants, and in such case, the number of shares La Jolla shall receive upon conversion shall be the amount of Debenture being converted divided by the conversion price. The conversion price for the convertible debenture is the lesser of (i) $0.20, (ii) 80% of the average of the three lowest volume weighted average prices during the twenty (20) trading days prior to the conversion or (iii) eighty percent of the volume weighted average price on the trading day prior to the conversion.

If La Jolla Cove Investors, Inc. elects to convert a portion of the debenture and, on the day that the election is made, the volume weighted average price is below $0.01 per share, we will have the right to prepay that portion of the debenture that the holder elected to convert, plus any accrued and unpaid interest, at 125% of such amount. In the event that we elect to prepay that portion of the debenture, La Jolla Cove Investors, Inc. will have the right to withdraw its conversion notice. If, at anytime during the month, the volume weighted average price is below $0.01 per share, La Jolla Cove Investors, Inc. will not be obligated to convert any portion of the debenture during that month.

In conjunction with the debenture, we issued to La Jolla Cove Investors, Inc. a warrant, dated June 19, 2006, to purchase 5,000,000 shares of our common stock, exercisable at $1.00 per share. We also issued to La Jolla Cove Investors, Inc. a warrant, dated June 19, 2006, to purchase up to that number of shares of common stock equal to $2,750,000 divided by 120% of the average of the closing prices of the common stock for the 20 trading days prior to June 19, 2006, at a price per share equal to the 120% of the average of the current market price of the common stock for the 20 trading days prior to June 19, 2006.

Beginning in the first full month that the registration statement covering the shares of common stock underlying the debenture and warrant is declared effective by the Securities and Exchange Commission, La Jolla Cove is obligated to convert at least 10% of the face value of the debenture per calendar month into shares of our common stock, so long as the shares are available, registered and freely tradable. If La Jolla Cove converts more than 10% of the face value of the debenture in any calendar month, the excess over 10% shall be credited against the next month's minimum conversion amount. In the event La Jolla Cove does not convert at least 10% of the debenture in any particular calendar month, our remedy will be that La Jolla Cove will not be entitled to collect interest on the debenture for that month if we give La Jolla Cove written notice, at least 5 business days prior to the end of the month, of its failure to convert the minimum required amount for that month. In the event La Jolla Cove does not convert at least 10% of the debenture for two consecutive calendar months, in addition to the penalty set forth in the previous sentence, we may repay, at par, an amount of the debenture equal to two times the differential between 10% of the face value of the debenture and the amount actually converted by La Jolla Cove.

In addition, beginning in the first full month that the registration statement covering the shares of common stock underlying the debenture and warrant is declared effective by the Securities and Exchange Commission, La Jolla Cove has agreed at least 10% of the $1.00 warrants per calendar month into shares of our common stock, so long as the shares are available, registered and freely tradable. If La Jolla Cove exercises more than 10% of this warrant in any calendar month, the excess over 10% shall be credited against the next month's minimum exercise amount. In the event La Jolla Cove does not exercise at least 10% of this warrant in any particular calendar month, it will not be entitled to collect interest on the debenture for that month if we give La Jolla Cove written notice, at least 5 business days prior to the end of the month, of its failure to exercise the minimum required amount for that month.

In addition, on June 19, 2006, we entered into a Registration Rights Agreement with La Jolla Cove pursuant to which we are obligated to file a registration statement on Form SB-2 to effect the registration of our common stock issuable upon conversion of the debenture and exercise of the warrant as soon as practicable following the closing date.

Under a letter agreement, dated June 22, 2006, the parties agreed to enter into an additional debenture and warrant to purchase common stock on the same terms and conditions as the debenture and the 5,000,000 share warrant discussed above. The parties must enter into the additional debenture and warrant no later than thirty days after the principal amount of the debenture is less than $100,000. In the event that La Jolla Cove Investors, Inc. fails to enter into the additional debenture and warrant in accordance with the terms of this paragraph, La Jolla Cove Investors, Inc. will pay World Am liquidated damages of $100,000. If World Am does not want La Jolla Cove Investors, Inc. to enter into the additional debenture and warrant, World Am will pay La Jolla Cove Investors, Inc. liquidated damages of $100,000.

La Jolla Investors has contractually agreed to restrict its ability to convert its debenture or exercise its warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock.

We claim an exemption from the registration requirements of the Act for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, La Jolla was an accredited investor and/or qualified institutional buyer, La Jolla had access to information about us and their investment, La Jolla took the securities for investment and not resale, and we took appropriate measures to restrict the transfer of the securities.

See the "Selling Stockholder" and "Risk Factors" sections for a complete description of the convertible debentures.

                                  RISK FACTORS

      This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Risks Relating to Our Business:

WE HAVE A HISTORY OF LOSSES WHICH MAY CONTINUE, REQUIRING ADDITIONAL SOURCES OF CAPITAL, WHICH MAY RESULT IN CURTAILING OF OPERATIONS AND DILUTION TO EXISTING STOCKHOLDERS.

      We incurred net losses of $397,705 for the three months ended March 31, 2006 and $600,507 for the period from inception (March 4, 2005) through December 31, 2005. We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future. If revenues grow more slowly than anticipated, or if operating expenses exceed expectations or cannot be adjusted accordingly, we will continue to incur losses. We will continue to incur losses until we are able to establish significant levels of business. Our possible success is dependent upon the successful development and marketing of our products, as to which there is no assurance. Any future success that we might enjoy will depend upon many factors, including factors out of our control or which cannot be predicted at this time. These factors may include changes in or increased levels of competition, including the entry of additional competitors and increased success by existing competitors, changes in general economic conditions, increases in operating costs, including costs of supplies, personnel and equipment, reduced margins caused by competitive pressures and other factors. These conditions may have a materially adverse effect upon us or may force us to reduce or curtail operations. In addition, we will require additional funds to sustain and expand our sales and marketing activities, particularly if a well-financed competitor emerges. Based on the current funding arrangement with the La Jolla Cove Investors, Inc. we do not anticipate that we will require additional funds to continue operations for the next twelve months. In the event that the financing arrangement with La Jolla Cove Investors, Inc. is terminated or if we need additional financing, there can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain sufficient funds from operations or external sources would require us to curtail or cease operations. Any additional equity financing may involve substantial dilution to then existing stockholders.

OUR INDEPENDENT AUDITORS HAVE EXPRESSED SUBSTANTIAL DOUBT ABILITY TO CONTINUE AS A GOING CONCERN, WHICH MAY HINDER THE ABILITY TO OBTAIN FUTURE FINANCING.

      In their report dated April 21, 2006, our independent auditors stated that the financial statements for the period from inception (March 4, 2005) through December 31, 2005 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of cash flow constraint, an accumulated deficit of $1,994,168 at March 31, 2006 and recurring losses from operations. We continue to experience net losses. Our ability to continue as a going concern is subject to the ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans from various financial institutions where possible. The continued net losses and stockholders' deficit increases the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

WE MAY BE UNABLE TO SUCCESSFULLY MANAGE RAPID GROWTH, AND THE FAILURE TO DO SO COULD HARM OUR BUSINESS.

      We have developed innovative systems and processes to establish us as a factor in the field of transparent security and automated passage control. We have installed systems for such locations as Lawrence Livermore Labs, Mellon Bank, Wells Fargo Bank and the United States Air Force and United States Department of Energy. To manage anticipated growth, we must continue to implement and improve our operational, financial and management information systems. It will be necessary for us to hire, train and retain additional qualified personnel, continue to expand and upgrade core technologies, and effectively manage our relationships with end users, suppliers and other third parties. Our expansion could place a significant strain on our current services and support operations, sales and administrative personnel, capital and other resources. We could also experience difficulties meeting demand for our services. We cannot guaranty that our systems, procedures or controls will be adequate to support operations, or that management will be capable of fully exploiting the market. Our failure to effectively manage growth could adversely affect our business and financial results.

OUR SUCCESS WILL DEPEND ON OUR ABILITY TO SECURE AND PROTECT PATENTS, TRADEMARKS AND OTHER PROPRIETARY RIGHTS.

      Our success and ability to compete will be depend in part on the protection of our potential patents, trademarks, trade names, service marks and other proprietary rights. We intend to rely on trade secret and copyright laws to protect the intellectual property that we plan to develop, but there can be no assurance that such laws will provide sufficient protection to us, that others will not develop services that are similar or superior to ours, or that third parties will not copy or otherwise obtain and use our proprietary information without authorization. In addition, certain of our know-how and proprietary technology may not be patentable.

      We may rely on certain intellectual property licensed from third parties, and may be required to license additional products or services in the future, for use in the general operations of our business plan. There can be no assurance that these third party licenses will be available or will continue to be available to us on acceptable terms or at all. The inability to enter into and maintain any of these licenses could have a material adverse effect on our business, financial condition or operating results.

      There is a risk that some of our products may infringe the proprietary rights of third parties. In addition, whether or not our products infringe on proprietary rights of third parties, infringement or invalidity claims may be asserted or prosecuted against us and we could incur significant expense in defending them. If any claims or actions are asserted against us, we may be required to modify our products or seek licenses for these intellectual property rights. We may not be able to modify our products or obtain licenses on commercially reasonable terms, in a timely manner or at all. Our failure to do so could have a negative affect on our business and revenues.

OUR DEPENDENCE ON SUPPLIERS MAY AFFECT OUR ABILITY TO CONDUCT BUSINESS.

      We depend upon a number of suppliers for components of our products. There is an inherent risk that certain components of our products will be unavailable for prompt delivery or, in some cases, discontinued. We have limited control over any third-party manufacturer as to quality controls, timeliness of production, deliveries and various other factors. Should the availability of certain components be compromised, it could force us to develop alternative designs using other components, which could add to the cost of goods sold and compromise delivery commitments. If we are unable to obtain components in a timely manner, at an acceptable cost, or at all, we may need to select new suppliers, redesign or reconstruct processes used to build its devices. In such an instance, we would not be able to manufacture any devices for a period of time, which could materially adversely affect our business, results from operations, and financial condition.

WE FACE STRONG COMPETITION IN OUR MARKET, WHICH COULD MAKE IT DIFFICULT FOR US TO GENERATE INCOME

      The market for our products is competitive. Our future success will depend on our ability to adapt to rapidly changing technologies, evolving industry standards, product offerings and evolving demands of the marketplace.

      Some of our competitors have:

o     longer operating histories;

o     larger customer bases;

o     greater name recognition and longer relationships with clients; and

o significantly greater financial, technical, marketing, public relations and managerial resources than we do.

      Competitors may develop or offer services that provide significant (technological, creative, performance, price) or other advantages over the products offered by us . If we fail to gain market share or lose existing market share, our financial condition, operating results and business could be adversely affected and the value of the investment in us could be reduced significantly. We may not have the financial resources, technical expertise or marketing, distribution or support capabilities to compete successfully.

WE COULD FAIL TO DEVELOP NEW PRODUCTS AND SERVICES TO COMPETE IN THIS INDUSTRY OF RAPIDLY CHANGING TECHNOLOGY, WHICH WOULD RESULT IN DECREASED REVENUE

      The markets in which we compete are characterized by rapid technological change, frequent new product introductions, evolving industry standards and changing needs of customers. There can be no assurance that our existing products will continue to be properly positioned in the market or that we will be able to introduce new or enhanced products into the market on a timely basis, or at all. Currently, we are focusing on upgrading and introducing new products. There can be no assurance that enhancements to existing products or new products will receive customer acceptance. As competition in the electronic payments industry increases, it may become increasingly difficult for us to be competitive.

      Risks associated with the development and introduction of new products include delays in development and changes in payment processing, and operating system technologies that could require us to modify existing products. There is also the risk to us that there may be delays in initial shipments of new products. Further risks inherent in new product introductions include the uncertainty of price-performance relative to products of competitors, competitors' responses to the introductions and the desire by customers to evaluate new products for longer periods of time.

NEW VERSIONS OF OUR PRODUCTS MAY CONTAIN ERRORS OR DEFECTS, WHICH COULD AFFECT OUR ABILITY TO COMPETE.

      Our products are complex and, accordingly, may contain undetected errors or failures when first introduced or as new versions are released. This may result in the loss of, or delay in, market acceptance of our products. We may in the future discover errors and additional scalability limitations in new releases or new products after the commencement of commercial shipments or be required to compensate customers for such limitations or errors, as a result of which our business, cash flow, financial condition and results of operations could be materially adversely affected.

OUR ABILITY TO GROW IS DIRECTLY TIED TO OUR ABILITY TO ATTRACT AND RETAIN CUSTOMERS, WHICH COULD RESULT IN REDUCED INCOME

      We have no way of predicting whether our marketing efforts will be successful in attracting new locations and acquiring substantial market share. If our marketing efforts fail, we may fail to attract new customers and fail to retain existing ones, which would adversely affect our business and financial results.

IF GOVERNMENT REGULATION OF OUR BUSINESS CHANGES, WE MAY NEED TO CHANGE THE MANNER IN WHICH WE CONDUCT OUR BUSINESS, OR INCUR GREATER OPERATING EXPENSES.

      The adoption or modification of laws or regulations relating to our business could limit or otherwise adversely affect the manner in which we currently conduct our business. If we are required to comply with new regulations or legislation or new interpretations of existing regulations or legislation, this compliance could cause us to incur additional expenses or alter our business model.

      The manner in which legislation may be interpreted and enforced cannot be precisely determined and may subject either us or our customers to potential liability, which in turn could have an adverse effect on our business, results of operations and financial condition.

OUR SUCCESS IS LARGELY DEPENDENT ON THE ABILITIES OF OUR MANAGEMENT.

      Our success is largely dependent on the personal efforts and abilities of its senior management. The loss of certain members of our senior management, including our chief executive officer and chief financial officer could have a material adverse effect on our business and prospects.

      We intend to recruit employees who are skilled in our industry. The failure to recruit these key personnel could have a material adverse effect on our business. As a result, we may experience increased compensation costs that may not be offset through either improved productivity or higher revenue. There can be no assurances that we will be successful in retaining existing personnel or in attracting and recruiting experienced qualified personnel.

ANY REQUIRED EXPENDITURES AS A RESULT OF INDEMNIFICATION WILL RESULT IN A DECREASE OF OUR NET INCOME.

      Our articles of incorporation include provisions to the effect that we may indemnify any director, officer, or employee. In addition, provisions of Nevada law provide for such indemnification, as well as for a limitation of liability of our directors and officers for monetary damages arising from a breach of their fiduciary duties. Any limitation on the liability of any director or officer, or indemnification of any director, officer, or employee, could result in substantial expenditures being made by World Am in covering any liability of such persons or in indemnifying them.

Risks Relating to Our Current Financing Arrangement:

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR CONVERTIBLE DEBENTURES, AND WARRANTS THAT MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

      As of July 12, 2006, we had 171,631,554 shares of common stock issued and outstanding and convertible debentures outstanding that may be converted into an estimated 6,825,000,000 shares of common stock at current market prices, and outstanding warrants to purchase 324,767,442 shares of common stock. In addition, the number of shares of common stock issuable upon conversion of the outstanding convertible debentures may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the debentures and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR CONVERTIBLE DEBENTURES COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES, WHICH WILL CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS.

      Our obligation to issue shares upon conversion of our convertible debentures is essentially limitless. The following is an example of the amount of shares of our common stock that are issuable, upon conversion of our convertible debentures (excluding accrued interest), based on market prices 25%, 50% and 75% below the market price, as of July 7, 2006 of $0.0079.

% Below           Price Per          With Discount      of Shares
Market            Share              at 20%             Issuable
------            -----              ------             --------
25%               $0.006             $0.0047            11,553,375,527
50%               $0.004             $0.0032            17,355,063,291
75%               $0.002             $0.0016             3,476,012,658

      As illustrated, the number of shares of common stock issuable upon conversion of our convertible debentures will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR CONVERTIBLE DEBENTURES MAY ENCOURAGE INVESTORS TO MAKE SHORT SALES IN OUR COMMON STOCK, WHICH COULD HAVE A DEPRESSIVE EFFECT ON THE PRICE OF OUR COMMON STOCK.

      La Jolla is contractually required to exercise the $1.00 warrant and convert the convertible debenture on a concurrent basis. The issuance of shares in connection with the exercise of the warrants and conversion of the convertible debentures results in the issuance of shares at an effective 20% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholder converts and sells material amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. The selling stockholder could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. The Selling Stockholder has contractually agreed that so long as the debentures are outstanding neither it nor its affiliates will at any time engage in any short sales with respect to our common stock, or sell put options or similar instruments with respect to our common stock. However, not only the sale of shares issued upon conversion or exercise of debentures, warrants and options, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

WE MAY BE REQUIRED TO FILE A SUBSEQUENT REGISTRATION STATEMENT COVERING ADDITIONAL SHARES.

Based on our current market price and the potential decrease in its market price as a result of the issuance of shares upon conversion of the convertible debentures, we have made a good faith estimate as to the amount of shares of common stock that it is required to register and allocate for conversion of the convertible debentures. In the event that our stock price decreases, the shares of common stock we have allocated for conversion of the convertible debentures and are registering hereunder will not be adequate. If the shares we have allocated to the registration statement are not adequate and we are required to file an additional registration statement, we may incur substantial costs in connection with the preparation and filing of such registration statement.

IF WE ARE UNABLE TO ISSUE SHARES OF COMMON STOCK UPON CONVERSION OF THE CONVERTIBLE DEBENTURE FOR ANY REASON, WE WOULD BE REQUIRED TO PAY CERTAIN PENALTIES.

      If we are unable to issue shares of common stock upon conversion of the convertible debenture as a result of our inability to increase our authorized shares of common stock or as a result of any other reason, we would be required to:

o Pay late payments to La Jolla for late issuance of common stock upon conversion of the convertible debentures, in the amount of $100 per business day after the delivery date for each $10,000 of convertible debenture principal amount being converted or redeemed.

o In the event we are prohibited from issuing common stock, or fail to timely deliver common stock on a delivery date, or upon the occurrence of an event of default, then at the election of La Jolla Cove Investors, Inc., we must pay to La Jolla a sum of money determined by multiplying up to the outstanding principal amount of the convertible debenture designated by La Jolla by 130%, together with accrued but unpaid interest thereon.

o If ten days after the date we are required to deliver common stock to La Jolla pursuant to a conversion, La Jolla purchases (in an open market transaction or otherwise) shares of common stock to deliver in satisfaction of a sale by La Jolla of the common stock which it anticipated receiving upon such conversion (a "Buy-In"), then we are required to pay in cash to La Jolla the amount by which its total purchase price (including brokerage commissions, if any) for the shares of common stock so purchased exceeds the aggregate principal and/or interest amount of the convertible debenture for which such conversion was not timely honored, together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full.

      In the event that we are required to pay penalties to La Jolla Cove or redeem the convertible debentures held by La Jolla Cove, we may be required to curtail or cease our operations.

IF WE ARE REQUIRED FOR ANY REASON TO REPAY OUR OUTSTANDING CONVERTIBLE DEBENTURES, WE WOULD BE REQUIRED TO DEPLETE OUR WORKING CAPITAL, IF AVAILABLE, OR RAISE ADDITIONAL FUNDS. OUR FAILURE TO REPAY THE CONVERTIBLE DEBENTURES, IF REQUIRED, COULD RESULT IN LEGAL ACTION AGAINST US, WHICH COULD REQUIRE THE SALE OF SUBSTANTIAL ASSETS.

Our 6 3/4% convertible debentures are due and payable within three years from the date of issuance, unless sooner converted into shares of our common stock. In addition, any event of default could require the early repayment of the convertible debentures at a price equal to 125% of the amount due under the debentures. We anticipate that the full amount of the convertible debentures, together with accrued interest, will be converted into shares of our common stock, in accordance with the terms of the convertible debentures. If we are required to repay the convertible debentures, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the debentures when required, the debenture holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

THE ISSUANCE OF SHARES UPON CONVERSION OF THE CONVERTIBLE DEBENTURES AND EXERCISE OF OUTSTANDING WARRANTS MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

      The issuance of shares upon conversion of the convertible debentures and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholder may ultimately convert and sell the full amount issuable on conversion. Although the selling stockholder may not convert its convertible debentures and/or exercise their warrants if such conversion or exercise would cause them to own more than 9.99% of our outstanding common stock, this restriction does not prevent the selling stockholder from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the selling stockholder could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

Risks Relating to Our Common Stock:

IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTC BULLETIN BOARD WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

In addition, the National Association of Securities Dealers, Inc., which operates the Bulletin Board, has adopted a change to its Eligibility Rule. The change makes those Bulletin Board issuers that are cited for filing delinquency in its Form 10-KSB's/Form 10-QSB's three times in a 24-month period and those Bulletin Board issuers removed for failure to file such reports two times in a 24-month period, ineligible for quotation on the Bulletin Board for a period of one year. Under this rule, a company filing with the extension time set forth in a Notice of Late Filing (Form 12b-25) is not considered late. This rule does not apply to a company's Current Reports on Form 8-K.

To date, World Am has been late twice with its filings, the December 31, 2005 Form 10-KSB and the March 31, 2006 Form 10-QSB. As a result of these rules, the market liquidity for our common stock could be severely adversely affected by limiting the ability of broker-dealers to sell its securities and the ability of stockholders to sell their securities in the secondary market.

OUR COMMON STOCK PRICE MAY BE VOLATILE.

      The trading price of our common stock may fluctuate substantially. The price of the common stock may be higher or lower than the price you pay for your shares, depending on many factors, some of which are beyond our control and may not be directly related to our operating performance. These factors include the following:

o price and volume fluctuations in the overall stock market from time to time;
o significant volatility in the market price and trading volume of securities of companies in the same business as us;
o     changes in regulatory policies with respect to our business;
o actual or anticipated changes in our earnings or fluctuations in our operating results;
o     general economic conditions and trends;
o     loss of a major funding source; or
o     departure of key personnel.

      Due to the continued potential volatility of our stock price, we may be the target of securities litigation in the future. Securities litigation could result in substantial costs and divert management's attention and resources from our business.

ABSENCE OF CASH DIVIDENDS MAY AFFECT INVESTMENT VALUE OF OUR COMMON STOCK.

      Our board of directors does not anticipate paying cash dividends on the common stock for the foreseeable future and intends to retain any future earnings to finance the growth of our business. Payment of dividends, if any, will depend, among other factors, on earnings, capital requirements and the general operating and our financial condition, as well as legal limitations on the payment of dividends out of paid-in capital.

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

o that a broker or dealer approve a person's account for transactions in penny stocks; and
o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

o obtain financial information and investment experience objectives of the person; and
o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

o sets forth the basis on which the broker or dealer made the suitability determination; and
o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

FAILURE TO MAINTAIN MARKET MAKERS MAY AFFECT VALUE OF OUR COMMON STOCK.

      If we are unable to maintain a National Association of Securities Dealers, Inc. member broker/dealers as market makers, the liquidity of the common stock could be impaired, not only in the number of shares of common stock which could be bought and sold, but also through possible delays in the timing of transactions, and lower prices for the common stock than might otherwise prevail. Furthermore, the lack of market makers could result in persons being unable to buy or sell shares of the common stock on any secondary market. There can be no assurance we will be able to maintain such market makers.

                                 USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholder. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we will receive the sale price of any common stock we sell to the selling stockholder upon exercise of the warrants in the amount up to $7,750,000. We received an aggregate $150,000 on February 7, 2006, with $100,000 disbursed directly to us and $50,000 retained for services provided to our company by various professionals (the latter amount represents a prepayment towards the exercise of $1.00 warrant). We have utilized all proceeds received to date for general working capital purposes and intend to utilize all additional proceeds similarly.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

      Our common stock is quoted on the OTC Bulletin Board under the symbol "WDAM". " Our common stock previously traded under the symbol "WLDI," prior to the reverse stock split on January 21, 2005. We began trading under the symboll "WLDI" on December 1, 2000 following a 30 for 1 reverse split; prior to that, we traded under the symbol "WLDC". The range of closing bid prices shown below is as reported by the Over the Counter Bulletin Board. The quotations shown reflect inter-dealer prices, without retail mark-up, markdown or commission and may not necessarily represent actual transactions, and are shown to reflect the 1 for 100 reverse split of the common stock that occurred on January 21, 2005.

Per Share Common Stock Bid Prices by Quarter
For the Fiscal Year Ended on December 31, 2005
----------------------------------------------

                                                               High        Low

Quarter Ended December 31, 2005                                0.036      0.003
Quarter Ended September 30, 2005                               0.02       0.004
Quarter Ended June 30, 2005                                    0.19       0.007
Quarter Ended March 31, 2005                                   0.25       0.13

Per Share Common Stock Bid Prices by Quarter
For the Fiscal Year Ended on December 31, 2004
----------------------------------------------

                                                               High        Low

Quarter Ended December 31, 2004                                0.35       0.11
Quarter Ended September 30, 2004                               0.46       0.21
Quarter Ended June 30, 2004                                    1.10       0.46
Quarter Ended March 31, 2004                                   1.23       0.31

Per Share Common Stock Bid Prices by Quarter
For the Fiscal Year Ended on December 31, 2003
----------------------------------------------

                                                               High        Low

Quarter Ended December 31, 2003                                0.80       0.40
Quarter Ended September 30, 2003                               0.80       0.20
Quarter Ended June 30, 2003                                    0.50       0.20
Quarter Ended March 31, 2003                                   1.10       0.50

HOLDERS

As of July 12, 2006, we had approximately 100 holders of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. The transfer agent of our common stock is X-Clearing Corporation, 535 Sixteenth Street Mall, Suite 810, Denver, Colorado 80202.

DIVIDENDS

We have never declared or paid any cash dividends on our common stock. We do not anticipate paying any cash dividends to stockholders in the foreseeable future. In addition, any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deem relevant.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

      Some of the information in this Form SB-2 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

      o     discuss our future expectations;
      o contain projections of our future results of operations or of our financial condition; and
      o     state other "forward-looking" information.

      We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

Overview

      We have developed and/or is in the process of developing innovative systems and processes in the field of "Transparent Security" and "Automated Passage Control." Company personnel have installed systems for Lawrence Livermore Labs, Mellon Bank, Wells Fargo Bank, the United States Air Force and United States Department of Energy. The principal markets for our products and services remain government and financial institutions.

      We believe that our planned growth and profitability will depend in large part on the ability to promote our services, gain clients and expand our relationship with current clients. Accordingly, we intend to focus our attention and investment of resources in marketing, strategic partnerships, and development of our client base. In addition to development of our own products and services, we have broadened our product offering by becoming distributors of additional products in our core marketplace in order to generate additional revenues. If we are not successful in promoting our services and expanding our client base, this may have a material adverse effect on our financial condition and the ability to continue to operate the business.

      Efforts during the first quarter of 2006 focused on the development of sales and marketing materials. An extensive library of customer and dealer oriented materials, including a PowerPoint presentation that outlines our products, services and strengths, was completed. Corporate print material, as well as target market print material, data sheets, photomontages of installations and application notes, are ready for distribution. Animated demonstrations and video demonstrations of weapons control portals were completed. Two CD's were produced, one as a handout for customers, and the other for dealers and distributors.

      A marketing effort was initiated to attract commercial dealers using prioritized contact lists of system integrators. A training program was held for government and international representatives. Also, a second-generation touch screen interface was designed and introduced with several new features. The anti-tailgating product was enhanced. We received notification that Isotec Weapons Control Portals meet the 2006 fire code regulations.

      We believe our future growth and overall success will be dependent upon our ability to develop the patent protected technology represented by the Senz-It transaction.

Recent Developments

      On August 31, 2005, we consummated an agreement to acquire all of the issued and outstanding capital stock of Senz-It, Inc. from SUTI Holding, LP, in exchange for 55 shares of our Class B preferred stock and a warrant for 18,000,000 shares of common stock. The exercise price of the common shares under these warrants is $0.0001 per share. The warrants vest immediately and expire in August 2010. Each share of Class B preferred stock is convertible into 1% of the outstanding shares of our common stock, including the common stock equivalents of all unexercised warrants, options and convertible securities, or a minimum of 7,272,728 shares of common stock. Each share of Class B preferred stock is entitled to the number of votes to which the holder would be entitled if it had converted its shares of Class B preferred stock at the time of voting.

      According to the terms of the acquisition agreement, the warrants and the preferred stock were issued upon the closing of this transaction on August 31, 2005. Under the terms of this agreement, we are obligated, among other things, to raise capital in the amount of $4,000,000 to support the product development of Senz-It, Inc. by June 30, 2006. If sufficient funds are not raised, SUTI has the right to rescind the acquisition agreement.

      Under this agreement, SUTI is entitled to select three directors to our board of directors. As of June 20, 2005, Select University Technologies, Inc., the general partner of SUTI, was hired to manage all operations of Senz-It, Inc. under the terms of a Venture Acceleration Agreement.

      Since this transaction has been completed, Senz-It intends to exercise the option it holds to enter into an exclusive, royalty-bearing license with the State University of New York at Buffalo. This license will cover patents developed by that university that will enable Senz-It to develop technology with an entirely new approach to sensing, process monitoring, homeland security and environmental scanning applications.

      Fundraising efforts will continue during the second quarter of 2006 to move Senz-It to an engineering prototype phase. The technology represented by Senz-It is an innovative advancement in the field of micro-sensors that have applications in homeland security, indoor air quality monitoring, food processing and health care. The products are in the developing field of "electronic noses" and can identify patterns of molecules present in air or liquid environments for significantly less cost than current approaches.

      Prior to the transaction discussed above, we were a public company with assets of $88,656, liabilities totaling $1,084,612, and 66,570,285 shares of common stock issued and outstanding; Senz-It was a privately-held, non-operating development stage company. The transaction is considered to be a capital transaction in substance, rather than a business combination. In as much, the transaction is equivalent to the issuance of stock by a development stage company (Senz-It, Inc.) for the net monetary assets of a public company (World Am, Inc.), accompanied by a recapitalization. The accounting for the transaction is identical to that resulting from a reverse acquisition, except goodwill and other intangible assets were not recorded. No goodwill was recognized because in the judgment of Company management, no goodwill could be associated with our operations.

Results of Operations

Three Months Ended March 31, 2006.

      Senz-It was incorporated in the State of California on March 4, 2005. No accounting transactions were recorded. As a result, there is no historic financial information prior to March 31, 2005. Therefore, no prior year financial information is available to be presented in the attached financial statements.

Revenues

      Revenues for the three months ended March 31, 2006 were $68,660 and $281,432 for the period from inception (March 4, 2005) through March 31, 2006.

Cost of Revenues

      Cost of revenues for the three months ended March 31, 2006 was $31,443 and $147,228 for the period from inception (March 4, 2005) through March 31, 2006.

General and Administrative Expense

      General and administrative expenses were $433,857 for the three months ended March 31, 2006 and $1,221,347 for the period from inception (March 4, 2005) through March 31, 2006. The general and administrative expenses reflect the impact of the reverse merger.

Net Operating Loss Carryforward

      For the fiscal year ended December 31, 2005, World Am had incurred a net operating loss carryforward of $10,941,018. Realization of deferred tax assets is dependent upon future earnings, if any, the timing and amount of which are uncertain. Accordingly, the net deferred tax assets have been fully offset by a valuation allowance. These carryforwards, if not utilized to offset taxable income will expire in various periods through 2025. Such losses may not be fully deductible due to significant amounts of non-cash service costs and the change in ownership rules under Section 382 of the Internal Revenue Code. World Am has established a valuation allowance for the full tax benefit of the operating loss carryovers due to the uncertainty regarding realization.

Loss from Operations

      The net loss for the three months ended March 31, 2006 was $397,705 and $998,211 for the period from inception (March 4, 2005) through March 31, 2006.

Period from Inception (March 4, 2005) Through December 31, 2005.

      Senz-It was incorporated in the State of California on March 4, 2005. There is no historic financial information prior to that date. Therefore, no prior year financial information is available to be presented in the attached financial statements.

Revenues

      Revenues for the period ended December 31, 2005 were $212,772. The cost of revenues for the period ended December 31, 2005, was $115,785, or approximately 54% of gross revenues. The principal reason for the high cost of revenues is that certain costs, such as shop overhead, are inelastic with respect to production volume. As a result, with the absence of additional operational funding or increased orders, World Am's ability to continue as a going concern is still in doubt.

General and Administrative Expenses.

      General and administrative expenses for the period ended December 31, 2005 were $787,491, or approximately 370% of revenue. The operating expenses reflect the impact of the use of restricted common and S-8 stock to compensate needed services by various professionals and consultants in the absence of equity funding. However, management has taken actions to significantly reduce general and administrative expenses. These actions include facility consolidation and reduction in the use of outside professionals and consultants whenever practical.

Other Income (Expense).

      World Am realized other income of $89,998 for the period ended December 31, 2005, which resulted primarily from the advice given to management that was advised by legal counsel that the settlement is unenforceable in the State of Colorado and is prevented from being presented in any other jurisdiction. The actions that lead to this involved the procedures under which the complaint was filed and the settlement reached and recorded. Accordingly, World Am has eliminated the settlement liability and recorded a settlement gain of $116,000 as of December 31, 2005.

Net Operating Loss.

      The net loss from operations for the period ended December 31, 2005 was $600,507. Management has attempted to control expenses and to increase the net results of operations, however, less than expected sales revenues and continued dependence upon stock compensation to employees, consultants and professionals have resulted in continued losses.

Net Operating Loss Carry forward.

      For the period ended December 31, 2005, World Am had a net operating loss carry forward of $10,941,018, of which $10,340,511 was incurred prior to the Senz-It acquisition. Realization of deferred tax assets is dependent upon future earnings, if any, the timing and amount of which are uncertain. Accordingly, the net deferred tax assets have been fully offset by a valuation allowance.

As of December 31, 2005, World Am has available net operating loss carryforwards that will expire in various periods through 2025. Such losses may not be fully deductible due to the significant amounts of non-cash service costs and the change in ownership rules under Section 382 of the Internal Revenue Code. World Am has established a valuation allowance for the full tax benefit of the operating loss carryovers due to the uncertainty regarding realization.

Factors That May Affect Our Operating Results

      The operating results of World Am can vary significantly depending upon a number of factors, many of which are outside its control. General factors that may affect World Am's operating results include:

o market acceptance of and changes in demand for products and services; consolidation in the distributor channel;

o a small number of customers account for, and may in future periods account for, substantial portions of World Am's revenue, and revenue could decline because of delays of customer orders or the failure to retain customers;

o     gain or loss of clients or strategic relationships;

o announcement or introduction of new services and products by World Am or by its competitors;

o     the ability to build brand recognition;

o     timing of sales to customers;

o the ability to upgrade and develop systems and infrastructure to accommodate growth;

o the ability to introduce and market products and services in accordance with market demand;

o     changes in governmental regulation; and

o reduction in or delay of capital spending by clients due to the effects of terrorism, war and political instability.

      World Am believes that its planned growth and profitability will depend in large part on the ability to promote its services, gain clients and expand its relationship with current clients. Accordingly, World Am intends to invest in marketing, strategic partnerships, and development of its client base. If World Am is not successful in promoting its services and expanding its client base, this may have a material adverse effect on its financial condition and the ability to continue to operate the business.

Operating Activities

      The net cash used in operating activities was $380,806 for the period from inception (March 4, 2005) through March 31, 2006 and $53,364 for the three months ended March 31, 2006. The net cash used in operating activities was $327,442 for the period ended December 31, 2005.

Investing Activities

      The net cash provided by investing activities was $935 for the period from inception (March 4, 2005) through March 31, 2006; this was the result of cash acquired in the reverse merger transaction with Senz-It. The net cash provided by investing activities was $0 for the three months ended March 31, 2006.

Liquidity and Capital Resources

(a)   General Discussion

      As of March 31, 2006, World Am had total current assets of $54,128 and total current liabilities of $1,271,226, resulting in a working capital deficit of $1,217,098. At March 31, 2006, World Am's assets consisted primarily of net accounts receivable totaling $20,378, inventory of $12,681, and cash of $21,069. During the period from inception (March 4, 2005) through March 31, 2006, World Am incurred a net loss of $998,211 and incurred a net loss of $397,705 for the three months ended March 31, 2006. World Am had an accumulated deficit of $1,994,168 as of March 31, 2006.

      As of December 31, 2005, World Am had total current assets of $46,663 and total current liabilities of $1,183,772, resulting in a working capital deficit of $1,137,109. At December 31, 2005, World Am's assets consisted primarily of net accounts receivable of $24,108, inventory of $12,152, and cash of $10,403. As a development stage company that began operations in 2005, World Am has incurred $600,507 in total losses from inception through December 31, 2005. World Am has an accumulated deficit of $1,596,462 as of December 31, 2005.

      These factors raise substantial doubt as to World Am's ability to continue as a going concern. World Am's independent accountants' audit report included in the Form 10-KSB for the year ended December 31, 2005 includes a substantial doubt paragraph regarding World Am's ability to continue as a going concern.

      The accompanying financial statements have been prepared assuming that World Am continues as a going concern that contemplates the realization of assets and the satisfaction of liabilities in the normal course of business assuming World Am will continue as a going concern. However, the ability of World Am to continue as a going concern on a longer-term basis will be dependent upon its ability to generate sufficient cash flow from operations to meet its obligations on a timely basis, to retain its current financing, to obtain additional financing, and ultimately attain profitability.

      World Am's current cash flow from operations will not be sufficient to maintain its capital requirements for the next twelve months. World Am believes it will need to raise up to $5,000,000 during the next twelve months so it may continue executing its business plans. Whereas World Am has in the past raised capital (in the absence of any equity investment, World Am has previously relied upon short-term borrowings in the form of purchase order and invoice factoring), no assurance can be given that these sources of financing will continue to be available to World Am and/or that demand for our equity/debt instruments will be sufficient to meet its capital needs, or that financing will be available on terms favorable to World Am. The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should World Am be unable to continue as a going concern.

      If funding is insufficient at any time in the future, World Am may not be able to take advantage of business opportunities or respond to competitive pressures, or may be required to reduce the scope of its planned product development and marketing efforts, any of which could have a negative impact on its business, operating results and financial condition. In addition, insufficient funding may have a material adverse effect on World Am's financial condition, which could require it to:

o     curtail operations significantly;

o     sell significant assets;

o seek arrangements with strategic partners or other parties that may require World Am to relinquish significant rights to products, technologies or markets; or

o     explore other strategic alternatives including a merger or sale of World
      Am.

      To the extent that World Am raises additional capital through the sale of equity or convertible debentures, the issuance of such securities may result in dilution to existing stockholders. If additional funds are raised through the issuance of convertible debentures, these securities may have rights, preferences and privileges senior to holders of common stock and the terms of such debt could impose restrictions on World Am's operations. Regardless of whether World Am's cash assets prove to be inadequate to meet its operational needs, World Am may seek to compensate providers of services by issuance of stock in lieu of cash, which may also result in dilution to existing shareholders.

      The net cash provided by financing activities was $400,940 for the period from inception (March 4, 2005) through March 31, 2006 and $64,030 for the three months ended March 31, 2006, primarily as a result of proceeds from the exercise of employee options and the Golden Gate Investors, Inc. transaction (see below). The net cash provided by financing activities was $336,910 for the period ended December 31, 2005, primarily from the exercise of employee stock options.

(b)   Golden Gate Investors, Inc./La Jolla Cove Investors, Inc

      On January 23, 2006, World Am entered into a Securities Purchase Agreement with Golden Gate Investors, Inc. Under this agreement, Golden Gate Investors, Inc. agreed to purchase from World Am a convertible debenture in the aggregate principal amount of $1,000,000. The conversion price is equal to the lesser of
(i) $0.20, or (ii) 80% of the average of the 3 lowest volume weighted average prices during the 20 trading days prior to the election to convert, or (iii) 80% of the volume weighted average price on the trading day prior to the election to convert.

      In conjunction with the debenture, World Am issued to Golden Gate Investors, Inc. a warrant, dated January 23, 2006, to purchase 10,000,000 shares of common stock of World Am, exercisable at $1.00 per share. World Am also issued to Golden Gate Investors, Inc. a warrant, dated January 23, 2006, to purchase up to that number of shares of common stock equal to $2,750,000 divided by 120% of the average of the current market prices of the common stock for the 20 trading days prior to January 23, 2006, at a price per share equal to the 120% of the average of the current market price of the common stock for the 20 trading days prior to January 23, 2006.

      Under an addendum to the debenture and the warrant (dated February 7, 2006), the following was amended (among other things): (a) the principal amount of the debenture was reduced to $100,000; (b) the number of shares into which this debenture may be converted was changed to equal to the dollar amount of the debenture being converted multiplied by 110, minus the product of the conversion price multiplied by 100 times the dollar amount of the debenture being converted, and the entire foregoing result divided by the conversion price; and
(c) the exercise price of the first warrant was increased to $1.09 per share, with the warrant exercised in an amount equal to 100 times the amount of the debenture being converted. With the execution of this addendum, this transaction was closed.

      In connection with this agreement, World Am also granted to Golden Gate Investors, Inc. certain rights under a registration rights agreement, dated January 23, 2006, to the shares to be issued upon conversion of the debenture and the warrants.

      Golden Gate Investors, Inc. provided World Am with an aggregate $150,000 on February 7, 2006, as follows:

o     $100,000 was disbursed directly to World Am; and

o $50,000 has been retained for services provided to our company by various professionals (this represents a prepayment towards the exercise of $1.09 warrant).

      On June 14, 2006, the parties to the Securities Purchase Agreement agreed that all of the documents in connection with this transaction are to be cancelled. The funds already advanced to World Am are credited against the amounts to be paid under the new agreements.

      World Am entered into a new Securities Purchase Agreement, dated June 19, 2005, with La Jolla Cove Investors, Inc., a company under common control with Golden Gate Investors, Inc. Under this agreement, La Jolla Cove Investors, Inc. agreed to purchase from World Am a convertible debenture in the aggregate principal amount of $500,000. The conversion price is equal to the lesser of (i) $0.20, or (ii) 80% of the average of the three lowest volume weighted average prices during the 20 trading days prior to the election to convert, or (iii) 80% of the volume weighted average price on the trading day prior to the election to convert. The number of common shares into which this debenture may be converted is equal to the dollar amount of the debenture being converted multiplied by eleven, minus the product of the conversion price multiplied by ten times the dollar amount of the debenture being converted, and the entire foregoing result shall be divided by the conversion price; provided, however, if the volume weighted average price is below $0.0005 per shares during any ten consecutive trading days, La Jolla Cove Investors, Inc. may elect to convert this debenture only, without exercising the related warrants (in such case, the number of common shares that the holder receives upon conversion of this debenture will be the amount of the debenture being converted divided by the conversion price).

      If La Jolla Cove Investors, Inc. elects to convert a portion of the debenture and, on the day that the election is made, the volume weighted average price is below $0.01 per share, World Am will have the right to prepay that portion of the debenture that the holder elected to convert, plus any accrued and unpaid interest, at 125% of such amount. In the event that World Am elects to prepay that portion of the debenture, La Jolla Cove Investors, Inc. will have the right to withdraw its conversion notice. If, at anytime during the month, the volume weighted average price is below $0.01 per share, La Jolla Cove Investors, Inc. will not be obligated to convert any portion of the debenture during that month.

      In conjunction with the debenture, World Am issued to La Jolla Cove Investors, Inc. a warrant, dated June 19, 2006, to purchase 5,000,000 shares of common stock of World Am, exercisable at $1.00 per share. World Am also issued to La Jolla Cove Investors, Inc. a warrant, dated June 19, 2006, to purchase up to that number of shares of common stock equal to $2,750,000 divided by 120% of the average of the closing prices of the common stock for the 20 trading days prior to June 19, 2006, at a price per share equal to the 120% of the average of the current market price of the common stock for the 20 trading days prior to June 19, 2006.

      In connection with this transaction, World Am also granted to La Jolla Cove Investors, Inc. certain rights under a registration rights agreement, dated June 19, 2006, to the shares to be issued upon conversion of the debenture and the warrants.

      Beginning in the first full calendar month after a registration statement is declared effective, La Jolla Cove Investors, Inc. is required to convert at least 10% of the face value of the debenture per calendar month into common shares of World Am, provided that the common shares are available, registered and freely tradable. If La Jolla Cove Investors, Inc. converts more than 10% of the face value of the debenture in any calendar month, the excess over 10% is to be credited against the next month's minimum conversion amount. In the event La Jolla Cove Investors, Inc. does not convert at least 10% of the debenture in any particular calendar month, World Am's remedy will be that the La Jolla Cove Investors, Inc. will not be entitled to collect interest on the debenture for that month if World Am gives La Jolla Cove Investors, Inc. written notice, at least 5 business days prior to the end of the month, of its failure to convert the minimum required amount for that month. In the event La Jolla Cove Investors, Inc. does not convert at least 10% of the debenture for two consecutive calendar months, in addition to the penalty set forth in the previous sentence, World Am may repay, at par, an amount of the debenture equal to two times the differential between 10% of the face value of the debenture and the amount actually converted by La Jolla Cove Investors, Inc.

      Except as discussed above, La Jolla Cove Investors, Inc. agrees that, beginning in the first full calendar month after a registration statement is declared effective, it will exercise at least 10% of the $1.00 warrants per calendar month, provided that the common shares are available, registered and freely tradable. If La Jolla Cove Investors, Inc. exercises more than 10% of this warrant in any calendar month, the excess over 10% shall be credited against the next month's minimum exercise amount. In the event La Jolla Cove Investors, Inc. does not exercise at least 10% of this warrant in any particular calendar month, it will not be entitled to collect interest on the debenture for that month if World Am gives La Jolla Cove Investors, Inc. written notice, at least 5 business days prior to the end of the month, of its failure to exercise the minimum required amount for that month.

Under a letter agreement, dated June 22, 2006, the parties agreed to enter into an additional debenture and warrant to purchase common stock on the same terms and conditions as the debenture and the 5,000,000 share warrant discussed above. The parties must enter into the additional debenture and warrant no later than thirty days after the principal amount of the debenture is less than $100,000. In the event that La Jolla Cove Investors, Inc. fails to enter into the additional debenture and warrant in accordance with the terms of this paragraph, La Jolla Cove Investors, Inc. will pay World Am liquidated damages of $100,000. If World Am does not want La Jolla Cove Investors, Inc. to enter into the additional debenture and warrant, World Am will pay La Jolla Cove Investors, Inc. liquidated damages of $100,000.

Off Balance Sheet Arrangements

      World Am does not engage in any off balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, results of operations, liquidity or capital expenditures.

Inflation

The impact of inflation on our costs and the ability to pass on cost increases to its customers over time is dependent upon market conditions. We are not aware of any inflationary pressures that have had any significant impact on our operations over the past quarter, and World Am does not anticipate that inflationary factors will have a significant impact on future operations.

Critical Accounting Policies

      The SEC has issued Financial Reporting Release No. 60, "Cautionary Advice Regarding Disclosure About Critical Accounting Policies" ("FRR 60"), suggesting companies provide additional disclosure and commentary on their most critical accounting policies. In FRR 60, the SEC has defined the most critical accounting policies as the ones that are most important to the portrayal of a company's financial condition and operating results, and require management to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. Based on this definition, World Am's most critical accounting policies include: (a) use of estimates in the preparation of financial statements; (b) stock-based compensation arrangements; and (c) revenue recognition. The methods, estimates and judgments World Am uses in applying these most critical accounting policies have a significant impact on the results World Am reports in its financial statements.

(a)   Use of Estimates in the Preparation of Financial Statements.

      The preparation of these financial statements requires World Am to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, World Am evaluates these estimates, including those related to revenue recognition and concentration of credit risk. World Am bases its estimates on historical experience and on various other assumptions that is believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

(b)   Stock-Based Compensation Arrangements.

      World Am intends to issue shares of common stock to various individuals and entities for management, legal, consulting and marketing services. These issuances will be valued at the fair market value of the service provided and the number of shares issued is determined, based upon the open market closing price of common stock as of the date of each respective transaction. These transactions will be reflected as a component of selling, general and administrative expenses in the accompanying statement of operations.

(c)   Revenue Recognition.

      Sales and construction of customized commercial products are recognized under the percentage-of-completion basis when: (1) Contracts executed by the parties normally include provisions that clearly specify the enforceable rights regarding goods or service to be provided and received by the parties, the consideration to be exchanged, and the manner and terms of settlement; (2) the buyer can be expected to satisfy his obligations under the contract; (3) World Am can be expected to perform our contractual obligations; and (4) World Am can make reasonably dependable estimates of costs to complete and the extent of progress toward completion. World Am measures the extent of progress toward completion by using a ratio of costs incurred to total estimated costs. The effects of changes in the estimates, if any, are reported in the period of change and subsequent periods. Contracts not meeting the above criteria are reported on the completed contract method. All other sales of products are recognized upon delivery.

                                    BUSINESS
Background

      Pursuant to an Agreement and Plan of Merger effective May 11, 2000, World-Am Communications, Inc., a Florida corporation, organized in 1994, acquired 100% of all the outstanding shares of common stock Allmon Corporation, a Delaware corporation.

      This acquisition was approved by the board of directors and a majority of the stockholders of Allmon and World Am on May 11, 2000. The Acquisition is intended to qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended. Upon effectiveness of the Acquisition, pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, World Am elected to become the successor issuer to Allmon for reporting purposes under the Securities Exchange Act of 1934 and elected to report under the this act effective on May 11, 2000.

      As of the effective date of the Acquisition Agreement, Allmon amended its Articles of Incorporation to change its name to World Am. Our officers and directors became the officers and directors of Allmon. All of the board of directors and officers of Allmon, prior to the effective date, resigned thereafter.

      Under the name Bedroc's of Brandon, Inc., we formerly operated a family restaurant located in Brandon, Florida, commencing operations in January 1995. On January 3, 1996, the restaurant closed for major renovations related to the changing of the theme of the restaurant. We completed renovations in July 1997 and reopened in August 1997 as the Garden Grille. In March 1998, we discontinued the restaurant operations (its only business segment) and proceeded to write-off the net book value of the restaurant property and equipment. Later that year, we changed our name to "World-Am Communications, Inc." and commenced operations as a company that provided analog and digital cellular services in West Central Florida and provided digital and alphanumeric paging services under resale contracts. This business plan was unsuccessful and we did not have any further operations until February 2000.

      Our current business was commenced in February 2000 after we acquired all of the outstanding stock of Isotec, Inc. pursuant to the terms of a stock purchase agreement with Isotec, Inc. Isotec became our wholly owned subsidiary. Shortly thereafter in April 2000, Isotec acquired all of the assets of Technology Development International, a sales and marketing company representing several products in the security industry. The board of directors believes that such products complement those of Isotec.

      With the filing of Articles of Merger with the Nevada Secretary of State, we changed our domicile from Florida to Nevada. A Certificate of Amendment to Articles of Incorporation, dated August 20, 2002, added to the authorized stock 80,000,000 shares of preferred stock: 40,000,000 shares of Class A Preferred Stock, $0.0001 par value, and 40,000,000 shares of Class B Preferred Stock, $0.0001 par value. A Certificate of Amendment to Articles of Incorporation, dated December 20, 2002, increased the authorized limit of common stock to 800,000,000 shares. A Certificate of Amendment to Articles of Incorporation, dated December 1, 2004, increased the authorized limit of common stock to 1,500,000,000 shares.

      On August 31, 2005, World Am consummated an agreement to acquire Senz-It, Inc., in exchange for 55 shares of World Am's Class B preferred stock and a warrant for 18,000,000 shares of common stock. The exercise price of the common shares under these warrants is $0.0001 per share. The warrants vested immediately and expire in August 2010. Each share of Class B preferred stock is convertible into 1% of the outstanding common shares of World Am, including the common stock equivalents of all unexercised warrants, options and convertible securities, or a minimum of 7,272,728 shares of common stock. On March 7, 2006, SUTI Holdings, LP, the former stockholder of Senz-It, Inc. assigned the warrant to Select University Technologies, Inc., which then exercised the warrant in a cashless transaction that resulted in the issuance of 17,880,000 restricted shares of common stock (the balance of 120,000 shares was withheld in the cashless exercise of the warrant).

      Prior to the transaction, the World Am, Inc. was a public company with assets of $88,656, liabilities totaling $1,075,978, and 66,570,285 shares of common stock issued and outstanding; Senz-It was a non-operating development stage company. The transaction is considered to be a capital transaction in substance, rather than a business combination. Inasmuch, the transaction is equivalent to the issuance of stock by a development stage company (Senz-It, Inc.) for the net monetary assets of a public company (World Am), accompanied by a recapitalization. The accounting for the transaction is identical to that resulting from a reverse acquisition, except goodwill or other intangible assets were not recorded. Accordingly, the consolidated financial statements of World Am are the historical financial statements of Senz-It, Inc. (which was incorporated on March 4, 2005).

      Senz-It has an option to enter into an exclusive, royalty-bearing license with the State University of New York at Buffalo. This license will cover patents developed by that university that will enable Senz-It to develop technology with an entirely new approach to sensing, process monitoring, homeland security and environmental scanning applications.

      As of June 20, 2005, Select University Technologies, Inc., the general partner of SUTI, was hired to manage all operations of Senz-It, Inc. under the terms of a venture acceleration agreement.

Business of World Am

      World Am currently has three wholly owned subsidiaries: Technology Development International, Inc.; Isotec, Inc.; and Senz-It, Inc.

      Technology Development International ("TDI") is a Colorado corporation founded in 1997. TDI was engaged in the acquisition, development, sales, marketing and distribution of innovative component products. At present, TDI is dormant.

(a)   Company Overview - Isotec

      Isotec is a Colorado corporation founded in 1998 as a developer, manufacturer, and distributor of automated passage control and security devices. Isotec has been aided in its endeavors by alliances with several product developers, joint venture partners, sales representatives, dealers, manufacturers and suppliers.

      World Am has developed innovative systems and processes to establish itself as a factor in the field of transparent security and automated passage control. Company personnel have installed systems for locations such as Lawrence Livermore Labs, Mellon Bank, Wells Fargo Bank and the United States Air Force and United States Department of Energy.

      "Transparent security" means any security measure that is unobtrusive and not noticed by those being monitored. For example, a metal detection system mounted in an ordinary appearing door molding that is used to detect persons carrying weapons into a building, thereby alerting appropriate security personnel, and optionally to record a photo or video of the event while allowing security personnel an opportunity to evaluate and take appropriate action before the person carrying the unauthorized weapon is alerted to the fact they have been found out.

      "Automated passage control" means any system or device used to monitor or control access, egress or passage from one area to another. Examples are airport security portals, building entries and exits, gates for vehicles or personnel, public building access points (schools, courthouses, stores etc.), laboratories, hospitals, government buildings and any other building for which the owners desire to control and/or track whomever is coming or going and detect if something is coming or going that should not be.

      Over the past twenty plus years, systems have evolved from simple metal detection devices to sophisticated "man trap" systems employing state-of-the-art electronics and detection devices. In recent years the demand for such devices has escalated as the instances of international and urban terrorism increase. Today, demand for automated passage control equipment transcends the past traditional users, such as high security governmental and military installations, to include banks, industrial complexes, laboratories, airports, schools and retail establishments. The state-of-the-art in weapons detection design and drastic reduction in the package size of such devices has also created a very large international market for this equipment, especially in third world countries with histories of political unrest.

      Likewise, Isotec's product line has evolved from enclosed, inter-locked weapons detection and access control portals to Transparent Security and surveillance devices using computer integrated video and beam technologies.

      World Am has assembled a team of technical, sales/marketing and business personnel possessing many years of design and manufacturing experience in the security, computer and video fields. Isotec's technical personnel have been engaged in the design and manufacture of APC security and surveillance devices for twenty years.

      World Am has established a dynamic, fast response, development and manufacturing organization providing quality, leading edge security products that integrate with standard and customized systems. We are able to market these products through its dealer (installer) network to commercial organizations, original equipment manufacturer customers, and governmental and defense agencies.

(b)   Services and Products

      The business activities of Isotec subsidiary currently fall into five categories:

o Design and manufacture of a standard line of APC systems for commercial retail and government use.

o     Customization/modification of APC systems per customer specifications.

o     Development of security devices for APC.

o Acquisition, development, sales, marketing and distribution of innovative component products.

o Acquisition and merger activity geared to obtaining complementary businesses that result in stronger product integration, competitive or other advantages and maximize return on capital. This activity may also include strategic alliances with synergistic partners.

      The specific product types manufactured by World Am are:

      Weapons Control Systems

      These systems are fabricated as one, two or more lane metal detector based structures with interlocking doors designed to prevent weapons from entering a facility. They incorporate a high strength tubular aluminum structure with heavy-duty narrow stile doors and closer hardware. Magnetic locks, sensors, display(s) and control electronics are incorporated to monitor all interlock functions while a variety of metal detectors can be used to scan for weapons. Ballistic panels up to Level III can be installed in these structures providing a deterrent as required by the customer. Site-specific application employing modular designs and various construction materials, i.e. laminated oak and ballistic fiberglass, to match architectural requirements are available. This product is used for any application requiring weapons monitoring.

      Passage Control Systems

      These systems are fabricated as multi-door bi-directional structures with interlocking doors designed to prevent unauthorized individuals from entering a facility. These systems incorporate a high strength tubular aluminum structure with heavy-duty narrow stile doors and closer hardware. Locks, sensors, displays and control electronics are incorporated to monitor all interlock functions while a variety of card readers, keypads and or biometric devices can be installed to identify the occupant before passage. This system also has the advantage of incorporating Isotec proprietary anti-tailgating technology allowing one person to pass at a time. This product can be used in any high security applications requiring personnel monitoring.

      Asset Protection Systems

      These systems are fabricated as single door passage monitors with two door bi-directional structures with interlocking systems designed to prevent unauthorized assets from entering or leaving a facility. These systems incorporate a high strength tubular aluminum structure with heavy-duty narrow stile doors and closer hardware. Locks, sensors, displays and control electronics are incorporated to monitor all interlock functions. This system is best suited for applications requiring control of company assets.

      Site Specific Designs For Any Application

      No standard application can solve everyone's security needs. Isotec provides solutions for most any passage control situation. Simply making a phone call can access our many years of high and medium security knowledge.

      Anti-Tailgating System

      Isotec's Anti-Tailgating System is an integrated system that controls entry access through a protected doorway by detecting multiple individuals attempting to enter through that door without individual authorization.

      The anti-tailgating system combines an overhead video-based monitoring device, a pair of infrared sensors mounted on the doorjamb, and an internal controller with software for which a provisional patent application has been made. The anti-tailgating system works with Card, PIN, or Biometric access control devices, and connects directly to the user's existing 24-volt door lock, lock sensor and door status sensor to monitor and control access through that door. Also provided is a status display to direct personnel through the passage process.

      The anti-tailgating system works by enveloping the single entrant in a "video wall" during each entry sequence. Any other individual either passing through that wall (i.e., tailgating) or attempting to depart while the first individual is entering, is detected and an alarm output is generated. Monitoring functions are also provided to detect someone entering while another individual is exiting the secured door from the inside.

(c)   Product Manufacturing

      Isotec performs the fabrication, assembly and test of the products in its own leased facilities. Isotec employs experienced mechanical and electronic personnel and equipment and is able to obtain contract-manufacturing agreements to perform manufacturing as required. Isotec manufacturing and design function occupies approximately 4,500 square feet of leased space and employs 9 employees.

(d)   New Product Development, Patents, and Licenses

      World Am strives for each product developed to contain innovative, modular concepts not previously available. On September 2, 2004, acknowledgements of provisional patent applications were issued for its anti-tailgating products. An additional provisional patent was filed in March 2006 for Isotec's anti-tailgating products. The provisional patent application permits Isotec to place a "patent pending" label on all production units while completing development of the product.

      During 2005 Isotec did not separately account for the man-hours expended on research and development of these and other products. When a new product is added to World Am's product line an estimated mark-up factor will be applied to attempt to recover some or all of the costs of development of the new product(s).

(e)   Custom Products

      Isotec's goal is to become the leader in the design and manufacture of quality built automated passage control and transparent security devices through the use of approved material and finish suppliers and the use of in house quality standards and procedures. Many dealers and their customers, as well as government agencies, have a specialized application in mind requiring non-standard components and/or architectural considerations. Such projects are relatively common and may often require little or no customer paid non-recurring engineering. The modular characteristics of their standard design afford Isotec a competitive and strategic advantage.

(f)   Sales, Marketing, Distribution and Installation

      Perhaps one of the primary strengths in Isotec's positioning is that all products developed are sold either commercially through a national dealer network or directly to the end user. Each dealer is a professional in the field of applications engineering in the security field. Sales to the government are generally handled directly by World Am. Because Isotec equipment is modular in design and is shipped disassembled for installation in the field, all systems, commercial and retail are extremely portable and can be readily disassembled for installation in other locations. We are in the process of expanding our sales and marketing network to accommodate new products under development and activities of potential acquisition candidates.

(g)   The Market

      Although management believes Isotec can secure a sizable portion of the market, capacity and conservatism have driven the sales estimates. Isotec intends to address the commercial, national and international market areas through a network of established dealers/installers. Government requirements will be handled directly by World Am and its sales personnel.

      World Am believes that sensor technologies represent one of the greatest areas of opportunity both within Homeland Security and other vertical applications. World Am is currently pursuing one or more such technologies, in hopes of obtaining new technology that will allow it to have broader market appeal in the security market place and possibly in other vertical markets.

      In addition to other homeland security needs, Isotec also sees that financial institutions, government applications, commercial and retail establishments all represent market segments Isotec needs to develop. Isotec has obtained GSA/NSN catalog listings for standard items and anticipates significant sales may result over the next twelve months. In addition, dealer projections for financial institution sales indicate that inquiries for weapons control systems at banks and credit unions are continuous and increasing.

      The introduction of the anti-tailgating system is projected to bring in new revenue in 2006.

(h)   Competition

      Compared to competitive products or the closest product available today management believes World Am's products are the only product line able to accommodate site-specific design and build capabilities. This ability to adapt systems to the needs of a specific location is a capability unique to Isotec.

      Dealers, end users and competitors may recognize that Isotec has an advantage in the area of design and application flexibility. The prices of Isotec products are comparable to those offered by their competitors. Because Isotec can incorporate improvements into successive production models very rapidly this could be an advantage over competitors. Competitors include:
Hamilton Safe, Novacomm and Georal. Each of these companies offer competing access control systems; however, none of these firms offer truly "built-to-specification" portals.

      Hamilton Safe, headquartered in Fairfield, Ohio, is the most competitive access control company to Isotec. Hamilton Safe offers a broader product line than Isotec comprised primarily of secure storage solutions, ATM equipment, vaults and safes. Although Hamilton Safe offers competitive access control systems, Isotec has competed successfully for several installations and has also been successful in becoming the prime supplier to Hamilton Pacific, a former Hamilton Safe dealer.

      Novacomm is a manufacturer of standard weapons control portals located in Puerto Rico, who has in the past distributed these products in the USA via Diebold Corporation. Isotec has not encountered their products in competitive bids during 2005.

      Although past experience seems to show that Isotec is an adept competitor in its field, there can be no assurance these competitive advantages will endure. The strategy for meeting the competition is based upon flexible design and engineering, excellent customer service and pricing comparable to the nearest competitors.

(i)   Effects of Compliance with Environmental Laws

      To date World Am has not encountered any problems in compliance with environment law at the federal, state or local levels, however, there can be no assurance that the costs associated with such law and regulation will not become prohibitive in the future.

(j)   Sources and Availability of Raw Materials

      Raw materials for World Am's products are widely available, with the exception of metal detectors (of which there are only a few suppliers). If the latter sources were lost, it would hurt production in that the weapons detection capability of the portal would be lost. Isotec is exploring additional sources of this component in China that could potentially provide supply in the event that domestic suppliers could not.

(k)   Dependence on Major Customers

      World Am is dependent upon the federal government and six dealers for all of its business. World Am is developing new dealers in order to become less dependent upon any single source. Even so there is no assurance they will obtain enough dealers to completely eliminate this risk.

(l)   Need for Governmental Approval

      Certain of Isotec's products, such as Weapons Control Systems installed in commercial facility, must meet a variety of local and national codes (such as ADA, NFPA). Isotec maintains close contact with the leading jurisdictions in these areas, and continues to update the systems to meet or exceed these requirements. The City of Baltimore recently approved Isotec's design noting that they meet even the yet-to-be published 2006 standards. This is a major differentiator in the market, particularly in regard to non-domestic competitors.

(m)   Effect of Governmental Regulation on Business

      Governmental regulation is not presently a factor. However, there is no way to predict what the government may do that might adversely affect World Am in the future.

(n)   Management and Organization

      The future of World Am will depend on management's ability to;

o expand the marketing and sales efforts with dealers, government and international;

o     continue to maintain the technical edge in its production and quality;

o     develop and market innovative products, at profitable price points;

o     to manufacture units at more cost-effective levels in rapid growth mode;

o obtain strategic alliances and complimentary businesses to maximize profit potential.

(o)   Employees.

      World Am currently has nine employees.

Business of Senz-It

      Senz-It intends to exercise the option it holds to enter into an exclusive, royalty-bearing license with the State University of New York at Buffalo, to market an innovative technology in the field of micro-sensor elements and sensor arrays. Senz-It intends to commercialize and market this technology in the homeland security, indoor air quality, food purity and processing and medical diagnostic industries. End-users have a stake in a quick, reliable, accurate and economical approach to sensing the presence and quantifying the amount of various toxic or dangerous substances.

(a)   Services and Products

      The business activities of the Senz-It subsidiary currently fall into four major segments and specific sub-sectors:

o     Homeland Security

      o     Cargo security

      o     Building security

      o     Transportation security

      o     Aviation security

      o     Ground transportation security

o     Indoor Air Quality (IAQ)

o     Food Processing and Distribution

o     Medical Diagnostics

      The specific products within each of these segments manufactured by World Am are:

      Homeland Security

      Within the homeland security market, Senz-It intends to focus on three major application areas: cargo security, building security and transportation security.

      (1) Cargo Security - The vulnerability of cargo containers has become a major focus of international and domestic policy with the increase in terrorist activities, but current customs inspection and tracking systems were designed to protect economic interests and not to provide a security barrier. It has become a priority to find technological advancements that can simultaneously increase security monitoring while decreasing the time, cost, and resources.

      (2) Building Security - A major risk category is the protection of power plants, petrochemical plants and government buildings. While X-ray and metal detectors are routinely used to detect conventional threats, detection methods for chemical and biological agents are lacking. The OMB budget request for 2004 was $12.2 billion for infrastructure protection efforts of 32 federal agencies. The Department of Homeland Security allocated $407 million in their FY 2005 appropriations to develop biological countermeasures, and $63 million for chemical and high explosives countermeasures.

      (3) Transportation Security - Aviation security and ground transportation security are significant areas of concern since the September 11th attacks.

      (4) In the aviation security sector, the Department of Homeland Security has allocated over $5 billion for the Transportation Security Administration (TSA) for FY 2006. Current aviation security utilizes metal detectors and x-rays to detect metallic objects, but explosive and chemical agents are often omitted from the passenger screening process or limited in capability.

      (5) In the ground transportation sector, a study by the GAO found that one-third of all terrorist attacks worldwide target transportation systems. Surface transportation alone was the target of more than 195 terrorist attacks from 1997 to 2000. About 14 million Americans use ground transit every workday by way of public systems that are susceptible to chemical and biological attacks, such as sarin gas or explosive devices.

      Indoor Air Quality (IAQ)

      Indoor air pollution is ranked as the highest risk to human health among all types of environmental problems, according to the Environmental Protection Agency. Improvements in indoor climate control, with advancements in window technology, have reduced air exchange within enclosed buildings. This leads to stale air (increasing concentrations of carbon dioxide), and rising humidity levels. Biological pollutants (including allergens, toxic mold etc.), as well as chemical pollutants (off-gas contaminants from cleaners, building materials, etc.) are familiar causes of respiratory illnesses.

      Food Processing and Distribution

      Safety of the food supply is of paramount concern, and regulatory entities such as the U.S. Food and Drug Administration ("FDA") have strict guidelines and regulations for the testing and approvals of raw materials and final food products. According to the Centers for Disease Control, food-borne pathogens cause 325,000 hospitalizations, 5,200 deaths and an unknown number of chronic conditions in the U.S.

      Medical Diagnostics

      Several market opportunities exist with medical applications. Respiratory and urinary tract infections (UTI) are two of the most common reoccurring infections in the general population. A quick diagnostic screening sensor that can indicate both the presence of bacterial infection and give a definitive identification of the pathogen will provide several benefits to patients, hospitals and laboratories, including the administration of the correct treatment from the onset, reduction in the number of laboratory tests and reduced exposure to unnecessary antibiotics.

(b)   Product Manufacturing

      Senz-IT intends to subcontract the component manufacturing to two firms, expert in their respective fields, and do the final assembly of the product in a company-managed facility. The two firms, both public companies, are based in New York. The first will manufacture the sensor elements themselves while the second will manufacture and assemble the electronics necessary to read and interpret the sensor elements. It is anticipated that memorandums of understanding will be entered into with these two companies in the second quarter of 2006, with definitive agreement signed in the last quarter of the year.

(c)   New Product Development, Patents, and Licenses

      The major activity for Senz-IT during the coming year is intended to be product development, working with the technology developed by Dr. Frank Bright at the University of Buffalo, and using the SUTI developed product development methodology. The first product offerings will be sensor units supplied to Isotec to be imbedded with in the portals, and a building air quality product to detect amongst other elements mold. The tasks that must be achieved are: the selection of analytes (substances or chemical constituents that are undergoing analysis) for Isotec portals, developing the sensor elements (sub contract manufacturing), develop the electronic components (sub contract manufacturing), alpha testing, develop industrial design and mechanical packaging (in conjunction with the Isotec engineering staff for the portal product), develop detection algorithms and software (sub contract development), component integration into final product and beta testing.

(d)   Sales, Marketing and Distribution

      The Senz-It product lines are intended to be a series of sensor products utilizing a novel new detection technology that is highly specific and sensitive to target analytes. The sensors will be small, economical to produce and use, and are extremely stable resulting in products that are portable, affordable and can be employed for long periods of time in remote and hard to access areas.

      The Senz-It marketing and sales program is intended to target innovators and early adaptors. World Am will begin with a Western Regional office in Southern California, expanding in subsequent years to a total of six regional offices. Direct end users, to include government agencies, will also be a focus.

(e)   The Market

      Senz-It intends to compete in the worldwide sensor industry, with products in the narrow category of sensing systems, best understood as electronic noses ("e-nose") or devices for machine olfaction. Senz-It answers challenges in the following categories:

o     multiple target substances;

o     multiple analytes for each target substance;

o sensing that is analogous to human or animal olfaction in discerning patterns of analytes;

o sensor systems and devices that are small and easily deployed, including in remote settings.

(f)   Competition

      The standard of use in Homeland Security for explosives detection is dogs. Certification standards for reliability rates are greater than 92%. Cost is an issue and according to the Federal Aviation Administration the cost of maintaining one properly trained officer/canine team at a major US airport is about $165,000/year.

      Surface Acoustic Wave Technology (SAW) uses polymers as the active sensing material. The polymers can have long-term stability issues that cause a drift in the response and therefore may require frequent recalibration.

      Conducting Polymer Sensors (CPS) measure the changes in the conductivity of a polymer as it is exposed to various types of chemicals.

      Monitoring for standard Indoor Air Quality (IAQ) markers is an established process, and there are multiple companies that provide sensing devices and/or lab support services for analyzing air quality.

      The business of food processing diagnostics and analytes is a growing market. There are many testing protocols currently in use. Most tests are conducted in the laboratory. Sensors are considered to be the next major technology breakthrough with advantages in size, portability, sensitivity, specificity, cost and response time.

      The use of odor sensors for medical applications is a recent development. There is much research ongoing to identify compounds related to disease states and metabolic disorders. To date there are only a few instances of the technology in use for clinical purposes.

(g)   Effects of Compliance with Environmental Laws

      At the current time this is an issue that will be dealt with in the ongoing product development process.

(h)   Sources and Availability of Raw Materials

      Raw materials for the intended Senz-It products are widely available. World Am has already contracted with two public companies for component parts, materials and packing.

(i)   Dependence on Major Customers

      Senz-It will have several options in known distribution channels in the four prime markets.

(j)   Need for Government Approval

      The medical diagnostic products will require a 510(k) FDA submission. Other markets will require validation through testing, sampling and comparisons with existing products.

(k)   Effect of Government Regulation on Business

      Government regulations for the 510(k) process are well known. World Am will utilize the services of an outside regulatory affairs consultant.

(l)   Management and Organization.

      The future of Senz-It will depend on management's ability to:

o expand the marketing and sales efforts with dealers, government and international;

o     continue to maintain the technical edge in its production and quality;

o     develop and market innovative products, at profitable price points;

o     manufacture units at more cost-effective levels in rapid growth mode; and

o obtain strategic alliances and complimentary businesses to maximize profit potential.

(m)   Employees

      Currently, Senz-It has no employees

                            Description of Properties

Our principal executive offices for 2005 were in Westminster, Colorado and consisted of 1,976 square feet with a total rental rate of $2,865 for the month of January 2005 and increasing to $2,933 for the months of February 2005 through December of 2005. The Colorado lease obligation ended in January of 2006. In October of 2005 we moved our headquarters to Newport Beach, California to 800 square feet at $500 per month, on a month-to-month basis. In addition, Isotec, Inc. manufacturing division leases a 4,500 square foot facility with total operating costs of $3,668 per month in Westminster, Colorado.

                                Legal Proceedings

Other than as set forth below, we are not a party to any material pending legal proceedings and, to the best of our knowledge, no such action by or against us has been threatened.

On October 25, 2004, a complaint was filed in the United States District Court, District of Colorado: Mitchell Vince v. Isotec, Inc. and World Am, Inc. The complaint alleges that Isotec terminated Mr. Vince without cause prior to the expiration of the term of an alleged employment agreement. The complaint seeks monetary damages of $240,000. World Am has retained counsel in the matter and responsive pleadings have been filed. The suit has not been settled.

Management believes World Am has meritorious claims and defenses to the plaintiffs' claims and ultimately will prevail on the merits. However, this matter remains in the early stages of litigation and there can be no assurance as to the outcome of the lawsuit. Litigation is subject to inherent uncertainties, and unfavorable rulings could occur. Were unfavorable rulings to occur, there exists the possibility of a material adverse impact of money damages on World Am's financial condition, results of operations, or liquidity of the period in which the ruling occurs, or future periods.

                                   MANAGEMENT

         The following information sets forth the names of our officers and directors, their present positions with us, and their biographical information.

--------------------------------------------------------------------------------
Name                        Age           Office
--------------------------------------------------------------------------------
Robert A Hovee              64            Chairman and Chief Executive Officer
--------------------------------------------------------------------------------
David J. Barnes             49            Director
--------------------------------------------------------------------------------
James R. Largent            56            Director
--------------------------------------------------------------------------------

Robert A. Hovee, Chief Executive Officer/Director

      Mr. Hovee is a veteran senior executive, private investor and entrepreneur. He founded RAH Consulting Group, Inc., a private company focused on new product development, strategic planning, organizational issues, operations and international marketing, in 1994. Mr. Hovee has been an active private investor, board member and advisor to early-stage technology companies for the past 12 years. Earlier, Mr. Hovee was chairman & CEO of Life Support Products, Inc., a private medical technology venture he led from 1983 to 1993. Currently Mr. Hovee serves on the boards of directors of Select University Technology, Inc., a licensor of technologies developed by universities (from July 1997), Curlin Medical, Inc., an infusion pump manufacturer (from June
2000), and Metagenics, Inc., a nutraceutical research and manufacturing company (from July 1997). .

      Mr. Hovee received two B.A. degrees in marketing and international business from the University of Washington, a Masters degree in international management from the Garvin Graduate School of International Management (Thunderbird), where he was the recipient of the Barton Kyle Yount Scholarship.

David J. Barnes, Director.

      Mr. Barnes served as a financial advisor, from 1983 to 1999, with the firms of UBS Paine Webber, Prudential Securities and Spelman & Company. At Prudential and Spelman, he worked extensively in the areas of corporate finance and corporate and municipal cash management.

      Mr. Barnes served as a board member and chief financial officer of Cage Concepts, a bone cage manufacturer (June 1999 to October 2002), a board member and chair of the audit committee of Advanced Spine Fixation Systems, Inc., a spinal implant manufacturer (October 1990 to February 2003), and a board member of Osteo Implants, an orthopedic product manufacturer (January 2003 to September
2004). Mr. Barnes served as vice president finance and investor relations with Commerce Energy Corporation from August 2004 to December 2004.

      From January 2000 to the present, Mr. Barnes has served as president of Nexus Advisory Corporation. He also serves as chairman of the board and chairman of the audit committee of DataLabs of Irvine, California, an electronic processor of clinical studies (from May 2004). Mr. Barnes received a B.S. degree in criminal justice from San Diego State University in 1978, and also completed a municipal securities management program at Emory University in 1984.

James R. Largent, Director.

      Mr. Largent has more than 30 years' experience in the medical device and pharmaceutical industries. Since 2002, he has served as a medical device and pharmaceutical consultant with assignments in the strategic planning, business development and Medicare reimbursement areas. From 1991 to 2002, Mr. Largent served in positions of increasing responsibility with Irvine, California based Allergan, Inc., which engages in the development and commercialization of pharmaceutical products for the ophthalmic, neurological, dermatological, and other markets. From 1996 to 2002, he served as vice president, strategic planning, for this firm., being responsible for corporate strategic planning and business development. Mr. Largent received a B.A. degree in chemistry in 1992 and a Masters degree in business in 1977 at the University of California, Irvine.

Committees of the Board of Directors.

      We presently do not have a nominating committee, compensation committee, executive committee of our board of directors, stock plan committee or any other committees, except for an audit committee, which is composed of Messrs. Barnes and Largent (who are both independent directors of World Am); Mr Barnes has been designated as an audit committee financial expert.

Code of Ethics.

      World Am has adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

                             EXECUTIVE COMPENSATION

Summary Compensation Table.

      The following table sets forth certain information relating to the compensation paid by World Am during the last three fiscal years to World Am's president/chief executive officer. No other executive officer of World Am received total salary and bonus in excess of $100,000 during the fiscal year ended December 31, 2005 and the two prior fiscal years.

-----------------------------------------------------------------------------------------------------------------------------
                                     Annual compensation                         Long-term compensation
-----------------------------------------------------------------------------------------------------------------------------
                                                                             Awards                 Payouts
-----------------------------------------------------------------------------------------------------------------------------
                                                                                  Securities
                                                                    Restricted    underlying
 Name and                                           Other annual       stock        options/          LTIP       All other
principal                      Salary       Bonus   compensation      award(s)        SARs           payouts    compensation
 position         Year          ($)          ($)          ($)           ($)           (#)              ($)          ($)

   (a)            (b)           (c)          (d)          (e)           (f)           (g)              (h)          (i)
-----------------------------------------------------------------------------------------------------------------------------
Robert A.         2005        $15,000 (1)     -            -             -        18,750,000 (2)        -            -
Hovee, CEO
-----------------------------------------------------------------------------------------------------------------------------
James H.          2005        $77,025         -            -             -        45,000,000 (4)        -            -
Alexander,        2004        $85,250         -           525         $131,793       308,500 (5)        -            -
president (3)     2003        $59,600         -            -             -           200,000 (6)        -            -
-----------------------------------------------------------------------------------------------------------------------------

All stock amounts shown are post-reverse split, which occurred on January 21, 2005.

(1) Of this amount, $15,000 has been paid and the other $15,000 has been accrued but not paid.

(2) This option is exercisable on grant (October 2005), and for a period of 10 years thereafter, at 80% of the closing price on the date of exercise. 500,000 shares covered by this option were exercised and the underlying shares sold on November 8, 2005. This option was amended on November 17, 2005 so that 16,250,000 of the shares under the option were returned to World Am on that date.

(3) Mr. Alexander resigned as president of World Am on November 7, 2005 and resigned as a director on November 11, 2005.

(4) This option was granted to Mr. Alexander in October 2005 to cover compensation under an existing employment agreement with World Am that World Am chose to honor as part of the change in control of World Am. This option is exercisable on grant, and for a period of 10 years thereafter, at 80% of the closing price on the date of exercise.

(5) Of the 308,500 (30,850,000 pre-split) shares underlying the options granted in 2004, 136,000 (13,600,000 pre-split) were in the name of Karen Alexander, an employee of World Am and wife of Mr. Alexander.

(6) Of the 200,000 (20,000,000 pre-split) shares underlying the options granted in 2003, 100,000 (10,000,000 pre-split) were in the name of Ms. Alexander.

Individual Option/SAR Grants in Fiscal Year Ended December 31, 2005.

----------------------------------------------------------------------------------------------------------------
          Name          Number of securities    Percent of total      Exercise or base      Expiration date
                             underlying       options/SARs granted      price ($/Sh)
                        options/SARs granted    to employees in
                                (#)             fiscal year (1)

          (a)                   (b)                   (c)                   (d)                     (e)
----------------------------------------------------------------------------------------------------------------
                                                                     80% of the closing
  James H. Alexander,                                               price on the date of
   former President          45,000,000              36.00%             exercise (4)        October 10, 2015
----------------------------------------------------------------------------------------------------------------
                                                                     80% of the closing
Robert A. Hovee, Chief                                              price on the date of
   Executive Officer       18,750,000 (2)            15.00%             exercise (4)        October 10, 2015
----------------------------------------------------------------------------------------------------------------
                                                                     80% of the closing
David J. Barnes, Chief                                              price on the date of
   Financial Officer       9,375,000 (3)             7.50%              exercise (4)        October 10, 2015
----------------------------------------------------------------------------------------------------------------
                                                                     80% of the closing
   James R. Largent,                                                price on the date of
       Secretary           9,375,000 (3)             7.50%              exercise (4)        October 10, 2015
----------------------------------------------------------------------------------------------------------------

(1) Based on a total granted during the year of 125,000,000 under World Am's Amended and Restated Employee Stock Incentive Plan (Amendment No. 3).

(2) This option was originally granted on October 10, 2005 in the amount of 18,750,000. 500,000 shares under this option were exercised on October 17, 2005, prior to Mr. Hovee becoming a director of World Am. This option was amended on November 17, 2005 so that 16,250,000 of the shares under the option were returned to World Am on that date. The remaining 2,000,000 shares under this option were returned to World Am on February 14, 2006.

(3) These options were originally granted on October 10, 2005 in the amount of 9,375,000 each. 1,125,000 shares under each of these options were exercised on October 17, 2005, prior to these individuals becoming directors of World Am. These options were amended on December 8, 2005 so that 6,250,000 of the shares under each of these options were returned to World Am on that date. The remaining 2,000,000 shares under each of these options was returned to World Am and cancelled on February 14, 2006.

(4) The exercise price of these options was amended on February 7, 2005 to $0.015 per share with the adoption of Company's Amended and Restated Employee Stock Incentive Plan (Amendment No. 4).

Aggregated Option/SAR Exercises In Fiscal Year December 31, 2005 and Fiscal Year-End Option/SAR Values.

-------------------------------------------------------------------------------------------------------------
                                                                Number of securities    Value of unexercised
                                                               underlying unexercised      in-the-money
                                                                   options/SARs          options/SARs at
                                                                   at FY-end (#)           FY-end ($)
                    Shares acquired on      Value realized         Exercisable/           Exercisable/
       Name            exercise (#)            ($) (1)             Unexercisable         Unexercisable (2)

        (a)               (b)                    (c)                    (d)                    (e)
-------------------------------------------------------------------------------------------------------------
     James H.
    Alexander,
   ex-president         500,000                 $430.89       44,500,000 exercisable        $445,000
-------------------------------------------------------------------------------------------------------------
 Robert A. Hovee,
       CEO              500,000               $1,615.85       2,000,000 (4) exercisable      $20,000
-------------------------------------------------------------------------------------------------------------
 David J. Barnes,
     director         1,125,000 (3)           $3,951.46       2,000,000 (4) exercisable      $20,000
-------------------------------------------------------------------------------------------------------------
James R. Largent,
     director         1,125,000 (3)           $3,351.56       2,000,000 (4) exercisable      $20,000
-------------------------------------------------------------------------------------------------------------

(1) This figure is calculated by determining the difference between the fair market value of the securities underlying the options on the date of exercise and the exercise price of the options on the date of exercise (80% of the closing price on the date of exercise). These options were exercised in a cashless exercise and the underlying securities immediately sold.

(2) Based on the closing price on the last trading day of the year (December 30, 2005) of $0.01 per share.

(3) These option exercises occurred on November 8, 2005, prior to both these individuals becoming directors of World Am.

(4) All these remaining options were returned to World Am on February 13, 2006 and cancelled.

Employment Agreement.

      On February 20, 2002, World Am entered into an employment agreement with Mr. Alexander for the term of three years. On January 20, 2004, World Am further amended this employment agreement. Under Section 2.0 of this agreement, upon a change in control, this agreement is to remain in effect for a period of twelve months beyond the month in which such change of control occurred. Since the change in control of World Am as a result of the Senz-It acquisition occurred in August 2005, then this employment agreement is terminate at the end of August 2006.

      There is no employment agreement in place covering Mr. Hovee.

Other Compensation.

      (a) Directors of World Am who are also employees do not receive cash compensation for their services as directors or members of the committees of the board of directors. All directors may be reimbursed for their reasonable expenses incurred in connection with attending meetings of the board of directors or management committees.

      (b) There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of World Am in the event of retirement at normal retirement date as there was no existing plan as of December 31, 2005 provided for or contributed to by World Am.

      (c) World Am has adopted various compensation plans for its directors, employees and consultants. We may pay compensation to officers and directors in the future under one or more of these plans.

Securities Authorized for Issuance under Equity Compensation Plans.

World Am has adopted four equity compensation plans (none of which has been approved by our stockholders) that still have shares remaining to be issued as of December 31, 2005:

Non-Employee Directors and Consultants Retainer Stock Plan.

      On January 5, 2001, World Am adopted the Non-Employee Directors and Consultants Retainer Stock Plan (World Am adopted Amendment No. 6 to this plan on December 22, 2005). The purposes of the plan are to enable World Am to promote the interests of World Am by attracting and retaining consultants and independent contractors for World Am capable of furthering the business of World Am and by aligning their economic interests more closely with those of World Am's stockholders, by paying their retainer or fees in the form of shares of common stock or stock options. As of December 31, 2005, all 291,000,000 shares of common stock authorized under this plan have been registered as a result of Form S-8's filed with the SEC (the most recent being in December 2005). A total of 103,565,494 shares were issued out of this plan in the year ended December 31, 2005. As of December 31, 2005, there were 22,984,363 shares of common stock remaining to be issued under this plan.

Employee Stock Incentive Plan.

On January 22, 2001, World Am adopted an Employee Stock Incentive Plan (World Am adopted Amendment No. 4 to this plan on February 7, 2006). This plan is intended to allow directors, officers, employees, and certain non-employees of World Am to receive options to purchase company common stock. The purpose of this plan is to provide these persons with equity-based compensation incentives to make significant and extraordinary contributions to the long-term performance and growth of World Am, and to attract and retain employees. All 235,000,000 shares of common stock authorized under this plan have been registered as a result of Form S-8's filed with the SEC (the most recent being in October 2005). The options are exercisable at 80% of the closing price on the date of exercise (subsequently amended in February 2006 to an exercise price of $0.015 per share). There were options granted covering 125,000,000 shares under the plan during the year ended December 31, 2005. Options representing 13,620,000 shares of common stock were exercised during the year ended December 31, 2005. As of December 31, 2005, there were 114,076,500 shares of common stock remaining to be issued under this plan.

-----------------------------------------------------------------------------------------------------------------
Equity Compensation Plan Information
December 31, 2005
-----------------------------------------------------------------------------------------------------------------
                                                                                 Number of securities remaining
                          Number of securities to      Weighted-average          available for future issuance
                          be issued upon exercise      exercise price of         under equity compensation plans
                          of outstanding options,      outstanding options,      (excluding securities reflected
                          warrants and rights          warrants and rights       in column (a))

Plan category             (a)                          (b)                       (c)
-----------------------------------------------------------------------------------------------------------------
Equity compensation
plans approved by
security holders          0                            0                         0
-----------------------------------------------------------------------------------------------------------------
Equity compensation                                                              Directors and Consultants Stock
plans not approved by                                                            Plan: 22,984,363; Employee Stock
security holders          0                            0                         Plan: 114,876,500
-----------------------------------------------------------------------------------------------------------------
                                                                                 Directors and Consultants Stock
                                                                                 Plan: 22,984,363; Employee Stock
Total                     0                            0                         Plan: 114,876,500
-----------------------------------------------------------------------------------------------------------------

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as set forth below, during the last two fiscal years there have not been any relationships, transactions, or proposed transactions to which World Am was or is to be a party, in which any of the directors, officers, or 5% or greater stockholders (or any immediate family thereof) had or is to have a direct or indirect material interest.

(a) On February 20, 2002, World Am entered into an employment agreement, as amended, with Mr. Alexander for the term of three years. Under the terms of this agreement, we agreed to pay the following compensation:

      A fixed salary in the amount of $180,000 per year, paid consistent with the standard payroll practices of World Am in place, as may be adjusted from time-to-time by the board of directors in its discretion. The fixed salary is payable in cash or in our common stock which has been registered on Form S-8. This salary is to be reviewed from time to time during the term of this agreement by the board of directors or any compensation and benefits committee of the board. In addition, Mr. Alexander is to be issued: (a) 14,400,000 shares of World Am's common stock pursuant to the terms of an employee stock purchase plan to be adopted by World Am and registered under a Form S-8. These shares shall vest in equal installments of 1,200,000 shares quarterly over the three-year term; and (b) 15,000,000 restricted shares of common stock. Also, Mr. Alexander, his dependents and beneficiaries are entitled to participate in any pension, profit sharing, medical reimbursement, insurance or other employee payment or benefit plan of World Am as may be in effect from time to time, subject to the participation standards and other terms thereof, to the same extent as other officers under the benefit practices of World Am. Finally, Mr. Alexander is entitled to receive 15% of World Am's net profits. Mr. Alexander received the 150,000 (15,000,000 pre-split) shares specified in the agreement in 2002.

On January 20, 2004, World Am further amended this employment agreement to provide that the term of the agreement is to terminate on February 20, 2007. In addition, the following compensation has been amended: (1) salary was reduced to $120,000 per year; (2) Mr. Alexander is to be paid a bonus from time-to-time based on performance of the executive; and (3) Mr. Alexander is to be paid a total of 24,000,000 shares of the common stock of World Am pursuant to the terms of an employee stock purchase plan to be adopted by World Am and registered under Form S-8 (these shares shall vest in equal installments, 1,200,000 shares quarterly over the five year term.

(b) In February 2004, Mr. Alexander received a total of 292,873 (29,287,333 pre-split) restricted shares of common stock in payment for accrued salaries owed by World Am. These shares were valued at $131,793.

      (c) In August 2004, Thomas Ferneau, World Am's former Chief Financial Officer, was issued 1,000 (100,000 pre-split) shares of restricted common stock as payment for expenses. These shares were valued at $270.

      (d) In August 2004, Al Youngs, a former director of World Am, was issued 31,000 (3,100,000 pre-split) shares of restricted common stock as payment for services rendered to World Am. These shares were valued at $8,370.

      (e) In August 2004, Willis Kollars, a current director of World Am, was issued 14,300 (1,430,000 pre-split) shares of restricted common stock as payment for services rendered to World Am. These shares were valued at $3,861.

      (f) In September, October, and December 2004, World Am granted to Mr. Alexander options to purchase a total of 172,500 (17,250,000 pre-split) shares of our common stock under World Am's Amended and Restated Employee Stock Incentive Plan (Amendment No. 2). These options were immediately exercised at 65% of the closing price on the date of exercise.

      (g) In September and October 2004, World Am granted to Ms. Alexander options to purchase a total of 136,000 (13,600,000 pre-split) shares of our common stock under World Am's Amended and Restated Employee Stock Incentive Plan (Amendment No. 2). These options were immediately exercised at 65% of the closing price on the date of exercise.

      (h) In August, September, and October 2004, World Am granted to Mr. Ferneau (the former chief financial officer) options to purchase a total of 52,100 (5,210,000 pre-split) shares of our common stock under World Am's Amended and Restated Employee Stock Incentive Plan (Amendment No. 2). These options were immediately exercised at 65% of the closing price on the date of exercise.

      (i) On June 10, 2005, World Am entered into a share exchange agreement with Senz-It, Inc., a California corporation, and its stockholder, SUTI Holdings LP. Under the terms of this agreement, World Am issued the following in exchange for all 1,000,000 shares of Senz-It common stock outstanding:

(1) A warrant to purchase 12,000,000 shares of our common stock, exercisable at $0.0001 per share for a period of five years after issuance; and

(2) 55 shares of World Am Series B preferred stock (each share of which is convertible, at the option of the holder, at any time after the issuance of such share into that number of fully paid and nonassessable shares of common stock equal to 1% of the outstanding shares of our common stock then outstanding, after giving consideration to the shares issued as a result of the conversion, any options, warrants, or other convertible securities then outstanding, and any other securities issued simultaneously on the date of conversion). Each share of Class B preferred stock will be entitled to the number of votes to which the holders thereof would be entitled if they converted their shares of Class B preferred stock at the time of voting.

According to the terms of the share exchange agreement, the warrants and the preferred stock are to be issued upon the closing of this transaction.

      On August 31, 2005, the parties entered into a first amendment to share exchange agreement and closed this transaction. Under the terms of this amendment, the parties made the following changes, among others, to the Share Exchange Agreement:

(1) the warrant was increased to a total of 18,000,000 shares of common stock;

(2) the conversion terms of the Series B preferred stock was modified so that each share is convertible into the greater of (i) 1% of the outstanding shares of common stock of World Am then outstanding, after giving consideration to the shares issued as a result of the conversion, any options, warrants, or other convertible securities then outstanding, and any other securities issued simultaneously on the date of conversion, and (ii) 7,272,728 shares of common stock;

(3) reference to stockholder approval on the part of World Am was deleted since under Nevada law such approval is not required; and

(4) World Am agrees that no company securities will be issued without the written permission of SUTI, except shares issued for services as agreed by World Am and SUTI unless and until director and officer insurance is obtained.

      With the issuance of the Series B convertible preferred stock, SUTI Holdings, LP then controlled a majority of the voting power of World Am.

      Senz-It will exercise the option it holds to enter into an exclusive, royalty-bearing license with the State University of New York at Buffalo. This license will cover patents developed by that university that will enable Senz-It to develop technology with an entirely new approach to sensing, process monitoring, homeland security and environmental scanning applications. When executed, this license agreement will be disclosed in an amended Form 8-K.

      As of June 20, 2005, Select University Technologies, Inc., the general partner of SUTI Holdings, LP, was hired to manage all operations of Senz-It, Inc. under the terms of a Venture Acceleration Agreement.

      (j) On June 13, 2005, World Am borrowed $5,000 under a promissory note from Torrey Peaks Ventures, a company controlled by World Am's then president, James Alexander (see Exhibit 10.5). This note was amended on July 14, 2005 (see
Exhibit 10.6) so that: (a) the term was extended to one year from the commencement date, and (b) the note was assigned to Innovision, Ltd., a firm controlled by Karen Alexander, Mr. Alexander's wife. This note is still outstanding.

      (k) On October 10, 2005, World Am granted options to purchase shares of World Am common stock to the following current and former directors (total of 82,500,000 shares): (i) James Alexander: 45,000,000 shares to cover accrued but not paid salary owed to him by World Am; (ii) Robert Hovee: 18,750,000 shares (subsequently reduced on November 17, 2005 to 2,000,000 shares) to cover services to be performed for World Am; (iii) David J. Barnes: 9,375,000 shares (subsequently reduced on December 8, 2005 to 2,000,000 shares) to cover services to be performed for World Am; and (iv) James R. Largent: 9,375,000 shares (subsequently reduced on December 8, 2005 to 2,000,000 shares) to cover services to be performed for World Am. These options are exercisable into free trading shares of common stock under World Am's Employee Stock Incentive Plan. On February 13, 2006, all remaining options held by Mr. Hovee, Mr. Barnes, and Mr. Largent were returned to World Am and cancelled.

      (l) During the year ended December 31, 2005, Karen Alexander, the wife of World Am's former president, was paid total salary of $71,750 in her duties as an employee of World Am. Ms. Alexander contends that there is a valid contract in place covering her services for World Am for a period of two years from March 1, 2005. However, this alleged contract was not presented to World Am until after the closing of the acquisition of Senz-It, Inc. on August 31, 2005. In addition, World Am's then president, James Alexander, informed management of Select University Technologies, Inc., the general partner of the former shareholder of Senz-It, SUTI Holdings, LP, that this alleged contract was void. On that basis, World Am considered there was no contract covering the services of Ms. Alexander, but continued to pay her as an employee at her former salary with World Am, $75,000 per annum.

      (m) On May 18, 2006, World Am's subsidiary, Isotec, Inc., issued a demand promissory note in favor of World Am's controlling shareholder, SUTI Holdings, LP. Under this note, World Am, through Isotec, may borrow up to $100,000. These funds are being used to assist in the ongoing operations of World Am. Under the terms of the promissory note in connection with this loan, the principal and all accrued interest is to be no later than 30 days following the commencement date. The principal amount from time to time outstanding is to bear simple interest from the commencement date through the maturity date at a rate equal to 8% of the loan amount. After an Event of Default (as defined in the promissory note), all past due principal and, to the extent permitted by applicable law, interest upon this note is to bear interest at the rate per annum equal to 12%. World Am has borrowed a total of $19,030 under this note.

      For each of the transactions noted above, the transaction was negotiated, on the part of World Am, on the basis of what is in the best interests of World Am and our stockholders. In addition, in each case the interested affiliate did vote in favor of the transaction; however, the full board of directors did make the determination that the terms in each case were as favorable as could have been obtained from non-affiliated parties.

      Certain of our officers and directors are engaged in other businesses, either individually or through partnerships and corporations in which they have an interest, hold an office, or serve on a board of directors. As a result, certain conflicts of interest may arise between World Am and such officers and directors. World Am will attempt to resolve such conflicts of interest in its favor.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of shares of World Am's common stock as of July 12, 2006 by (i) all stockholders known to us to be beneficial owners of more than 5% of the outstanding common stock; and (ii) all officers and directors of World Am, individually and as a group:

---------------------------------------------------------------------------------------------------------------------

Title of Class                Name and Address of              Amount and Nature of      Percent of Class (2)
                                Beneficial Owner               Beneficial Owner (1)
---------------------------------------------------------------------------------------------------------------------
                               SUTI Holdings, LP
       Common           4040 MacArthur Boulevard, Suite           400,000,040 (3)                    70.05%
        Stock           240, Newport Beach, California
                                     92660
---------------------------------------------------------------------------------------------------------------------
                              James H. Alexander
       Common               5495 West 115th Place,                 42,788,462 (4)                    20.01%
        Stock             Westminster, Colorado 80020
---------------------------------------------------------------------------------------------------------------------
                        La Jolla Cove Investors, Inc.,
       Common          7817 Herschel Avenue, Suite 200,            19,565,670 (5)                     9.99%
        Stock             La Jolla, California 92037
---------------------------------------------------------------------------------------------------------------------
                        Select University Technologies,
       Common                        Inc.,                         17,880,000                        10.45%
        Stock           4040 MacArthur Boulevard, Suite
                        240, Newport Beach, California
                                     92660
---------------------------------------------------------------------------------------------------------------------
                                Robert A. Hovee
       Common           4040 MacArthur Boulevard, Suite                     0                         0.00%
        Stock           240, Newport Beach, California
                                     92660
---------------------------------------------------------------------------------------------------------------------
                                David R. Barnes
       Common           4040 MacArthur Boulevard, Suite                     0                         0.00%
        Stock           240, Newport Beach, California
                                     92660
---------------------------------------------------------------------------------------------------------------------
                               James R. Largent
    Common Stock        4040 MacArthur Boulevard, Suite                     0                         0.00%
                        240, Newport Beach, California
                                     92660
---------------------------------------------------------------------------------------------------------------------
                          Shares of all directors and
    Common Stock       executive officers as a group (3                     0                         0.00%
                                   persons)
---------------------------------------------------------------------------------------------------------------------

(1) Except as noted, none of these security holders has the right to acquire any amount of the shares within sixty days from options, warrants, rights, conversion privilege, or similar obligations. Each person has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them. The difference between the issued shares and the issued and outstanding shares is the number of shares held by World Am's transfer agent in escrow for future issuances under World Am's Stock Incentive Plan. The number of outstanding shares has been adjusted for a one for one hundred reverse split effective on January 21, 2005, and a three for two stock dividend effective on August 15, 2005.

(2) Applicable percentage ownership of common stock is based on 176,631, 554 shares issued and outstanding as of July 12, 2006. Beneficial ownership is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or convertible or exchangeable into such shares of common stock held by that person that are currently exercisable, or exercisable within 60 days, are included.

(3) Each share of the 55 shares of Class B preferred stock owned by SUTI Holdings LP is convertible by its terms into 1% of the outstanding common shares of World Am, including the common stock equivalents of all unexercised warrants, options and convertible securities, or a minimum of 7,272,728 shares of common stock. Since there are 176,091,035 shares issued and outstanding stock on June 27, 2006, the 55 preferred shares would convert into the minimum of 7,272,728 times 55, which equals 400,000,040 shares of common stock.

(4) This amount consists of an option granted to Mr. Alexander in October 2005 to cover compensation under an existing employment agreement with World Am that it chose to honor as past of the change in control of World Am. This option is exercisable on grant, and for a period of 10 years thereafter, at $0.015 per share.

(5) This amount is based on the current convertibility of both the debenture and the warrants issued to La Jolla Cove Investors, Inc. by World Am in connection with the Securities Purchase Agreement between the parties and the limit on beneficial ownership as set forth in that agreement of 9.99% of the outstanding shares of common stock. The amount was calculated based upon 9.99% of the amount of outstanding shares that would result from the conversion by La Jolla Cove Investors, Inc. plus the current outstanding shares of World Am.

                   DESCRIPTION OF SECURITIES TO BE REGISTERED

General Description.

The securities being offered are shares of common stock. Our authorized capital includes 1,500,000,000 shares of common stock, $0.001 par value per share. The holders of common stock:

      o have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the board of directors of World Am

      o are entitled to share ratably in all of the assets of World Am available for distribution upon winding up of the affairs of World Am

      o are entitled to one cumulative vote per share on all matters on which stockholders may vote at all meetings of stockholders.

The shares of common stock do not have any of the following rights:

      o     special voting rights

      o     preference as to dividends or interest

      o     preemptive rights to purchase in new issues of Shares

      o     preference upon liquidation, or

      o     any other special rights or preferences.

      In addition, the Shares are not convertible into any other security. There are no restrictions on dividends under any loan other financing arrangements or otherwise. We do not have any preferred stock authorized under its current articles of incorporation.

Transfer Agent.

      World Am has engaged the services of Island Stock Transfer, 100 Second Avenue South, Suite 300N, St. Petersburg, Florida 33701, to act as transfer agent and registrar.

CONVERTIBLE SECURITIES

      On January 23, 2006, we completed a private placement pursuant to which we entered into a Securities Purchase Agreement with Golden Gate Investors, Inc. ("Golden Gate") dated as of January 23, 2006, as amended by that certain Addendum to Convertible Debenture, Warrant to Purchase Common Stock and Securities Purchase Agreement dated as of February 7, 2006, for the sale of (i) a $100,000 principal amount convertible debenture; (ii) a warrant to purchase 10,000,000 shares of our common stock at an exercise price of $1.09; and (iii) warrant to purchase 227,272,727 shares of our common stock. Golden Gate provided us with an aggregate of $150,000 in gross proceeds upon the execution of final definitive agreement $50,000 of which was retained for services provided to us by various professionals. On June 14, 2006, the parties determined to cancel and terminate the Securities Purchase Agreement and all related documents. On June 19, 2006, we entered into a new Securities Purchase Agreement with La Jolla Cove Investors, Inc., a company that is under common control with Golden Gate Investors. All funds advanced to us by Golden Gate Investors were credited to La Jolla Cove Investors, Inc.

      Pursuant to the Securities Purchase Agreement with La Jolla Cove Investors, Inc. ("La Jolla Cove"), we issued to La Jolla Cove a 6 3/4% Convertible Debenture in the principal amount of $500,000. Of the principal amount of the Debenture,$131,200 was previously disbursed to us, as discussed above, $125,000 will be disbursed to us upon verification that the Registration Statement of which this prospectus forms a part is filed with the SEC and the balance will be disbursed to us upon notification and verification that the Registration Statement has been declared effective by the SEC.

      The Debenture bears interest at 6 3/4%, matures three years from the date of issuance and is convertible into our common stock, at La Jolla Cove's option. The Debenture is convertible into the number of our shares of common stock equal to the dollar amount of the Debenture being converted multiplied by 11, minus the product of the Conversion Price multiplied by ten times the dollar amount of the Debenture being converted, and the entire foregoing result shall be divided the Conversion Price, provided however, if the Volume Weighted Average Price is below $0.0005 during any ten consecutive trading days, La Jolla Cove may elect to convert the Debenture only without exercising the related warrants, and in such case, the number of shares La Jolla Cove shall receive upon conversion shall be the amount of Debenture being converted divided by the conversion price. The conversion price for the convertible debenture is the lesser of (i) $0.20, (ii) 80% of the average of the three lowest volume weighted average prices during the twenty (20) trading days prior to the conversion or (iii) eighty percent of the volume weighted average price on the trading day prior to the conversion.

      If La Jolla Cove Investors, Inc. elects to convert a portion of the debenture and, on the day that the election is made, the volume weighted average price is below $0.01 per share, we will have the right to prepay that portion of the debenture that the holder elected to convert, plus any accrued and unpaid interest, at 125% of such amount. In the event that we elect to prepay that portion of the debenture, La Jolla Cove Investors, Inc. will have the right to withdraw its conversion notice. If, at anytime during the month, the volume weighted average price is below $0.01 per share, La Jolla Cove Investors, Inc. will not be obligated to convert any portion of the debenture during that month.

      In conjunction with the debenture, we issued to La Jolla Cove Investors, Inc. a warrant, dated June 19, 2006, to purchase 5,000,000 shares of our common stock, exercisable at $1.00 per share. We also issued to La Jolla Cove Investors, Inc. a warrant, dated June 19, 2006, to purchase up to that number of shares of common stock equal to $2,750,000 divided by 120% of the average of the closing prices of the common stock for the 20 trading days prior to June 19, 2006, at a price per share equal to the 120% of the average of the current market price of the common stock for the 20 trading days prior to June 19, 2006.

      Beginning in the first full month that the registration statement covering the shares of common stock underlying the debenture and warrant is declared effective by the Securities and Exchange Commission, La Jolla is obligated to convert at least 10% of the face value of the debenture per calendar month into shares of our common stock, so long as the shares are available, registered and freely tradable. If La Jolla Cove converts more than 10% of the face value of the debenture in any calendar month, the excess over 10% shall be credited against the next month's minimum conversion amount. In the event La Jolla Cove does not convert at least 10% of the debenture in any particular calendar month, our remedy will be that La Jolla Cove will not be entitled to collect interest on the debenture for that month if we give La Jolla Cove written notice, at least 5 business days prior to the end of the month, of its failure to convert the minimum required amount for that month. In the event La Jolla Cove does not convert at least 10% of the debenture for two consecutive calendar months, in addition to the penalty set forth in the previous sentence, we may repay, at par, an amount of the debenture equal to two times the differential between 10% of the face value of the debenture and the amount actually converted by La Jolla Cove.

      In addition, beginning in the first full month that the registration statement covering the shares of common stock underlying the debenture and warrant is declared effective by the Securities and Exchange Commission, La Jolla Cove has agreed at least 10% of the $1.00 warrants per calendar month into shares of our common stock, so long as the shares are available, registered and freely tradable. If La Jolla Cove exercises more than 10% of this warrant in any calendar month, the excess over 10% shall be credited against the next month's minimum exercise amount. In the event La Jolla Cove does not exercise at least 10% of this warrant in any particular calendar month, it will not be entitled to collect interest on the debenture for that month if we give La Jolla Cove written notice, at least 5 business days prior to the end of the month, of its failure to exercise the minimum required amount for that month.

      In addition, on June 19, 2006, we entered into a Registration Rights Agreement with Golden Gate pursuant to which we are obligated to file a registration statement on Form SB-2 to effect the registration of our common stock issuable upon conversion of the debenture and exercise of the warrant as soon as practicable following the closing date.

      Under a letter agreement, dated June 22, 2006, the parties agreed to enter into an additional debenture and warrant to purchase common stock on the same terms and conditions as the debenture and the 5,000,000 share warrant discussed above. The parties must enter into the additional debenture and warrant no later than thirty days after the principal amount of the debenture is less than $100,000. In the event that La Jolla Cove Investors, Inc. fails to enter into the additional debenture and warrant in accordance with the terms of this paragraph, La Jolla Cove Investors, Inc. will pay World Am liquidated damages of $100,000. If World Am does not want La Jolla Cove Investors, Inc. to enter into the additional debenture and warrant, World Am will pay La Jolla Cove Investors, Inc. liquidated damages of $100,000.

      La Jolla Investors has contractually agreed to restrict its ability to convert its debenture or exercise its warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock.

Sample Conversion Calculation

      The conversion price of the debenture is equal to the lesser of (i) $0.20, or (ii) 80% of the average of the three lowest volume weighted average prices during the 20 trading days prior to the election to convert, or (iii) 80% of the volume weighted average price on the trading day prior to the election to convert. The number of common shares into which the debenture may be converted is equal to the dollar amount of the debenture being converted multiplied by eleven, minus the product of the conversion price multiplied by ten times the dollar amount of the debenture being converted, and the entire foregoing result shall be divided by the conversion price.

      World Am's obligation to issue shares upon conversion of the convertible debentures is essentially limitless. At 80% of the closing price of $0.0079 as of July 7, 2006 ($0.0064), the total debentures of $500,000 would be convertible into 865,253,165 shares of common stock. Assuming conversion of the total of $2,500 of a debenture on July 5, 2006, the number of shares issuable upon conversion would be:

      ($2,500 x 11) - ($0.0063 x (10 x $2,500)) = 27,340 divided by $0.0064 =
4,340,079

      The following is an example of the amount of shares of our common stock that would be issuable upon conversion of the convertible debentures (excluding accrued interest), based on market prices 25%, 50% and 75% below the closing price as of July 5, 2006 of $0.008 per share:

                                                          Number
% Below           Price Per          With Discount        of Shares
Market            Share              at 20%               Issuable
------            -----              ------               --------
25%               $0.0059            $0.0047              11,553,375,527
50%               $0.004             $0.0032              17,355,063,291
75%               $0.002             $0.0016               3,476,012,658

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

      Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                              PLAN OF DISTRIBUTION

      The selling stockholder and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

      o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
      o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
      o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
      o an exchange distribution in accordance with the rules of the applicable exchange;
      o     privately-negotiated transactions;
      o broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;
      o     through the writing of options on the shares;
      o     a combination of any such methods of sale; and
      o     any other method permitted pursuant to applicable law.

      The selling stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholder shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

      The selling stockholder or its respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholder cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholder. The selling stockholder and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

      We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholder, but excluding brokerage commissions or underwriter discounts.

      The selling stockholder, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

      The selling stockholder may pledge its shares to its brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholder and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholder or any other such person. In the event that the selling stockholder are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholder will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder is contractually restricted from engaging in short sells. In addition, if a such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

      We have agreed to indemnify the selling stockholder, or its transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholder or its respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

      If the selling stockholder notifies us that it has a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

PENNY STOCK

      The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

      o that a broker or dealer approve a person's account for transactions in penny stocks; and
      o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

      In order to approve a person's account for transactions in penny stocks, the broker or dealer must

      o obtain financial information and investment experience objectives of the person; and
      o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

      The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

      o sets forth the basis on which the broker or dealer made the suitability determination; and
      o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

      Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                               SELLING STOCKHOLDER

      The table below sets forth information concerning the resale of the shares of common stock by the selling stockholder. We will not receive any proceeds from the resale of the common stock by the selling stockholder. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholder, none of the selling stockholder will continue to own any shares of our common stock.

----------------------------------------------------------------------------------------------------------------------
                                           Percentage of                                              Percentage of
                          Beneficial        Common Stock     Shares of Common       Beneficial        Common Stock
                       Ownership Before   Owned before the   Stock Included in    Ownership after    Owned after the
      Name             the Offering (1)     Offering (1)     the Prospectus (2)  the Offering (3)     Offering (3)
----------------------------------------------------------------------------------------------------------------------
La Jolla Cove             19,565,670            9.99%        1,190,020,607 (3)          -0-                -0-
Investors, Inc. (4)
----------------------------------------------------------------------------------------------------------------------

Select University         17,880,000           10.45%            17,880,000             -0-                -0-
Technologies, Inc.
----------------------------------------------------------------------------------------------------------------------

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder have sole or shared voting power or investment power and also any shares, and which the selling stockholder have the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the convertible notes is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

(1) Beneficial ownership is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the Instructions to Item 403 of Regulation S-B, and the information is not necessarily indicative of beneficial ownership for any other purpose. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or convertible or exchangeable into such shares of common stock held by that person that are currently exercisable, or exercisable within 60 days, are included. Under these rules, beneficial ownership of La Jolla Cove Investors, Inc. includes any shares as to which it has the right to acquire within 60 days based on the current convertibility of both the debenture and the warrants issued to La Jolla Cove Investors, Inc. in connection with the Securities Purchase Agreement between the parties and the limit on beneficial ownership as set forth in that agreement of 9.99% of the outstanding shares of common stock.

(2) Includes a good faith estimate of the shares issuable upon conversion of the convertible debentures and exercise of the warrants, based on current market prices. Because the number of shares of common stock issuable upon conversion of the convertible debenture and one of the warrants is dependent upon the market price of the common stock prior to a conversion or exercise, the actual number of shares of common stock that will be issued upon conversion or exercise will fluctuate daily and cannot be determined at this time. The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the convertible debentures and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933. However the selling stockholder has contractually agreed to restrict its ability to convert its convertible notes or exercise their warrants and receive shares of common stock such that the number of shares of common stock held by it in the aggregate and its affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934. Accordingly, the number of shares of common stock set forth in the table for the selling stockholder exceeds the number of shares of common stock that the selling stockholder could own beneficially at any given time through their ownership of the convertible notes and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(3) Assumes that all securities registered will be sold.

(4) The selling stockholder is an unaffiliated third party. In accordance with rule 13d-3 under the Securities Exchange Act of 1934, Norman Lizt may be deemed a control person of the shares owned by the selling stockholder.

                                  LEGAL MATTERS

Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

                                     EXPERTS

L.L. Bradford & Company, LLC certified public accountants, have audited, as set forth in their report thereon appearing elsewhere herein, World Am's financial statements at December 31, 2005 and December 31, 2004, and for the years then ended, that appear in this prospectus. The financial statements referred to above are included in this prospectus with reliance upon the auditors' opinion based on their expertise in accounting and auditing.

                              AVAILABLE INFORMATION

      We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of World Am, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

      We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 100 F Street N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 100 F Street N.E., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS

Condensed Consolidated Balance Sheets as of March 31, 2006 ..................F-2

Condensed Consolidated Statements of Operations for the Three Months
     Ended March 31, 2006 and From Inception (March 4, 2005)
     Through March 31, 2006..................................................F-3

Condensed Consolidated Statements of Stockholders' Deficit for the period from Inception (March 4, 2005) Through December March 31, 2006..........F-5

Condensed Consolidated Statements of Cash Flow for the Three Months
     Ended March 31, 2006 and From Inception (March 4, 2005)
     Through March 31, 2006..................................................F-9

Notes to Condensed Consolidated Financial Statements........................F-11


Report of Independent Auditors..............................................F-16

Consolidated Balance Sheet as of December 31, 2005..........................F-17

Consolidated Statements of Operations from Inception (March 4, 2005)
     Through December 31, 2005..............................................F-18

Consolidated Statement of Stockholders' Deficit from Inception (March 4, 2005)
     Through December 31, 2005 from Inception (March 4, 2005)...............F-19

Consolidated Statements of Cash Flows from Inception (March 4, 2005)
     Through December 31, 2005 from Inception (March 4, 2005)...............F-21

Notes to Consolidated Financial Statements  ................................F-23

                                 WORLD AM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2006
                                   (UNAUDITED)

                                     ASSETS

Current assets
     Cash                                                                           $   21,069
     Accounts receivable, net of allowances of $0                                       20,378
     Inventory                                                                          12,681
                                                                                    ----------
         Total current assets                                                           54,128

Fixed assets, net                                                                        5,225

Other assets                                                                             6,179
                                                                                    ----------

Total assets                                                                        $   65,532
                                                                                    ==========

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
     Accounts payable and accrued liabilities                                       $  302,435
     Due to stockholders                                                               397,186
     Payroll taxes payable                                                             346,275
     Notes payable                                                                     223,180
     Line of Credit                                                                      2,150
                                                                                    ----------
        Total current liabilities                                                    1,271,226

                                                                                    ----------
Total liabilities                                                                    1,271,226

Commitments and contingencies

Stockholders' deficit
     Class A preferred stock; $0.0001 par value; 40,000,000 shares
         authorized 1,369 shares issued and no shares outstanding                           --

      Class B preferred stock; $0.0001 par value; 40,000,000 shares
          authorized 55 shares issued and outstanding                                       --
      Common stock; $0.0001 par value; 1,500,000,000 shares authorized,
          199,547,958 issued and 169,441,035 shares issued and outstanding (1)          16,945
      Additional paid-in capital                                                       991,529

                                 WORLD AM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2006
                                   (UNAUDITED)
                                   (CONTINUED)


    Receivable related to issuance of common stock                     (220,000)
    Accumulated deficit                                              (1,994,168)
                                                                    -----------
         Total stockholders' deficit                                 (1,205,694)
                                                                    -----------

Total liabilities and stockholders' deficit                         $    65,532
                                                                    ===========


(1) Adjusted for a one for one hundred reverse split effective on January 21, 2005, and a three for two stock dividend effective on August 15, 2005. The difference between the issued shares and the issued and outstanding shares is the number of shares held by World Am's transfer agent in escrow for future issuances under World Am's Stock Incentive Plan.






The accompanying notes are an integral part of these condensed consolidated financial statements

                                 WORLD AM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                                       FROM INCEPTION
                                                                       (MARCH 4, 2005)
                                               THREE MONTHS ENDED          THROUGH
                                                 MARCH 31, 2006        MARCH 31, 2006
                                                 --------------        --------------
Revenues                                         $      68,660         $     281,432

Cost of revenues                                        31,443               147,228
                                                 -------------         -------------

      Gross profit                                      37,217               134,204

General and administrative                             433,856             1,221,347
                                                 -------------         -------------

Loss from operations                                  (396,639)           (1,087,143)

Other income (expense)
      Other income/(Loss)                                  402               (13,689)
      Interest income                                       --                     2
      Settlement gain                                                        116,000
      Interest expense                                  (1,468)              (13,381)
                                                 -------------         -------------
           Total other income (expense)                 (1,066)               88,932
                                                 -------------         -------------

Loss before provision for income taxes                (397,705)             (998,211)

Provision for income taxes                                  --                    --
                                                 -------------         -------------

Net loss                                         $    (397,705)        $    (998,211)
                                                 =============         =============

Basic and diluted loss per common share          $       (0.00)        $       (0.02)
                                                 =============         =============

Basic and diluted weighted average common
      shares outstanding (1)                       142,426,403            63,971,313
                                                 =============         =============


(1) Adjusted for a one for one hundred reverse split effective on January 21, 2005, and a three for two stock dividend effective on August 15, 2005.


              The accompanying notes are an integral part of these
                  condensed consolidated financial statements

                                 WORLD AM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
            CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
               FOR THE PERIOD OF INCEPTION THROUGH MARCH 31, 2006
                                   (UNAUDITED)

                                                COMMON STOCK            CLASS A PREFERRED STOCK       CLASS B PREFERRED STOCK
                                           SHARES         AMOUNT         SHARES         AMOUNT         SHARES         AMOUNT
                                         ----------     ----------     ----------     ----------     ----------     ----------
Senz-It, Inc. inception,                         --     $       --             --     $       --             --     $       --
   March 4, 2005

Issuance of Shares to Senz-It, Inc.
   founders                                      --             --             --             --             55             --

Assumption by Senz-It, Inc. of
   World Am, Inc. capital structure,
   outstanding warrants, and options
   on August 31, 2005                    66,570,285(1)       6,656          1,369             --             --             --

Common stock issued in September
   2005 for services, weighted
   average $0.004 per share              15,410,573          1,541             --             --             --             --

Common stock issued in October
   2005 for services, weighted
   average $0.003 per share              12,748,670          1,275             --             --             --             --

Common stock issued in October
   2005 for services, weighted
   average $0.018 per share               1,795,574            180             --             --             --             --


                                         ADDITIONAL                                           TOTAL
                                          PAID-IN           OTHER          ACCUMULATED     STOCKHOLDERS'
                                          CAPITAL        RECEIVABLES        DEFICIT          DEFICIT
                                         -----------     -----------      -----------      ------------
Senz-It, Inc. inception,                 $        --     $        --      $        --      $        --
   March 4, 2005

Issuance of Shares to Senz-It, Inc.
   founders                                   10,000              --               --           10,000

Assumption by Senz-It, Inc. of
   World Am, Inc. capital structure,
   outstanding warrants, and options
   on August 31, 2005                        221,978        (220,000)        (995,956)        (987,322)

Common stock issued in September
   2005 for services, weighted
   average $0.004 per share                   52,916              --               --           54,457

Common stock issued in October
   2005 for services, weighted
   average $0.003 per share                   39,521              --               --           40,796

Common stock issued in October
   2005 for services, weighted
   average $0.018 per share                   31,961              --               --           32,141

                                 WORLD AM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
            CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
               FOR THE PERIOD OF INCEPTION THROUGH MARCH 31, 2006
                                   (UNAUDITED)
                                   (CONTINUED)

                                               COMMON STOCK             CLASS A PREFERRED STOCK       CLASS B PREFERRED STOCK
                                           SHARES         AMOUNT         SHARES         AMOUNT         SHARES         AMOUNT
                                         ----------     ----------     ----------     ----------     ----------     ----------
Common stock issued in November             10,375,000          1,038             --             --             --             --
   2005 to employees, weighted
   average $0.024 per share

Common stock issued in December
   2005 to employees, weighted
   average $0.024 per share                  2,005,000            201             --             --             --             --

Common stock issued in December
   2005 for satisfaction of all
   obligations related to a convertible
   note payable weighted average of
   $0.013 per share                          4,642,857            464             --             --             --             --

Net loss                                            --             --             --             --             --             --
                                           -----------    -----------    -----------    -----------    -----------    -----------

Balance, December 31, 2005 (audited)       113,547,959         11,355          1,369             --             55             --

Common stock issued in January
   2006 to employees, weighted
   average $0.009 per share                  3,740,000            374             --             --             --             --


                                            ADDITIONAL                                        TOTAL
                                             PAID-IN         OTHER        ACCUMULATED     STOCKHOLDERS'
                                             CAPITAL      RECEIVABLES       DEFICIT         DEFICIT
                                           -----------    -----------     -----------     -----------
Common stock issued in November                249,229             --              --         250,267
   2005 to employees, weighted
   average $0.024 per share

Common stock issued in December
   2005 to employees, weighted
   average $0.024 per share                     19,460         (4,040)             --          15,622

Common stock issued in December
   2005 for satisfaction of all
   obligations related to a convertible
   note payable weighted average of
   $0.013 per share                             59,893             --              --          60,357

Net loss                                            --             --        (600,507)       (600,507)
                                           -----------    -----------     -----------     -----------

Balance, December 31, 2005 (audited)           684,958       (224,040)     (1,596,463)     (1,124,189)

Common stock issued in January
   2006 to employees, weighted
   average $0.009 per share                     35,395             --              --          35,769

                                 WORLD AM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
            CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
               FOR THE PERIOD OF INCEPTION THROUGH MARCH 31, 2006
                                   (UNAUDITED)
                                   (CONTINUED)

                                            COMMON STOCK             CLASS A PREFERRED STOCK       CLASS B PREFERRED STOCK
                                        SHARES         AMOUNT         SHARES         AMOUNT         SHARES         AMOUNT
                                      ----------     ----------     ----------     ----------     ----------     ----------
Common stock issued in January        12,000,000          1,200             --             --             --             --
   2006 for services, weighted
   average $0.010 per share

Common stock issued in January
   2006 for services, weighted
   average $0.015 per share            2,150,000            215             --             --             --             --

Common stock issued in February
   2006 for services, weighted
   average $0.006 per share            2,700,000            270             --             --             --             --

Common stock issued in February
   2006 to employees, weighted
   average $0.018 per share            2,623,077            262             --             --             --             --

Common stock issued in March 2006
   to employees, weighted average
   $0.017 per share                      626,923             63             --             --             --             --

Common stock issued in March 2006
   based on exercise of warrant,
   weighted average $0.0001           30,879,999          3,088             --             --             --             --


                                      ADDITIONAL                                       TOTAL
                                        PAID-IN         OTHER       ACCUMULATED    STOCKHOLDERS'
                                        CAPITAL      RECEIVABLES      DEFICIT        DEFICIT
                                      ----------     ----------     ----------     ----------
Common stock issued in January           121,200             --             --        122,400
   2006 for services, weighted
   average $0.010 per share

Common stock issued in January
   2006 for services, weighted
   average $0.015 per share               32,035             --             --         32,250

Common stock issued in February
   2006 for services, weighted
   average $0.006 per share               17,630             --             --         17,900

Common stock issued in February
   2006 to employees, weighted
   average $0.018 per share               48,037             --             --         48,299

Common stock issued in March 2006
   to employees, weighted average
   $0.017 per share                       10,594             --             --         10,657

Common stock issued in March 2006
   based on exercise of warrant,
   weighted average $0.0001               24,700             --             --         27,788

                                 WORLD AM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
            CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
               FOR THE PERIOD OF INCEPTION THROUGH MARCH 31, 2006
                                   (UNAUDITED)
                                   (CONTINUED)

                                            COMMON STOCK             CLASS A PREFERRED STOCK       CLASS B PREFERRED STOCK
                                        SHARES         AMOUNT         SHARES         AMOUNT         SHARES         AMOUNT
                                     -----------    -----------    -----------    -----------    -----------    -----------
Common stock issued in March 2006        500,000             50             --             --             --             --
   for services, weighted average
   $0.014 per share

Common stock issued in March 2006
   to employees, weighted
   average $0.015 per share              673,077             67             --             --             --             --

Payment for shares issued
   December 2005                              --             --             --             --             --             --

Net loss                                      --             --             --             --             --             --
                                     -----------    -----------    -----------    -----------    -----------    -----------

Balance, March 31, 2006
(unaudited)                          169,441,035    $    16,945          1,369(2) $         0             55    $         0
                                     ===========    ===========    ===========    ===========    ===========    ===========


                                      ADDITIONAL                                       TOTAL
                                        PAID-IN         OTHER       ACCUMULATED    STOCKHOLDERS'
                                        CAPITAL      RECEIVABLES      DEFICIT        DEFICIT
                                     -----------    -----------     -----------     -----------
Common stock issued in March 2006          6,950             --              --           7,000
   for services, weighted average
   $0.014 per share

Common stock issued in March 2006
   to employees, weighted
   average $0.015 per share               10,030             --              --          10,097

Payment for shares issued
   December 2005                              --          4,040              --           4,040

Net loss                                      --             --        (397,705)       (397,705)
                                     -----------    -----------     -----------     -----------

Balance, March 31, 2006
(unaudited)                          $   991,529    $  (220,000)    $(1,994,168)    $(1,205,694)
                                     ===========    ===========     ===========     ===========


      (1) Adjusted for a one for one hundred reverse split effective on January 21, 2005, and a three for two stock dividend effective on August 15, 2005.

      (2) In January 2006, World Am made the determination to cancel the 1,369 shares of Class A preferred stock based on non-performance under a related loan agreement. Therefore, World Am considers these shares to be issued, since they have not actually been cancelled yet, but not outstanding.



      The accompanying notes are an integral part of these condensed consolidated financial statements

                                 WORLD AM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

a                                                                                           INCEPTION
                                                                     THREE MONTHS       (MARCH 4, 2005)
                                                                         ENDED              THROUGH
                                                                     MARCH 31, 2006      MARCH 31, 2006
                                                                     --------------      --------------
Cash flows from operating activities:
       Net loss                                                       $  (397,705)        $  (998,211)
       Adjustments to reconcile net loss to net
        cash used in operating activities:
              Depreciation                                                    644               2,484
              Stock issued for services                                   189,646             377,397
              Warrant exercise                                             27,788              27,788
               Loss on reclassification of capital lease
                asset                                                          --               2,388
              Settlement gain                                                  --            (116,000)
       Changes in operating assets and liabilities:
              Change in accounts receivable, net                            3,730              27,738
              Change in inventory                                            (529)             (1,597)
              Change in other assets                                          871               4,071
              Change in accounts payable and accrued
                liabilities                                                72,640             131,380
              Change in payroll taxes payable                              49,551             161,756
                                                                      -----------         -----------
                     Net cash used in operating activities                (53,364)           (380,806)

Cash flows from investing activities:
       Cash acquired in reverse merger                                         --                 935
       Purchase of fixed assets                                                --                  --
                                                                      -----------         -----------
                     Net cash provided by investing activities                 --                 935

Cash flows from financing activities:
       Change in due to related parties                                  (161,887)            (46,664)
       Proceeds from agreement with prospective
         investor                                                         125,000             125,000
       Proceeds from exercise of employee options                          98,767             364,655
       Proceeds from sale of preferred stock                                   --              10,000
       Proceeds (payments) from line of credit                              2,150              (6,331)
       Principal payments on convertible note payable                          --             (30,000)
       Principal payments on note payable                                      --             (15,720)
                                                                      -----------         -----------
                     Net cash provided by financing activities             64,030             400,940

                                 WORLD AM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)
                                   (CONTINUED)

                                                                                 INCEPTION
                                                             THREE MONTHS      (MARCH 4, 2005)
                                                                ENDED             THROUGH
                                                            MARCH 31, 2006    MARCH 31, 2006
                                                            --------------    --------------
Net change in cash
                                                                  10,666             21,069

Cash, beginning of period                                         10,403                 --
                                                             -----------        -----------

Cash, end of period
                                                             $    21,069        $    21,069
                                                             ===========        ===========

Supplemental disclosure of cash flow information:
     Cash paid for income taxes                              $        --        $        --
                                                             ===========        ===========
     Cash paid for interest                                  $       412        $     5,695
                                                             ===========        ===========

Schedule of non-cash operating, investing and
    financing activities:
     Acquisition of other assets and liabilities
        in reverse merger                                    $        --        $  (995,956)
                                                             ===========        ===========

     Issuance of 55 shares of Class B preferred stock        $        --        $        --
                                                             ===========        ===========

     Issuance of warrants for purchase of 18,000,000
        shares of common stock                               $        --        $        --
                                                             ===========        ===========

     Reclassification of capital lease                       $        --        $     8,175
                                                             ===========        ===========

     Removal of fixed asset due to reclassifcation
        of capital lease                                     $        --        $    10,563
                                                             ===========        ===========


              The accompanying notes are an integral part of these
                  condensed consolidated financial statements.

                                 WORLD AM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 1 - BASIS OF PRESENTATION

The consolidated financial statements include the accounts of the World Am, Inc. and its subsidiaries ("Company") as of March 31, 2006 and for the three month period ended March 31, 2006 and from inception through March 31, 2006. All significant intercompany balances have been eliminated in consolidation. Senz-It, Inc. was incorporated on March 4, 2005. No accounting transactions were recorded, other than incorporation expenses of $1,700 during the four weeks ending March 31, 2005. As a result, no comparisons are made to prior year financial statements.

The interim condensed consolidated financial information is unaudited. In the opinion of management, all adjustments necessary to present fairly the financial position as of March 31, 2006 and the results of operations and cash flows presented herein have been included in the consolidated financial statements. Interim results are not necessarily indicative of results of operations for the full year.

The accompanying condensed consolidated financial statements have been prepared in accordance with Securities and Exchange Commission requirements for interim financial statements. Therefore, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. The financial statements should be read in conjunction with the Form 10-KSB of World Am for the year ended December 31, 2005.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States necessarily requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2 - GOING CONCERN

World Am incurred a net loss of $397,706 for the three months ended March 31, 2006 and World Am's current liabilities exceeded its current assets by $1,217,098 at March 31, 2006. The accumulated deficit was $1,994,168 as of March 31, 2006. These factors create substantial doubt about World Am's ability to continue as a going concern. World Am's management has plans to promote its services, gain clients and expand its relationships with current clients. World Am will also seek additional sources of capital through the issuance of debt and equity financing, but there can be no assurance that World Am will be successful in accomplishing its objectives. World Am will require at least $5,000,000 to sustain operations and implement its business plan.

The ability of World Am to continue as a going concern is dependent on additional sources of capital and the success of World Am's plan. The financial statements do not include any adjustments that might be necessary if World Am is unable to continue as a going concern.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Stock-Based Compensation - In December 2004, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 123R, which is a revision of SFAS No. 123, "Accounting for Stock-Based Compensation." This Statement supersedes Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and its related implementation guidance. This Statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. This Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. This Statement requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award - the requisite service period (usually the vesting period). World Am files as a small business issuer and must meet the requirements of this Statement for accounting periods after December 15, 2005. World Am is evaluating SFAS No. 123R and believes it may have a material effect on World Am's financial statements.

Net Loss Per Common Share - World Am computes net loss per share in accordance with SFAS No. 128, "Earnings per Share," and Securities and Exchange Commission Staff Accounting Bulletin ("SAB") No. 98. Under the provisions of SFAS No. 128 and SAB No. 98, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period. The calculation of diluted net loss per share gives effect to common stock equivalents, however, potential common shares are excluded if their effect is antidilutive. For the period from January 1 through March 31, 2006, no shares were excluded from the computation of diluted earnings per share because their effect would be antidilutive. Net loss per share for the period from January 1 through March 31, 2006 reflect the 100-to-1 reverse stock split that occurred during January 2005 and the three-for-two stock dividend that occurred in August 2005.

Revenue Recognition - Sales and construction of customized commercial products are recognized under the percentage-of-completion basis when: (1) Contracts executed by the parties normally include provisions that clearly specify the enforceable rights regarding goods or service to be provided and received by the parties, the consideration to be exchanged, and the manner and terms of settlement; (2) the buyer can be expected to satisfy his obligations under the contract; (3) World Am can be expected to perform our contractual obligations; and (4) World Am can make reasonably dependable estimates of costs to complete and the extent of progress toward completion. World Am measures the extent of progress toward completion by using a ratio of costs incurred to total estimated costs. The effects of changes in the estimates, if any, are reported in the period of change and subsequent periods. Contracts not meeting the above criteria are reported on the completed contract method. All other sales of products are recognized upon delivery.

Inventory - Inventory is stated at the lower of cost or market. Cost is principally determined by using the average cost method. Inventory consists of raw materials as well as finished goods held for sale. World Am's management monitors the inventory for excess and obsolete items and makes necessary valuation adjustments when required.

Acquisition - On August 31, 2005, World Am consummated an agreement to acquire all of the issued and outstanding capital stock of Senz-It, Inc. in exchange for 55 shares of World Am's Class B preferred stock and a warrant for 18,000,000 shares of common stock. The exercise price of the common shares under this warrant is $0.0001 per share. The warrant vests immediately and expires in August 2010. Each share of Class B preferred stock is convertible into 1% of the outstanding common share of World Am, including the common stock equivalents of all unexercised warrants, options and convertible securities, or a minimum of 7,272,728 shares of common stock.

The transaction is considered to be a capital transaction in substance, rather than a business combination, with Senz-It, Inc. being the acquirer for accounting purposes. Inasmuch, the transaction is equivalent to the issuance of stock by a development stage company (Senz-It, Inc.) for the net monetary assets of a public company (World Am, Inc.) accompanied by a recapitalization. The accounting for the transaction is identical to that resulting from a reverse acquisition, except goodwill or other intangible assets were not recorded, because, in the judgment of Company management, no goodwill or other intangible assets can be associated with World Am. Accordingly, these consolidated financial statements are the historical financial statements of Senz It, Inc.

Senz-It, Inc. was incorporated in the State of California on March 4, 2005. There is no historic financial information prior to March 31, 2005, other than incorporation expenses of $1,700. Therefore, no prior year financial information is available to be presented in the attached financial statements.

NOTE 4 - INVENTORY

Inventory totaling $12,681 consists of raw materials.

NOTE 5 - DUE TO STOCKHOLDERS

Due to stockholders totaling $397,186 as of March 31, 2006 consist of unreimbursed expenses and accrued wages to various stockholders and employees, including $302,670 that is owed to World Am's former president and chief executive officer for accrued salary and reimbursement of expenses. An additional $5,000 has been lent by a company owned and managed by the former president and chief executive officer. All loans are unsecured, bearing no interest and due on demand.

World Am also accrued the cost of a finder's fee and other services provided by a consultant. At March 31, 2005, $70,000 out of the original $204,000 has not yet been paid.

NOTE 6 - PAYROLL TAXES PAYABLE

As of March 31, 2006 payroll taxes payable consists of late payroll taxes for both payroll and stock option activity totaling $346,275. Settlement discussions are presently underway to resolved this matter.

NOTE 7 - FUNDING AGREEMENT

On January 23, 2006, World Am entered into a Securities Purchase Agreement with Golden Gate Investors, Inc.. Under this agreement, Golden Gate agreed to purchase from World Am a convertible debenture in the aggregate principal amount of $1,000,000. The conversion price is equal to the lesser of (i) $0.20, or (ii) 80% of the average of the 3 lowest volume weighted average prices during the 20 trading days prior to the election to convert, or (iii) 80% of the volume weighted average price on the trading day prior to the election to convert.

In conjunction with the debenture, World Am issued to Golden Gate a warrant, dated January 23, 2006, to purchase 10,000,000 shares of common stock of World Am, exercisable at $1.00 per share. World Am also issued to Golden Gate a warrant, dated January 23, 2006, to purchase up to that number of shares of common stock equal to $2,750,000 divided by 120% of the average of the current market prices of the common stock for the 20 trading days prior to January 23, 2006, at a price per share equal to the 120% of the average of the current market price of the common stock for the 20 trading days prior to January 23, 2006.

Under an addendum to the debenture and the warrant (dated February 7, 2006), the following was amended (among other things): (a) the principal amount of the debenture was reduced to $100,000; (b) the number of shares into which this debenture may be converted was changed to equal to the dollar amount of the debenture being converted multiplied by 110, minus the product of the conversion price multiplied by 100 times the dollar amount of the debenture being converted, and the entire foregoing result divided by the conversion price; and
(c) the exercise price of the first warrant was increased to $1.09 per share, with the warrant exercised in an amount equal to 100 times the amount of the debenture being converted. With the execution of this addendum, this transaction was closed.

In connection with this agreement, World Am also granted to Golden Gate certain rights under a registration rights agreement, dated January 23, 2006, to the shares to be issued upon conversion of the debenture and the warrants.

Golden Gate provided World Am with an aggregate $150,000 on February 7, 2006, as follows:

o     $100,000 for the debenture was disbursed directly to World Am; and

o $50,000 has been retained for services provided to our company by various professionals (this amount represents a prepayment towards the exercise of $1.09 warrant).

Golden Gate may demand repayment of 125% of the principal amount of the debenture, together with all accrued and unpaid interest thereon, in cash, at any time prior to World Am's registration statement being declared effective by the Securities and Exchange Commission ("SEC") or during the period that World Am's registration statement is not effective. Such a decision would be under the sole control of Golden Gate. World Am has not yet filed a registration statement with the SEC; hence, Golden Gate still has the option to demand repayment. Further, if Golden Gate were to demand repayment of the debenture, all warrants connected to this transaction would be cancelled.

Company management has determined that the appropriate accounting for the debenture during the period until the registration statement is declared effective is to treat it as a current note payable of $125,000 bearing interest of 6.75% per annum.

Interest payments of $412 were made in the first quarter, and an additional $581 was accrued.

NOTE 8 - LINE OF CREDIT

World Am has a line of credit through a credit card company with a credit line up to $5,000 with an annual variable rate currently at 0%. As of March 31, 2006, the balance on the line of credit totaled $2,150.

NOTE 9 - NOTES PAYABLE

World Am had a total of $223,180 in notes payable at March 31, 2006.

In April 2005, World Am entered into an accounts receivable factoring and security agreement for up to $75,000 with a financing entity. However, the account receivable was used as collateral for the factoring agreement, and was not assigned to the lender. When payment from the customer was received, the factor was not paid, placing World Am in default on the loan. Under the settlement agreement of December 2005, World Am agreed to pay interest at an annual rate of 19%. At March 31, 2006 the amount owed under the settlement agreement was $46,180.

On January 23, 2006, World Am entered into a Securities Purchase Agreement with Golden Gate Investors, Inc. The balance owed at March 31,2006 was $125,000. See
Note 7 for details.

In April 2005 World Am issued a $30,000 note to an individual. The note is due on demand, is secured by stock and bears interest at the rate of 8% per annum.

The remaining $22,000 of notes payable is due on demand, bear no interest and are unsecured.

NOTE 10 - ACCOUNTS RECEIVABLE

In February 2005, World Am, Inc. entered into a factoring and security agreement for up to $75,000. This amount has been used primarily for accounts receivable factoring, and also for a $30,000 convertible note payable. The factoring is secured by specifically identified accounts receivable; the factored amounts are charged fees and interest on a sliding scale. The amount owed for factoring at March 31, 2006 was $46,180.

NOTE 11 - EMPLOYEE STOCK INCENTIVE PLAN

The World Am, Inc. Amended and Restated Employee Stock Incentive Plan, dated February 7, 2006, is intended to allow designated officers and employees, and certain non-employees of World Am, to receive certain options to purchase common stock, and to receive grants subject to certain restrictions. The purpose of this Plan is to provide employees with equity-based compensation incentives to make significant and extraordinary contributions to the long-term performance and growth of World Am, and to attract and retain employees of exceptional ability.

The maximum number of shares of stock that may be issued is 235,000,000. The purchase price of shares under the plan is $0.015 per share. World Am pays the sales commission on the exercise of each option. The option period begins on the date of grant of the incentive option and will not exceed ten years. There were options granted covering 125,000,000 shares under the plan during the year ended December 31, 2005. Options representing 12,513,077 shares of common stock were exercised during the quarter ended March 31, 2006. As of March 31, 2006, there were 101,563,423 shares of common stock remaining to be issued under this plan.

NOTE 12 - PREFERRED STOCK

(a) During June 2004, World Am entered into a loan agreement with a lender whereby the lender agreed to use its best efforts to provide World Am a loan in the maximum amount of $2,000,000 subject to certain terms and conditions. World Am agreed to issue 1,370 shares of Class A preferred stock that is convertible to common stock at a ratio of 1-to-1,000,000 as collateral on the loan. The shares were issued in June 2004. The lender did not fund the loan and accordingly, World Am provided a written demand for the return of the shares; the certificate for 1,370 shares was returned to World Am and cancelled.

During May 2005, the Lender assigned all rights set forth in the loan agreement to Coldwater Capital Partners, LLC. On this basis, a certificate for 1,370 shares of Class A preferred stock was issued on June 4, 2005. On July 21, 2005, World Am authorized that one share of the Class A preferred stock be converted into 1,000,000 restricted shares of common stock. World Am never received any funding under this loan agreement. Therefore, in January 2006 World Am made the determination to cancel the balance of 1,369 shares of Class A preferred stock (they have not actually been cancelled yet). World Am is analyzing its alternatives with regard to the 1,000,000-share conversion.

(b) On August 31,2005, World Am completed a Share Exchange Agreement with Senz-It, Inc. Under this agreement, Senz-It becomes a wholly owned subsidiary of World Am in exchange for 55 shares of Class B convertible preferred stock (among other consideration). Each share of Class B preferred stock is convertible into the greater of (a) that number of shares of common stock of World Am equal to 1% of the outstanding shares of common stock of World Am as of the date of conversion, after giving consideration to the shares issued as a result of the conversion, any options, warrants or other convertible securities then outstanding, and any other securities issued simultaneously on the day of conversion, or 7,272,728 shares of common stock.

NOTE 13 COMMITMENTS AND CONTINGENCIES

On October 25, 2004, a complaint was filed in the United States District Court, District of Colorado: Mitchell Vince v. Isotec, Inc. and World Am, Inc. The complaint alleges that Isotec terminated Mr. Vince without cause prior to the expiration of the term of an alleged employment agreement. The complaint seeks monetary damages of $240,000. World Am has retained counsel in the matter and responsive pleadings have been filed. The suit has not been settled.

Management believes World Am has meritorious claims and defenses to the plaintiffs' claims and ultimately will prevail on the merits. However, this matter remains in the early stages of litigation and there can be no assurance as to the outcome of the lawsuit. Litigation is subject to inherent uncertainties, and unfavorable rulings could occur. Were unfavorable rulings to occur, there exists the possibility of a material adverse impact of money damages on World Am's financial condition, results of operations, or liquidity of the period in which the ruling occurs, or future periods.

NOTE 14 SUBSEQUENT EVENTS

(a) Stock issuances:

(1) On April 5, 2006, World Am granted options to purchase 300,000 shares of World Am's common stock pursuant to the Amended and Restated Employee Stock Incentive Plan. The options were immediately exercised. The shares had a fair value of $6,300 ($0.021 per share).

(2) On April 13, 2006, World Am issued 1,300,000 shares of common stock for services totaling $18,200 ($0.014 per share).

(b) On May 18, 2006, World Am's subsidiary, Isotec, Inc., issued a demand promissory note in favor of World Am's controlling shareholder, SUTI Holdings, LP. Under this note, World Am may borrow up to $100,000. These funds are being used to assist in the ongoing operations of World Am. Under the terms of the promissory note in connection with this loan, the principal and all accrued interest is to be no later than 30 days following the commencement date. The principal amount from time to time outstanding is to bear simple interest from the commencement date through the maturity date at a rate equal to 8% of the loan amount. After an Event of Default (as defined in the promissory note), all past due principal and, to the extent permitted by applicable law, interest upon this note is to bear interest at the rate per annum equal to 12%. World Am has borrowed a total of $19,030 under this note.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders
World Am, Inc.
Newport Beach, California


We have audited the accompanying consolidated balance sheet of World Am, Inc. as of December 31, 2005, and the related consolidated statements of operations, stockholders' deficit, and cash flows for the period from March 4, 2005 (Inception) through December 31, 2005. These financial statements are the responsibility of World Am's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. World Am is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of World Am's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of World Am, Inc. as of December 31, 2005, and the results of its activities and cash flows for the period from March 4, 2005 (Inception) through December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that World Am will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, World Am has suffered losses from operations and current liabilities exceed current assets, all of which raise substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/  L.L. Bradford & Company, LLC
---------------------------------
April 21, 2006
Las Vegas, Nevada

                                 WORLD-AM, INC.
                          (A Development Stage Company)
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2005

                                     ASSETS

Current assets
 Cash                                                                   $    10,403
 Accounts receivable, net of allowances of $0.00                             24,108
 Inventory                                                                   12,152
                                                                        -----------
                      Total current assets                                   46,663

Fixed assets, net                                                             5,870

Other assets                                                                  7,050
                                                                        -----------

Total assets                                                            $    59,583
                                                                        ===========

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
 Accounts payable and accrued liabilities                               $   229,793
 Due to stockholders                                                        559,075
 Payroll taxes payable                                                      296,724
 Notes payable                                                               98,180
                                                                        -----------
                      Total current liabilities                           1,183,772
                                                                        -----------

Total liabilities                                                         1,183,772

Commitments and contingencies
Stockholders' deficit
 Class A preferred stock; $0.0001 par value; 40,000,000
   shares authorized, 1,369 shares issued and no shares outstanding              --
 Class B preferred stock; $0.0001 par value; 40,000,000
   shares authorized, 55 shares issued and outstanding                           --
 Common stock; $0.0001 par value; 1,500,000,000 shares
   authorized, 131,167,959 shares issued and 113,547,959
   shares issued and outstanding (1)                                         11,355

 Additional paid-in capital                                                 684,958
 Receivable related to issuance of common stock                            (224,040)
 Accumulated deficit                                                     (1,596,462)
                                                                        -----------
                      Total stockholders' deficit                        (1,124,189)
                                                                        -----------

Total liabilities and stockholders' deficit                             $    59,583
                                                                        ===========

(1) Adjusted for a one for one hundred reverse split effective on January 21, 2005, and a three for two stock dividend effective on August 15, 2005. The difference of 17,620,000 shares are those that are being held in escrow at World Am's transfer agent in connection with World Am's Stock Incentive Plan.

                 The accompanying notes are an integral part of
                     these consolidated financial statements

                                 WORLD-AM, INC.
                          (A Development Stage Company)
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                From Inception
                                                                (March 4, 2005)
                                                                    Through
                                                               December 31, 2005

Revenues                                                         $    212,772

Cost of revenues                                                      115,785
                                                                 ------------

    Gross profit                                                       96,987

General and administrative                                            787,491
                                                                 ------------

Loss from operations                                                 (690,504)

Other income (expense)
    Other income/(Loss)                                               (14,092)
    Interest income                                                         2
    Settlement gain                                                   116,000
    Interest expense                                                  (11,913)
                                                                 ------------
       Total other income (expense)                                    89,997
                                                                 ------------

Loss before provision for income taxes                               (600,507)

Provision for income taxes                                                 --
                                                                 ------------

Net loss                                                         $   (600,507)
                                                                 ============

Basic and diluted loss per common share                          $      (0.01)
                                                                 ============

Basic and diluted weighted average common
    shares outstanding (1)                                         40,137,947
                                                                 ============


(1) Adjusted for a one for one hundred reverse split effective on January 21, 2005, and a three for two stock dividend effective on August 15, 2005.


                 The accompanying notes are an integral part of
                     these consolidated financial statements

                                 WORLD-AM, INC.
                          (A Development Stage Company)
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
               INCEPTION (MARCH 4, 2005) THROUGH DECEMBER 31, 2005

                                                   Class A         Class B
                                Common Stock   Preferred Stock  Preferred Stock
                                                                                Additional                               Total
                                                                                 Paid-in      Other      Accumulated  Stockholders'
                              Shares    Amount  Shares  Amount  Shares  Amount   Capital    Receivables    Deficit       Deficit
                              ------    ------  ------  ------  ------  ------  ----------  ----------   -----------  -------------
Senz-It, Inc. inception,
  March 4, 2005                     --  $   --      --  $   --      --  $   --  $       --  $       --   $       --   $       --

Issuance of Shares to
  Senz-It, Inc. founders            --      --      --      --      55      --      10,000          --           --       10,000

Assumption by Senz-It,
  Inc. of World Am, Inc.
  capital structure,
  outstanding warrants,
  and options on August
  31, 2005                 66,570,285(1) 6,656   1,369      --      --      --     221,978    (220,000)    (995,956)    (987,322)

Common stock issued in
  September 2005 for
  services, weighted
  average $0.004 per share  15,410,573   1,541      --      --      --      --      52,916          --           --       54,457

Common stock issued in
  October 2005 for
  services, weighted
  average $0.003 per share  12,748,670   1,275      --      --      --      --      39,521          --           --       40,796

Common stock issued in
  October 2005 for
  services, weighted
  average $0.018 per share   1,795,574     180      --      --      --      --      31,961          --           --       32,141

Common stock issued in
  November 2005 to
  employees, weighted
  average $0.024 per share  10,375,000   1,038      --      --      --      --     249,229          --           --      250,267

Common stock issued in
  December 2005 to
  employees, weighted
  average $0.024 per share   2,005,000     201      --      --      --      --      19,460      (4,040)          --       15,622

Common stock issued in
  December 2005 for
  satisfaction of all
  obligations related to a
  convertible note
  payable, weighted
  average $0.013 per share   4,642,857     464      --      --      --      --      59,893          --           --       60,357

                                 WORLD-AM, INC.
                          (A Development Stage Company)
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
               INCEPTION (MARCH 4, 2005) THROUGH DECEMBER 31, 2005
                                   (continued)

                                                   Class A         Class B
                               Common Stock    Preferred Stock  Preferred Stock
                                                                                Additional                               Total
                                                                                 Paid-in      Other      Accumulated  Stockholders'
                             Shares     Amount  Shares  Amount  Shares  Amount   Capital    Receivables    Deficit       Deficit
                             ------     ------  ------  ------  ------  ------  ----------  ----------   -----------  -------------
Net loss                           --       --      --      --      --      --          --          --      (600,507)      (600,507)
                          -----------  -------  ------  ------  ------  ------  ----------  ----------   -----------  -------------

Balance, December 31,
  2005                    113,547,959  $11,355   1,369  $   --      55  $   --  $  684,958  $ (224,040)  $(1,596,462) $  (1,124,189)
                          ===========  =======  ======  ======  ======  ======  ==========  ==========   ===========  =============


(1) Adjusted for a one for one hundred reverse split effective on January 21, 2005, and a three for two stock dividend effective on August 15, 2005.


                 The accompanying notes are an integral part of
                    these consolidated financial statements

                                 WORLD-AM, INC.
                          (A Development Stage Company)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                   Inception
                                                                (March 4, 2005)
                                                                    Through
                                                               December 31, 2005
Cash flows from operating activities:
       Net loss                                                    $(600,507)
       Adjustments to reconcile net loss to net
        cash used in operating activities:
             Depreciation                                              1,840
             Stock issued for services                               187,751
             Loss on reclassification of capital lease asset           2,388
             Settlement gain                                        (116,000)
       Changes in operating assets and liabilities:
             Change in accounts receivable, net                       24,008
             Change in inventory                                      (1,068)
             Change in other assets                                    3,200
             Change in accounts payable and accrued liabilities       58,741
             Change in payroll taxes payable                         112,205
                                                                   ---------
                    Net cash used in operating activities           (327,442)

Cash flows from investing activities:
       Cash acquired in reverse merger                                   935
                                                                   ---------
                    Net cash provided by investing activities            935

Cash flows from financing activities:
       Change in due to related parties                              115,223
       Proceeds from sale of preferred stock                          10,000
       Proceeds from exercise of employee options                    265,888
       Proceeds (payments) from line of credit                        (8,481)
       Principal payments on convertible note payable                (30,000)
       Principal payments on note payable                            (15,720)
                                                                   ---------

                    Net cash provided by financing activities        336,910
                                                                   ---------

Net change in cash                                                    10,403

Cash, beginning of period                                                 --
                                                                   ---------

Cash, end of period                                                $  10,403
                                                                   =========

Supplemental disclosure of cash flow information:
       Cash paid for income taxes                                  $      --
                                                                   =========
       Cash paid for interest                                      $   4,227
                                                                   =========

                                 WORLD-AM, INC.
                          (A Development Stage Company)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (continued)

                                                                   Inception
                                                                (March 4, 2005)
                                                                    Through
                                                               December 31, 2005

Schedule of non-cash operating, investing
   and financing activities:
       Acquisition other assets and liabilities
         in reverse merger                                         $ (995,956)
                                                                   =========

      Issuance of 55 shares of Class B Preferred stock             $       --
                                                                   =========

      Issuance of warrant for purchase of 18,000,000 shares
         of common stock                                           $       --
                                                                   =========

      Reclassification of capital lease                            $   (8,175)
                                                                   =========

      Removal of fixed asset due to reclassification of
         capital lease                                             $   10,563
                                                                   =========


                 The accompanying notes are an integral part of
                     these consolidated financial statements

                                 WORLD AM, INC.
                          (A Development Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - DESCRIPTION OF BUSINESS, HISTORY, AND SUMMARY OF SIGNIFICANT POLICIES

Description of Business - World Am, Inc. (formerly World Am Communications, Inc.) ("Company") was incorporated in the State of Florida on July 1, 1994 under the name of Bedroc's of Brandon, Inc. World Am changed its name to World-Am Communications on September 16, 1998 and then to World Am, Inc. on August 2, 2004. World Am's primary business operations are carried on at this time through its wholly owned subsidiary, Isotec, Inc., the acquisition of which was finalized in February 2000. Isotec is a designer, developer, and manufacture of automated passage control, security and surveillance products using computer integrated video and beam technology products for traffic control and access.

History - World Am commenced operations in January 1995 as a family restaurant in Brandon, Florida. In September 1996, the restaurant closed for renovations and reopened in August 1997. In March 1998, World Am discontinued the restaurant operations (its only business segment) and wrote-off the net book value of the restaurant property and equipment.

In February 2000, World Am acquired all of the outstanding stock of Isotec, Inc. accounted for using the purchase method of accounting. Isotec became a wholly owned subsidiary of World Am. In May 2000, World Am acquired Allmon Corporation, a Delaware corporation, by the purchase method. Allmon Corporation was a development stage company formed on March 6, 2000. At the time of purchase, Allmon had no operations.

With the filing of Articles of Merger with the Nevada Secretary of State on December 20, 2002, World Am changed its domicile from Florida to Nevada. This occurred after the old company and the new Nevada corporation had entered into an Agreement and Plan of Merger. On August 31, 2005, World Am consummated an agreement to acquire all of the issued and outstanding capital stock of Senz-It, Inc., in exchange for 55 shares of World Am's Class B preferred stock and a warrant for 18,000,000 shares of common stock. The exercise price of the common shares under these warrants is $0.0001 per share. The warrants vested immediately and expire in August 2010. Each share of Class B preferred stock is convertible into 1% of the outstanding common shares of World Am, including the common stock equivalents of all unexercised warrants, options and convertible securities, or a minimum of 7,272,728 shares of common stock.

The transaction is considered to be a capital transaction in substance, rather than a business combination, with Senz-It, Inc. being the acquirer for accounting purposes. Inasmuch, the transaction is equivalent to the issuance of stock by a development stage company (Senz-It, Inc.) for the net monetary assets of a public company (World Am, Inc.), accompanied by a recapitalization. The accounting for the transaction is identical to that resulting from a reverse acquisition, except goodwill or other intangible assets were not recorded, because, in the judgment of Company management, no goodwill or other intangible assets can be associated with World Am Accordingly, these consolidated financial statements are the historical financial statements of Senz-It, Inc.

Senz-It was incorporated in the State of California on March 4, 2005. There is no historic financial information prior to that date. Therefore, no prior year financial information is available to be presented in the attached financial statements.

Going Concern - World Am incurred a net loss of approximately $600,000 for the period from inception through December 31, 2005. World Am's current liabilities exceed its current assets by approximately $1,137,000. The accumulated deficit was approximately $1,596,000 as of December 31, 2005. These factors create substantial doubt about World Am's ability to continue as a going concern. World Am's management has plans to promote its services, gain clients and expand its relationships with current clients. World Am will also seek additional sources of capital through the issuance of debt and equity financing, but there can be no assurance that World Am will be successful in accomplishing its objectives. World Am will require at least $5,000,000 to sustain operations and implement its business plan.

The ability of World Am to continue as a going concern is dependent on additional sources of capital and the success of World Am's plan. The financial statements do not include any adjustments that might be necessary if World Am is unable to continue as a going concern.

Amended Articles of Incorporation - A Certificate of Amendment to Articles of Incorporation, dated August 20, 2002, added to the authorized stock 80,000,000 shares of preferred stock: 40,000,000 shares of Class A Preferred Stock, $0.0001 par value, and 40,000,000 shares of Class B Preferred Stock, $0.0001 par value. A Certificate of Amendment to Articles of Incorporation, dated December 20, 2002, increased the authorized limit of common stock to 800,000,000 shares. A Certificate of Amendment to Articles of Incorporation, dated December 1, 2004, increased the authorized limit of common stock to 1,500,000,000 shares.

Stock Splits - In January 2000, World Am had a four-to-one reverse split of common shares outstanding. In October 2000, World Am had a thirty-to-one reverse split of common shares outstanding. In January 2005, World Am had a 100-to-one reverse split of common shares outstanding. In August 2005, World Am had a three-for-two stock dividend on common shares authorized and outstanding. All share and per share amounts in the accompanying financial statements of World Am and notes thereto, have been retroactively adjusted to give effect to the stock splits.

Principals of Consolidation - The accompanying consolidated financial statements include the accounts of World Am, and its subsidiaries, Isotec, Inc., Technology Development International, Inc. ("TDI"), and Senz-It, Inc. TDI is a dormant entity with no assets, liabilities, or operations as of December 31, 2005 and for the period from inception through December 31, 2005. All significant intercompany transactions have been eliminated in consolidation.

Concentration - World Am is dependent upon the federal government and six dealers for all of its business.
Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue recognition - Sales and construction of customized commercial products are recognized under the percentage-of-completion basis when: (a) contracts executed by the parties normally include provisions that clearly specify the enforceable rights regarding goods or service to be provided and received by the parties, the consideration to be exchanged, and the manner and terms of settlement; (b) the buyer can be expected to satisfy his obligations under the contract; (c) World Am can be expected to perform our contractual obligations; and (d) World Am can make reasonably dependable estimates of costs to complete and the extent of progress toward completion. World Am measures the extent of progress toward completion by using a ratio of costs incurred to total estimated costs. The effects of changes in the estimates, if any, are reported in the period of change and subsequent periods. Contracts not meeting the above criteria are reported on the completed contract method. All other sales of products are recognized upon delivery.

Inventory - Inventory is stated at the lower of cost or market. Cost is principally determined by using the average cost method. Inventory consists of raw materials. World Am's management monitors the inventory for excess and obsolete items and makes necessary valuation adjustments when required.

Fixed Assets - Fixed assets are stated at cost less accumulated depreciation. Depreciation is provided principally on the straight-line method over the estimated useful lives of the assets that is primarily 3 years. The cost of repairs and maintenance is charged to expense as incurred. Expenditures for property betterments and renewals are capitalized. Upon sale or other disposition of a depreciable asset, cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in other income (expense).

World Am periodically evaluates whether events and circumstances have occurred that may warrant revision of the estimated useful life of fixed assets or whether the remaining balance of fixed assets should be evaluated for possible impairment. World Am uses an estimate of the related undiscounted cash flows over the remaining life of the fixed assets in measuring their recoverability.

Research and Development Costs - Research and development expenditures are charged to expenses as incurred. No research and development costs were incurred for the year ended December 31, 2005.

Advertising and Marketing Costs - World Am recognizes advertising and marketing costs in accordance with Statement of Position No. 93-7 "Reporting on Advertising Costs." Accordingly, World Am expenses the costs of producing advertisements at the time production occurs, and expenses the costs of communication advertising in the period in which the advertising space or airtime is used. Advertising costs are charged to expense as incurred. No advertising expenses were incurred for the year ended December 31, 2005.

Fair Value of Financial Instruments - The carrying values of World Am's financial instruments approximate their fair value due to their short-term nature.

Income Taxes - World Am accounts for its income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

As of December 31, 2005, World Am has available net operating loss carryforwards that will expire in various periods through 2025. Such losses may not be fully deductible due to the significant amounts of non-cash service costs and the change in ownership rules under Section 382 of the Internal Revenue Code. World Am has established a valuation allowance for the full tax benefit of the operating loss carryovers due to the uncertainty regarding realization.

Comprehensive Loss - World Am has no components of other comprehensive loss. Accordingly, net loss equals comprehensive loss for all periods.

Segment Information - World Am discloses segment information in accordance with SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," which uses the management approach to determine reportable segments. World Am operates under one segment.

Stock-Based Compensation - World Am has adopted the provisions of SFAS No. 123, "Accounting for Stock-Based Compensation" and SFAS No. 148, "Accounting for Stock-Based Compensation, Transition and Disclosure." Under these standards, companies are encouraged, but not required, to adopt the fair-value method of accounting for employee stock-based compensation. The fair value method is required for all stock-based compensation issued to non-employees, including consultants and advisors. Under the fair value method, compensation cost relating to issuances of stock options, warrants and appreciation rights is measured at the grant date based on the fair value of the award and is recognized over the service period, which is usually the vesting period. Companies are permitted to continue to account for employee stock-based compensation under Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," but are required to disclose pro forma net loss, stock compensation cost and earnings per share as if the fair value method has been adopted.
The fair value under SFAS No. 123 is the same as the value as calculated under APB Opinion No. 25 due to the immediate conversion by employees and non-employees upon grant of options.

Net Loss Per Common Share - World Am computes net loss per share in accordance with SFAS No. 128, "Earnings per Share" and SEC Staff Accounting Bulletin ("SAB") No. 98. Under the provisions of SFAS No. 128 and SAB No. 98, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period. The calculation of diluted net loss per share gives effect to common stock equivalents, however, potential common shares are excluded if their effect is antidilutive. For the period from inception through December 31, 2005, no shares were excluded from the computation of diluted earnings per share because their effect would be antidilutive. Net loss per share for the period from inception through December 31, 2005 reflect the 100-to-1 reverse stock split that occurred during January 2005 and the three-for-two stock dividend that occurred in August 2005.

New Accounting Pronouncements - During December 2003, the Financial Accounting Standards Board ("FASB") issued Interpretation No. 46(R), "Consolidation of Variable Interest Entities." Interpretation No. 46(R) clarified the application of existing accounting pronouncements to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. Effective March 31, 2004, World Am adopted Interpretation No. 46(R). The implementation of Interpretation No. 46(R) did not have a material effect on World Am's financial statements.

In April 2003, the FASB issued SFAS No. 149, "Amendment of SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities." SFAS No. 149 amends SFAS No. 133 for decisions made (1) as part of the Derivatives Implementation Group process that effectively required amendments to SFAS No. 133; (2) in connection with other board projects dealing with financial instruments; and (3) in connection with implementation issues raised in relation to the application of the definition of a derivative. The Statement clarifies under what circumstances a contract with an initial net investment meets the characteristics of a derivative discussed in paragraph 6(b) of SFAS No. 133, clarifies when a derivative contains a financing component, amends the definition of underlying to conform it to language used in FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others," and amends certain other existing pronouncements. Those changes will result in more consistent reporting of contracts as either derivatives or hybrid instruments. This statement is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The implementation of SFAS No. 149 did not have a material effect on World Am's financial statements.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. In addition, the statement requires an issuer to classify certain instruments with specific characteristics described in it as liabilities. This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The implementation of SFAS No. 150 did not have a material effect on World Am's financial statements.

In November 2004, the FASB issued SFAS No. 151, "Inventory Costs, An Amendment of ARB No. 43, Chapter 4." SFAS No. 151 amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, handling costs and wasted material (spoilage). Among other provisions, the new rule requires that such items be recognized as current-period charges, regardless of whether they meet the criterion of "so abnormal" as stated in ARB No. 43. SFAS No. 151 is effective for fiscal years beginning after June 15, 2005. World Am does not expect that adoption of SFAS No. 151 will have a material effect on its consolidated financial position, consolidated results of operations, or liquidity.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets, An Amendment of APB No. 29, Accounting for Nonmonetary Transactions." SFAS No. 153 requires exchanges of productive assets to be accounted for at fair value, rather than at carryover basis, unless (1) neither the asset received nor the asset surrendered has a fair value that is determinable within reasonable limits or (2) the transactions lack commercial substance. SFAS No. 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. World Am does not expect the adoption of this standard to have a material effect on its financial position, results of operations or cash flows.

In December 2004, the FASB issued SFAS No. 123R, which is a revision of SFAS No. 123, "Accounting for Stock-Based Compensation." This Statement supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees," and its related implementation guidance. This Statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. This Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. This Statement requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award - the requisite service period (usually the vesting period). World Am files as a small business issuer and must meet the requirements of this Statement for accounting periods after December 15, 2005. World Am is evaluating SFAS No. 123R and believes it may have a material effect on World Am's financial statements.

NOTE 2 - ACQUISITION OF SENZ-IT, INC. AND REVERSE MERGER ACCOUNTING

On August 31, 2005, World Am consummated an agreement to acquire 100% of the issued and outstanding capital stock of Senz-It, Inc. In exchange, World Am issued a warrant for 18,000,000 shares of its common stock and 55 shares of Class B convertible preferred stock to SUTI Holdings LP (SUTI), owner of Senz-It, Inc. The exercise price of the common shares under these Warrants is $0.0001 per share. The warrants vest immediately and expire in August 2010. Each share of Class B preferred stock is convertible into 1% of the outstanding common shares of World Am, including the common stock equivalents of all unexercised warrants, options and convertible securities, or a minimum of 7,272,728 shares of common stock.


SUTI has the right to vote its preferred shares on an "as if" basis, that is, as if the Class B preferred shares had already been converted into common shares. In addition, SUTI has selected three directors to sit on World Am board of directors, constituting a majority of the Board. Select University Technology, Inc, an affiliate of SUTI, has been hired to manage all operations of Senz-It, Inc.

Prior to the transaction, World Am, Inc. was a public company with assets of $88,656, liabilities totaling $1,075,978, and 66,570,285 shares of common stock issued and outstanding; Senz-It was a privately owned, non-operating development stage company. The transaction is considered to be a capital transaction in substance, rather than a business combination, with Senz-It, Inc. being the acquirer for accounting purposes. Inasmuch, the transaction is equivalent to the issuance of stock by Senz-It, Inc. for the net monetary assets of a public shell company (World Am, Inc.), accompanied by a recapitalization. World Am issued 55 shares of its Class B convertible preferred stock for all of the issued and outstanding common stock of Senz-It, Inc. The accounting for the transaction is identical to that resulting from a reverse acquisition, except goodwill or other intangible assets were not recorded, because, in the judgment of Company management, no goodwill or other intangible assets can be associated with World Am, Inc. Accordingly, these financial statements are the historical financial statements of Senz-It, Inc. Senz-It, Inc. was incorporated on March 4, 2005. Therefore, these financial statements reflect activities from March 4, 2005 (Date of Inception for Senz-It, Inc.) and forward. Inasmuch as Senz-It did not exist prior to the current year, no prior year financial comparisons are possible.

In connection with the acquisition of Senz-It, Inc., World Am accrued the cost of a finder's fee and other services of $204,400 to a consultant. This fee comprises a cash payment of $80,000 and the issuance of 12 million shares of common stock, valued at $122,400 on December 31, 2005.

The following is a pro forma Statement of Operations showing the effect as if World Am and Senz-It had been combined from the date of Senz-It's inception:

                   Condensed Pro Forma Statement of Operations
                 Period from Inception through December 31, 2005
                                   (Unaudited)


Revenue                                                             $   434,763

Cost of revenues                                                        308,273
                                                                    -----------

Gross profit                                                            126,490

Selling, general and administrative
expenses                                                              1,861,049
                                                                    -----------

Loss from operations                                                 (1,734,559)

Other income (expense)                                                 (166,155)
                                                                    -----------

Loss before provision for income taxes                               (1,900,714)

Provision for income taxes                                                   --
                                                                    -----------

Net loss                                                            $(1,900,714)
                                                                    ===========

NOTE 3 - ACCOUNTS RECEIVABLE

In February 2005, World Am entered into a factoring and security agreement for up to $75,000. This amount has been used primarily for accounts receivable factoring, and also for a $30,000 convertible note payable. The factoring is secured by specifically identified accounts receivable; the factored amounts are charged fees and interest on a sliding scale. The maximum usage of the line was $76,000 at September 30, 2005, exceeding the credit line by $1,000. The $30,000 note payable was paid during the quarter ended December 31, 2005. The amount owed for factoring at December 31, 2005 was $46,180

NOTE 4 - INVENTORY

Inventory totaling $12,152 consists of raw materials.


NOTE 5 - FIXED ASSETS

Fixed assets consist of the following as of December 31, 2005:


            Furniture and equipment                                    $  30,568
            Less: accumulated depreciation                                14,135
                                                                       ---------

                                                                       $  16,433
                                                                       =========
NOTE 6 - OTHER ASSETS

World Am had $7,250 in other assets at December 31, 2005. Of this amount, $4,000 is the cost of an option to license patented technology from the State University of New York at Buffalo. World Am intends to exercise this option to enter into an exclusive, royalty-bearing license with the State University of New York at Buffalo, to market an innovative technology in the field of micro-sensor elements and sensor arrays. World Am's Senz-It subsidiary intends to commercialize and market this technology in the homeland security, indoor air quality, food purity and processing and medical diagnostic industries. End-users have a stake in a quick, reliable, accurate and economical approach to sensing the presence and quantifying the amount of various toxic or dangerous substances.

The patented core technology enables a precise tailoring of formulations, processing parameters and engineering. The resulting sensor products significantly exceed performance specifications of existing devices for accuracy, reliability, ease of use and economical purchase.

The option to license this technology has been extended past the original December 20, 2005 expiration date.

The terms and conditions of the intended license agreement will include payment of all past and future patent costs associated with the patent rights; a 3% royalty on gross sales; a $25,000 license issue fee; and a 10% equity interest in World Am. Additionally, World Am will sponsor research for a five year period after the license agreement is signed, and Senz-It is funded: $25,000 for the first year, $50,000 for the second year, $75,000 for the third year, $100,000 for the fourth year and for $125,000 for the fifth year. The research funded by these funds does not need to relate to the technology rights, and may be used by the inventors for the research projects of their choosing. In addition, if it is practical for engineering development work related to the core technology to be done in the inventors' lab, these costs will be paid for by World Am and are in addition to the funding described above.

NOTE 7 - DUE TO STOCKHOLDERS

Due to stockholder totaling $559,075 as of December 31, 2005 consist of unreimbursed expenses and accrued wages to various stockholders and employees, including $298,921 that is owed to World Am's former president and chief executive officer for accrued salary and expenses, and a $5,000 note payable to a company controlled by him.

NOTE 8 - PAYROLL TAXES PAYABLE

As of December 31, 2005, payroll taxes payable consists of late payroll taxes for both payroll and stock option activity totaling $296,724.

NOTE 9 - LINE OF CREDIT

World Am has a line of credit through a credit card company with a credit line up to $5,000 with an annual variable rate currently at 0%. As of December 31, 2005, the balance on the line of credit totalled $0.

NOTE 10 - NOTES PAYABLE

World Am had a total of $98,180 in notes payable at December 31, 2005.

In April 2005 World Am entered into an accounts receivable factoring and security agreement for up to $75,000 with a financing entity. However, the account receivable was used as collateral for the factoring agreement, and was not assigned to the lender. When payment from the customer was received, the factor was not paid, placing World Am in default on the loan. Under the settlement agreement of December 2005, World Am agreed to pay interest at an annual rate of 19%. At December 31, 2005 the amount owed under the settlement agreement was $46,180.

In April 2005 World Am issued a $30,000 note to an individual. The note is due on demand, is secured by stock and bears interest at the rate of 8% per annum.

The remaining $22,000 of notes payable are due on demand, bear no interest and are unsecured.

NOTE 11 - RECLASSIFICATION OF CAPITAL LEASE OBLIGATION

World Am was obligated under a capital lease for manufacturing equipment. For financial reporting purposes, minimum lease payments relating to the equipment were capitalized. The final payment on the capital lease, amounting to $8,175 was the only remaining capital lease obligation. However, World Am has renegotiated the lease terms. World Am is no longer obligated to pay the final payment until it chooses to do so. Until the final payment is made, the equipment is now on a month-to-month rental; the lessor requires a monthly rental payment of $425. World Am has the right to return the equipment to the lessor at any time.

As a result, World Am has reclassified the obligation from a capital lease to an operating lease. This requires World Am to remove both the lease obligation and the remaining book value of the manufacturing equipment from the balance sheet. Equipment under this capital lease totals $10,563, which is net of accumulated depreciation totaling $3,026. This is $2,388 in excess of the remaining capital lease obligation, resulting in a non-cash loss of $2,388.

NOTE 12 - PREFERRED STOCK

(a) During June 2004, World Am entered into a loan agreement with a lender whereby the lender agreed to use its best efforts to provide World Am a loan in the maximum amount of $2,000,000 subject to certain terms and conditions. World Am agreed to issue 1,370 shares of Class A preferred stock that is convertible to common stock at a ratio of 1-to-1,000,000 as collateral on the loan. The shares were issued in June 2004. The lender did not fund the loan and accordingly, World Am provided a written demand for the return of the shares; the certificate for 1,370 shares was returned to World Am and cancelled.

During May 2005, the Lender assigned all rights set forth in the loan agreement to Coldwater Capital Partners, LLC. On this basis, a certificate for 1,370 shares of Class A preferred stock was issued on June 4, 2005. On July 21, 2005, World Am authorized that one share of the Class A preferred stock be converted into 1,000,000 restricted shares of common stock. World Am never received any funding under this loan agreement. Therefore, in January 2006 World Am made the determination to cancel the balance of 1,369 shares of Class A preferred stock. World Am is analyzing its alternatives with regard to the 1,000,000-share conversion.

(b) On August 31, 2005, World Am completed a Share Exchange Agreement (see Note
2) with Senz-It, Inc. Under this agreement, Senz-It becomes a wholly owned subsidiary of World Am in exchange for 55 shares of Class B convertible preferred stock (among other consideration). Each share of Class B preferred stock is convertible into the greater of (a) that number of shares of common stock of World Am equal to 1% of the outstanding shares of common stock of World Am as of the date of the conversion, after giving consideration to the shares issued as a result of the conversion, any options, warrants, or other convertible securities then outstanding, and any other securities issued simultaneously on the date of conversion, or 7,272,728 shares of common stock.

NOTE 13 - COMMON STOCK

On August 31, 2005, World Am consummated an agreement to acquire 100% of the issued and outstanding capital stock of Senz-It, Inc. In exchange for the 1,000,000 shares of Senz-It, Inc., World Am issued a warrant for 18,000,000 shares of its common stock and 55 shares of Class B convertible preferred stock to SUTI Holdings LP (SUTI), owner of Senz-It, Inc. The exercise price of the common shares under these Warrants is $0.0001 per share. The warrants vest immediately and expire in August 2010. Each share of Class B preferred stock is convertible into 1% of the outstanding common shares of World Am, including the common stock equivalents of all unexercised warrants, options and convertible securities (see Note 2), or a minimum of 7,272,728 shares of common stock.

Subsequent to the merger, there have been the following issuances of free trading shares of common stock:

      During September 2005, World Am issued 15,410,573 shares in payment for services valued at $54,457.

      During October 2005, World Am issued 12,748,670 shares in payment for services valued at $40,796.

      During October 2005, World Am issued 1,795,574 shares with market value of $32,141 to employees exercising stock options.

      During November 2005, World Am issued 10,375,000 shares with market value of $250,267 to employees exercising stock options.

      During December 2005, World Am issued 2,005,000 shares with market value of $19,661 to employees exercising stock options.

      During December 2005, World Am issued 4,642,857 shares in payment for services valued at $60,357.

NOTE 14 - STOCK WARRANTS AND OPTIONS

(a) At the merger date, Senz-It, Inc. assumed all liabilities and obligations of World Am, Inc. This included $30,000 of warrants granted to holders of convertible notes issued in February, 2005, and an additional $10,000 issued in July 2004. The number of warrants to be received by the holder shall be determined by dividing the purchase price of the Units ($10,000) by the lowest bid price of World Am's common stock during the thirty day period following the Pricing Period, which is the 365 days following the issuance of the convertible notes. World Am recorded the value of the warrants as a discount on the convertible notes payable that had been fully accreted as of June 30, 2005. 4,642,857 shares were issued on December 8, 2005 in a cashless exercise to satisfy all obligations related to a convertible note. The fair value of the shares was $60,357. $30,000 of warrants were outstanding at December 31, 2005, which expire in ten years.
(b) As discussed in Note 2, SUTI Holdings, LP, founder and sole stockholder of Senz-It, Inc., was granted 18,000,000 warrants at an exercise price of $0.0001. The warrants vested immediately, and expire in 10 years. During February, 2006, SUTI Holdings LP assigned these warrants to its General Partner, Select University Technologies, Inc. 17,880,000 shares were issued in a cashless exercise on March 7, 2006 (the balance of 120,000 shares was withheld in the cashless exercise of the warrant). The fair value of the shares was $268,200.

(c) The World Am, Inc. Amended and Restated Employee Stock Incentive Plan, dated February 7, 2006, is intended to allow designated officers and employees, and certain non-employees of World Am, to receive certain options to purchase common stock, and to receive grants subject to certain restrictions. The purpose of this Plan is to provide employees with equity-based compensation incentives to make significant and extraordinary contributions to the long-term performance and growth of World Am, and to attract and retain employees of exceptional ability.

The maximum number of shares of stock that may be issued is 235,000,000. The purchase price of shares under the plan is $0.015 per share (see Note 19). World Am pays the sales commission on the exercise of each option. The option period begins on the date of grant of the incentive option and will not exceed ten years. There were options granted covering 125,000,000 shares under the plan during the year ended December 31, 2005. Options representing 13,620,000 shares of common stock were exercised during the year ended December 31, 2005. As of December 31, 2005, there were 114,076,500 shares of common stock remaining to be issued under this plan.

NOTE 15 - RECEIVABLES RELATED TO ISSUANCE OF COMMON STOCK

(a) During May 2004, World Am entered into a Share Exchange Agreement (the "Exchange Agreement") with World Am Security Venture Company, Ltd. ("WSVC"), a privately held China corporation. Under the terms of the agreement, World Am will acquire all the outstanding shares of WSVC in exchange for 200,000 shares of World Am's common stock, and 100 shares of World Am's convertible preferred stock. In addition, WSVC shall obtain the right to own or lease property and to carry on business. Further WSVC will invest up to $5,000,000 to acquire a new manufacturing plant and other facilities for the purpose of manufacturing authorized products of World Am. Failure to make this investment will be considered a breach of contract.

World Am issued the 200,000 shares of common stock in April 2004 required under the Exchange Agreement, however did not issue the 100 shares of convertible preferred stock. As of December 31, 2004, WSVC had established a business license, but had not completed the acquisition of a manufacturing plant and other facilities. Accordingly, World Am recorded a receivable totalling $220,000 in anticipation that the remaining terms of the Exchange Agreement would be fulfilled. As of December 31, 2004, World Am determined that WSVC would most likely be unable to fulfil the remaining terms. Accordingly, World Am placed a stop on the 200,000 shares with their transfer agent and is currently seeking their return. Management believes the stop is sufficient to prevent transfer or sale of the stock and that, if necessary, legal action will result in the cancellation of the stock if they are not returned. (b) During December 2005, an employee exercised 500,000 shares of stock options. As of December 31, 2005 World Am had not yet received $4,040 from the stockbroker managing the stock option plan, and recorded a receivable for that amount. These funds were received during January 2006.

NOTE 16 - COMMITMENTS AND CONTINGENCIES

Operating Leases - World Am operates from a leased facility under a non-cancellable operating lease. The agreement calls for monthly base rent of $3,820, which increases on each anniversary of the lease. Rent expense totaled $81,472, which includes $35,435 for a facility no longer leased, for the period ended December 31, 2005 and includes various operating costs in addition to the base rent.

As of December 31, 2005, future minimum rental payments required under the operating leases are as follows:

       2006                   $30,560
                              -------

       Total:                 $30,560
                              =======

Legal Issues - On October 25, 2004, a complaint was filed in the United States District Court, District of Colorado: Mitchell Vince V. Isotec, Inc. and World Am, Inc. The complaint alleges that Isotec terminated Mr. Vince without cause prior to the expiration of the term of an alleged employment agreement. The complaint seeks monetary damages of $240,000. World Am has retained counsel in the matter and responsive pleadings have been filed. The suit has not been settled.

Management believes World Am has meritorious claims and defenses to the plaintiffs' claims and ultimately will prevail on the merits. However, this matter remains in the early stages of litigation and there can be no assurance as to the outcome of the lawsuit. Litigation is subject to inherent uncertainties, and unfavorable rulings could occur. Were unfavorable rulings to occur, there exists the possibility of a material adverse impact of money damages on World Am's financial condition, results of operations, or liquidity of the period in which the ruling occurs, or future periods.

NOTE 17 - SETTLEMENT LIABILITY

On January 30, 2004, a complaint was filed in the District Court of Adams County, Colorado: Robert Hainey and Internet Marketing Solutions, Inc. v. World Am Communications, Inc. and Isotec, Inc. The complaint, which has causes of action for breach of contract and unjust enrichment, alleges that the defendants failed to pay the plaintiffs for certain consulting and public relations and related work, reimbursement of certain business expenses incurred on behalf of the defendants, and to repay a loan made by the plaintiffs to the defendants. The complaint sought total monetary damages of approximately $308,000.

On July 27, 2005, World Am settled this matter. Under the terms of this settlement, World Am was obligated to pay the sum of $116,000 over a period of four years in semi-annual installments, beginning on October 1, 2005. The plaintiffs were obligated to pay World Am the sum of $2,000 per installment payment to reimburse it for administrative costs in connection with the payment. Accordingly, World Am assumed a settlement liability of $116,000 from World Am, Inc. on August 31, 2005, with $29,000 recorded as short-term or amounts due within one year and $87,000 recorded as long-term.

Management has been advised by local legal counsel that the settlement is now unenforceable in the State of Colorado because the action dismissed the plaintiff with prejudice, and cannot be presented in any other jurisdiction. The actions that lead to this involved the procedures under which the complaint was filed and the settlement reached and recorded. In addition, this legal counsel has advised that a new action cannot be refilled since the relevant statute of limitations on this matter has expired. Accordingly, World Am has eliminated the settlement liability and recorded a settlement gain of $116,000 as of December 31, 2005.

NOTE 18 - INCOME TAXES

World Am accounts for income taxes under SFAS No. 109, "Accounting for Income Taxes," which requires use of the liability method. SFAS No. 109 provides that deferred tax assets and liabilities are recorded based on the difference between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the current enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

For the period ended December 31, 2005, World Am had a net operating loss carry forward of $11,041,136, of which $10,340,511 was incurred by World Am prior to the merger. Realization of deferred tax assets is dependent upon future earnings, if any, the timing and amount of which are uncertain. Accordingly, the net deferred tax assets have been fully offset, due to the uncertainty of the realization, by a valuation allowance.

As of December 31, 2005, World Am has available net operating loss carry forwards that will expire in various periods through 2025. Such losses may not be fully deductible due to the significant amounts of non-cash service costs and the change in ownership rules under Section 382 of the Internal Revenue Code. World Am has established a valuation allowance for the full tax benefit of the operating loss carryovers due to the uncertainty regarding realization.

Deferred Income Tax Asset - Net operating loss carryforwards        $ 1,445,714
Less: Valuation Allowance                                            (1,445,714)
                                                                    -----------

Total Deferred Income Taxes                                         $         0
                                                                    ===========

NOTE 19 - SUBSEQUENT EVENTS

(a) Stock issuances:

      (1) On January 6, 2006, World Am issued 12,000,000 shares of common stock to a consultant as payment for fees of $122,400 related to the merger and other matters ($0.0102 per share); of those shares, 8,000,000 were restricted.

      (2) During January 2006, World Am granted options to purchase 6,440,000 shares of World Am's common stock pursuant to the Amended and Restated Employee Stock Incentive Plan. The options were immediately exercised. The shares had a fair value of $60,220 ($0.009 per share).

      (3) 25,000,000 shares issued to World Am's transfer agent, Island Stock Transfer, during February 2006 to hold in escrow for eventual issuance for the employee stock option plan. Escrowed shares are included in issued shares, but not in outstanding shares until such time as they are granted and exercised. World Am had a total of 17,620,000 shares held in escrow as of December 31, 2005.

      (4) During February 2006, World Am granted options to purchase 4,773,077 shares of World Am's common stock pursuant to the Amended and Restated Employee Stock Incentive Plan. The options were immediately exercised. The shares had a fair value of $88,039 ($0.018 per share).

      (5) 30,879,999 shares were issued during March under the exercise of various warrants, including 17,880,000 shares issued to Select University Technologies, Inc. (on March 7, 2006, SUTI Holdings, LP assigned the warrant for 18,000,000 shares it received in the acquisition of Senz-It by World Am on August 31, 2005 to Select University Technologies, Inc. which exercised the warrants in a cashless transaction that resulted in the issuance of 17,880,000 restricted shares of common stock; the balance of 120,000 shares was withheld in the cashless exercise of this warrant). All shares were restricted.

      (6) During March 2006, World Am issued 500,000 shares of common stock for services totaling $7,000 ($0.0140 per share).

      (7) During March 2006, World Am granted options to purchase 1,300,000 shares of World Am's common stock pursuant to the Amended and Restated Employee Stock Incentive Plan. The options were immediately exercised. The shares had a fair value of $22,100 $0.017 per share).

      (8) During April 2006, World Am granted options to purchase 300,000 shares of World Am's common stock pursuant to the Amended and Restated Employee Stock Incentive Plan. The options were immediately exercised. The shares had a fair value of $6,300 $0.021 per share).

      (9) During April 2006, World Am issued 1,300,000 shares of common stock for services totaling $18,200 ($0.014 per share).

(b) See Note 12, Preferred Stock, for a discussion of Class A preferred stock.

(c) On January 23, 2006, World Am entered into a Securities Purchase Agreement with Golden Gate Investors, Inc. Under this agreement, Golden Gate agreed to purchase from World Am a convertible debenture in the aggregate principal amount of $1,000,000. The conversion price is equal to the lesser of (i) $0.20, or (ii) 80% of the average of the 3 lowest volume weighted average prices during the 20 trading days prior to the election to convert, or (iii) 80% of the volume weighted average price on the trading day prior to the election to convert.

In conjunction with the debenture, World Am issued to Golden Gate a warrant, dated January 23, 2006, to purchase 10,000,000 shares of common stock of World Am, exercisable at $1.00 per share. World Am also issued to Golden Gate a warrant, dated January 23, 2006, to purchase up to that number of shares of common stock equal to $2,750,000 divided by 120% of the average of the current market prices of the common stock for the 20 trading days prior to January 23, 2006, at a price per share equal to the 120% of the average of the current market price of the common stock for the 20 trading days prior to January 23, 2006.

Under an addendum to the debenture and the warrant (dated February 7, 2006), the following was amended (among other things): (a) the principal amount of the debenture was reduced to $100,000; (b) the number of shares into which this debenture may be converted was changed to equal to the dollar amount of the debenture being converted multiplied by 110, minus the product of the conversion price multiplied by 100 times the dollar amount of the debenture being converted, and the entire foregoing result divided by the conversion price; and
(c) the exercise price of the first warrant was increased to $1.09 per share, with the warrant exercised in an amount equal to 100 times the amount of the debenture being converted. With the execution of this addendum, this transaction was closed.

In connection with this agreement, World Am also granted to Golden Gate certain rights under a registration rights agreement, dated January 23, 2006, to the shares to be issued upon conversion of the debenture and the warrants.

Golden Gate provided World Am with an aggregate $150,000 on February 7, 2006, as follows:

o     $100,000 for the debenture was disbursed directly to World Am; and

o $50,000 has been retained for services provided to our company by various professionals (this amount represents a prepayment towards the exercise of $1.09 warrant).

(d) On February 7, 2006, World Am's Stock Incentive Plan was amended and restated (Amendment No. 4) to change the exercise price under this plan to $0.015 per share.

(e) On May 18, 2006, World Am's subsidiary, Isotec, Inc., issued a demand promissory note in favor of World Am's controlling shareholder, SUTI Holdings, LP. Under this note, World Am may borrow up to $100,000. These funds are being used to assist in the ongoing operations of World Am. Under the terms of the promissory note in connection with this loan, the principal and all accrued interest is to be no later than 30 days following the commencement date. The principal amount from time to time outstanding is to bear simple interest from the commencement date through the maturity date at a rate equal to 8% of the loan amount. After an Event of Default (as defined in the promissory note), all past due principal and, to the extent permitted by applicable law, interest upon this note is to bear interest at the rate per annum equal to 12%. World Am has borrowed a total of $19,030 under this note.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT

SEC Registration fee                $ 1,542.13
Accounting fees and expenses          5,000.00*
Legal fees and expenses              40,000.00*
Miscellaneous                         3,457.87
                                    ----------
                        TOTAL       $50,000.00*
                                    ==========

* Estimated

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

World Am has made the following sales of unregistered securities of during the past three years:

      (a) At various times during 2003, World Am issued options that covered a total of 65,000,000 shares of common stock to employees and consultants for World Am. The shares underlying these options were issued under World Am's 2003 Non-Qualified Stock Option Plan, adopted on September 29, 2003. These options were exercisable at either 65% or 75% of the fair market value of World Am's common stock on the date the stock option is granted.

      (b) On February 20, 2004, World Am issued a total of 29,287,333 shares of common stock to Mr. Alexander and his wife, Karen Alexander, in payment of accrued salaries owing by World Am in the amount of $131,793.

      (c) On April 13, 2004, World Am issued 20,000,000 shares of common stock to James Kang in connection with the share exchange agreement between World Am and World Am Security Venture Company, Ltd., dated May 18, 2004. These shares were valued at $220,000 ($0.011 per share).

      (d) On June 3, 2004, World Am issued 10,000,000 shares of common stock to one consultant for services and related expenses for World Am, valued at a total of $52,000 ($0.0052 per share).

      (e) On June 3, 2004, World Am issued a total of 37,000,000 to two consultants for services to World Am, valued at a total of $163,800 ($0.0044 per share).

      (f) On June 3, 2004, World Am issued 10,000,000 shares of common stock pursuant to the management agreement between World Am and James Kang (in connection with the share exchange agreement discussed in (a) above. These shares were valued at $52,000 ($0.0052 per share).

      (g) During June 2004, World Am entered into a loan agreement with a lender whereby the lender agreed to use its best efforts to provide World Am a loan in the maximum amount of $2,000,000 subject to certain terms and conditions. World Am agreed to issue 1,370 shares of Class A preferred stock that is convertible to common stock at a ratio of 1-to-1,000,000 as collateral on the loan. The shares were issued in June 2004. The lender did not fund the loan and accordingly, World Am provided a written demand for the return of the shares; the certificate for 1,370 shares was returned to World Am and cancelled.

During May 2005, the Lender assigned all rights set forth in the loan agreement to Coldwater Capital Partners, LLC. On this basis, a certificate for 1,370 shares of Class A preferred stock was issued on June 4, 2005. On July 21, 2005, World Am authorized that one share of the Class A preferred stock be converted into 1,000,000 restricted shares of common stock. World Am never received any funding under this loan agreement. Therefore, in January 2006 World Am made the determination to cancel the balance of 1,369 shares of Class A preferred stock. World Am is analyzing its alternatives with regard to the 1,000,000-share conversion.

      (h) On July 1, 2004, World Am issued a 1,694,915 shares of common stock to one individual for consulting services rendered for World Am. These shares are valued at a total of $10,000 ($0.0059 per share).

      (i) On August 17, 2004, World Am issued a total of 7,637,000 shares of common stock to four individuals (three of them then current members of the board of directors) for prior board services to World Am. These shares are valued at approximately $20,620 ($0.0027 per share).

      (j) Between August 18, 2004 and August 27, 2004, World Am granted options covering a total of 730,350 (73,035,000 pre-split) shares of common stock to certain company employees, including our chief executive officer. These options were granted under World Am's Amended and Restated Employee Stock Incentive Plan. These options, which are exercisable into free trading shares of common stock under that plan, are exercisable at 65% of the fair market value of World Am's common stock on the date the stock option is granted. All these options were exercised in 2004.

      (k) During February 2005, World Am issued a $30,000 convertible note payable to an individual. The convertible note payable matures during June 2005, is unsecured, and bearing interest at 10%. The note is convertible by the holder prior to maturity, in multiples of $1,000 principal amount, into shares of World Am's common stock. The number of shares of World Am's common stock shall be determined by dividing the principal amount to be converted by the lowest bid price of World Am's common stock during the 180-day period following the issuance of the note. In the event the holder converts prior to the end of the pricing period, the number of shares of World Am's common stock shall be determined by dividing the principal amount to be converted by the lowest reported bid price of World Am's common stock between the date of issuance of the note and date of conversion.

The holder of the convertible note also received a warrant to purchase shares of World Am's common stock that expire during February 2008. The number of shares to be received by the holder shall be determined by dividing the purchase price by the lowest bid price of World Am's common stock during the thirty-day period following the pricing period. In the event the holder exercises prior to the end of the pricing period, the number of shares of World Am's common stock that may be acquired upon exercise of the warrant shall be determined by dividing the purchase price of the warrant by the lowest reported bid price of World Am's common stock between the date of grant and the date of exercise of the warrant.

      (l) On June 10, 2005, World Am entered into a share exchange agreement with Senz-It, Inc., a California corporation, and its stockholder, SUTI Holdings LP. Under the terms of this agreement, as amended, World Am issued a warrant to purchase 18,000,000 shares of our common stock, exercisable at $0.0001 per share for a period of five years after issuance, and 55 shares of World Am Series B preferred stock (each share of which is convertible, at the option of the holder, at any time after the issuance of such share into the greater of (i) 1% of the outstanding shares of common stock of World Am then outstanding, after giving consideration to the shares issued as a result of the conversion, any options, warrants, or other convertible securities then outstanding, and any other securities issued simultaneously on the date of conversion, and (ii) 7,272,728 shares of common stock;

      (m) On October 10, 2005, World Am granted options to purchase shares of World Am common stock to the following current and former directors (total of 82,500,000 shares): (i) James Alexander: 45,000,000 shares to cover accrued but not paid salary owed to him by World Am; (ii) Robert Hovee: 18,750,000 shares (subsequently reduced on November 17, 2005 to 2,000,000 shares) to cover services to be performed for World Am; (iii) David J. Barnes: 9,375,000 shares (subsequently reduced on December 8, 2005 to 2,000,000 shares) to cover services to be performed for World Am; and (iv) James R. Largent: 9,375,000 shares (subsequently reduced on December 8, 2005 to 2,000,000 shares) to cover services to be performed for World Am. These options are exercisable into free trading shares of common stock under World Am's Employee Stock Incentive Plan. At various times between that date and December 31, 2005, World Am granted additional options to various individuals up to the total of 125,000,000 granted during the year. On February 13, 2006, all remaining options held by Mr. Hovee, Mr. Barnes, and Mr. Largent were returned to World Am and cancelled.

      (n) On January 6, 2006, 12,000,000 shares issued in January 2006 to a consultant as payment for fees of $122,400 related to the acquisition of Senz-It by World Am and other matters ($0.0102 per share); of those shares, 8,000,000 were restricted.

      (o) During January 2006, World Am granted options to purchase 6,440,000 shares of World Am's common stock pursuant to the Amended and Restated Employee Stock Incentive Plan. The options were immediately exercised. The shares had a fair value of $60,220 ($0.009 per share).

      (p) World Am entered into the a subscription agreement on January 23, 2006 (as amended and closed on February 7, 2006) with Golden Gate Investors, Inc. for the sale of convertible debenture in the amount of $100,000. This debenture bears interest at 6 3/4% per annum and is convertible into shares of World Am's common stock. The number of shares into which this debenture may be converted is equal to the dollar amount of the debenture being converted multiplied by 110, minus the product of the conversion price multiplied by 100 times the dollar amount of the debenture being converted, and the entire foregoing result shall be divided by the conversion price. The conversion price is equal to the lesser of (i) $0.20, or (ii) 80% of the average of the 3 lowest volume weighted average prices during the 20 trading days prior to the election to convert, or (iii) 80% of the volume weighted average price on the trading day prior to the election to convert.

In addition the convertible debenture, World Am issued to Golden Gate Investors, Inc. a warrant, dated January 23, 2006, to purchase 10,000,000 shares of common stock of World Am, exercisable at $1.09 per share (which will expire on January 23, 2009). World Am also issued to Golden Gate Investors, Inc. a warrant, dated January 23, 2006, to purchase up to that number of shares of common stock equal to $2,750,000 divided by 120% of the average of the current market prices of the common stock for the 20 trading days prior to January 23, 2006, at a price per share equal to the 120% of the average of the current market price of the common stock for the 20 trading days prior to January 23, 2006 (which will expire on January 23, 2011).

         On June 14, 2006, the parties to the Securities Purchase Agreement agreed that all of the documents in connection with this transaction are to be cancelled. The funds already advanced to World Am are credited against the amounts to be paid under a new financing agreement.

      (q) During February 2006, World Am granted options to purchase 4,773,077 shares of World Am's common stock pursuant to the Amended and Restated Employee Stock Incentive Plan. The options were immediately exercised. The shares had a fair value of $88,039 ($0.018 per share).

      (r) On March 3, 2006, World Am issued a total of 12,999,999 shares of common stock as a result of the exercise of warrants by three individuals. These warrants were exercised on a cashless basis by World Am withholding of an amount of shares each person would have been entitled to upon exercise of the warrant in the amount of the exercise price.

      (s) As part of the acquisition of Senz-It by World Am, effective on August 31, 2005, a warrant covering 18,000,000 shares of common stock (exercisable at $0.0001 per share) was issued to SUTI Holdings, LP, the former stockholder of Senz-It). On March 7, 2006, SUTI Holdings, LP assigned the warrant to Select University Technologies, Inc., its general partner, which then exercised the warrant and was issued 17,880,000 shares of World Am common stock (the remainder of the 18,000,000 shares (120,000) being withheld in the cashless exercise of the warrant).

      (t) During March 2006, World Am granted options to purchase 1,300,000 shares of World Am's common stock pursuant to the Amended and Restated Employee Stock Incentive Plan. The options were immediately exercised. The shares had a fair value of $22,100 $0.017 per share).

      (u) On April 5, 2006, World Am granted options to purchase 300,000 shares of World Am's common stock pursuant to the Amended and Restated Employee Stock Incentive Plan. The options were immediately exercised. The shares had a fair value of $6,300 $0.021 per share).

      (v) World Am entered into a new Securities Purchase Agreement, dated June 19, 2005, with La Jolla Cove Investors, Inc., a company under common control with Golden Gate Investors, Inc. Under this agreement, La Jolla Cove Investors, Inc. agreed to purchase from World Am a convertible debenture in the aggregate principal amount of $500,000. The conversion price is equal to the lesser of (i) $0.20, or (ii) 80% of the average of the three lowest volume weighted average prices during the 20 trading days prior to the election to convert, or (iii) 80% of the volume weighted average price on the trading day prior to the election to convert. The number of common shares into which this debenture may be converted is equal to the dollar amount of the debenture being converted multiplied by eleven, minus the product of the conversion price multiplied by ten times the dollar amount of the debenture being converted, and the entire foregoing result shall be divided by the conversion price.

      In conjunction with the debenture, World Am issued to La Jolla Cove Investors, Inc. a warrant, dated June 19, 2006, to purchase 5,000,000 shares of common stock of World Am, exercisable at $1.00 per share. World Am also issued to La Jolla Cove Investors, Inc. a warrant, dated June 19, 2006, to purchase up to that number of shares of common stock equal to $2,750,000 divided by 120% of the average of the closing prices of the common stock for the 20 trading days prior to June 19, 2006, at a price per share equal to the 120% of the average of the current market price of the common stock for the 20 trading days prior to June 19, 2006.

No commissions were paid in connection with these sales. These sales were undertaken under Rule 506 of Regulation D under the Securities Act of 1933. Each of the transactions did not involve a public offering and each of the investors represented that he/she was a "sophisticated" or "accredited" investor as defined in Rule 502 of Regulation D.

World Am incorrectly previously reported that between January 6, 2005 and January 20, 2005, it had granted options covering a total of 26,965,000 pre-split shares of common stock to certain company employees and consultants. Instead, these were in actuality shares of common stock (not options) issued under World Am's Directors and Consultants Retainer Stock Plan to certain employees and consultants (not including World Am's chief executive officer and his wife).

ITEM 27. EXHIBITS.

Number                            Description
------                            -----------

2.1 Agreement and Plan of Merger between World Am and Allmon Corporation, dated May 11, 2000 (incorporated by reference to Exhibit 2.1 of the Form 8-K12g-3 filed on May 16, 2000).

2.2 Stock Purchase Agreement between World Am, Isotec, Incorporated, and selling shareholders, dated February 22, 2000 (incorporated by reference to Exhibit 2.2 of the Form 10-QSB filed on May 21, 2001).

2.3 Share Exchange Agreement between World Am and World Am Security Venture Company, Ltd., dated May 18, 2004 (incorporated by reference to Exhibit 2 of the Form 8-K filed on May 26, 2004).

3.1 Articles of Incorporation, dated July 5, 2002 (incorporated by reference to Exhibit 3.1 of the Form 10-QSB/A filed on February 5,
         2004).

3.2 Certificate of Amendment to Articles of Incorporation, dated August 20, 2002 (incorporated by reference to Exhibit 3.2 of the Form 10-QSB/A filed on February 5, 2004).

3.3 Certificate of Amendment to Articles of Incorporation, dated December 20, 2002 (incorporated by reference to Exhibit 3.3 of the Form 10-QSB/A filed on February 5, 2004).

3.4 Certificate of Amendment to Articles of Incorporation, dated August 2, 2004 (incorporated by reference to Exhibit 3.4 of the Form 10-QSB filed on August 20, 2004).

3.5 Certificate of Amendment of Articles of Incorporation, dated November 8, 2004 (incorporated by reference to Exhibit 3.1 of the Form 8-K filed on November 16, 2004).

3.6 Certificate of Amendment of Articles of Incorporation, dated December 1, 2004 (incorporated by reference to Exhibit 3.2 of the Form 8-K filed on November 16, 2004).

3.7 Bylaws, dated May 15, 2000 (incorporated by reference to Exhibit 3.2 of the Form 8-K12g-3 filed on May 16, 2000).

4.1 Employee Stock Incentive Plan, dated January 22, 2001 (incorporated by reference to Exhibit 4.1 of the Form S-8 filed on January 29, 2001).

4.2 Non-Employee Directors and Consultants Retainer Stock Plan, dated January 5, 2001 (incorporated by reference to Exhibit 4.2 of the Form S-8 filed on January 29, 2001).

4.3 Common Stock Purchase Agreement between World Am and Four Way Associates, Inc., dated June 1, 2001 (incorporated by reference to
         Exhibit 4.3 of the Form SB-2 filed on August 28, 2001).

4.4 Amended and Restated Employee Stock Incentive Plan, dated November 20, 2001 (incorporated by reference to Exhibit 4.1 of the Form S-8 POS filed on January 31, 2002).

4.5 Amended and Restated Non-Employee Directors and Consultants Retainer Stock Plan, dated November 20, 2001 (incorporated by reference to
         Exhibit 4.2 of the Form S-8 POS filed on January 31, 2002).

4.6 2002 Non-Employee Directors and Consultants Retainer Stock Plan, dated September 12, 2002 (incorporated by reference to Exhibit 4 of the Form S-8 filed on September 18, 2002).

4.7 2002 Stock Compensation Plan, dated December 16, 2002 (incorporated by reference to Exhibit 4 of the Form S-8 filed on December 23, 2002)

4.8 2003 Consultants Stock Compensation Plan dated August 19, 2003 (incorporated by reference to Exhibit 4 of the Form S-8 filed on August 22, 2003).

4.9 2003 Non-Qualified Stock Option Plan, dated September 29, 2003 (incorporated by reference to Exhibit 4 of the Form S-8 filed on October 1, 2003).

4.10 Amended and Restated Non-Employee Directors and Consultants Retainer Stock Plan (Amendment No. 2), dated February 10, 2004 (incorporated by reference to Exhibit 4 of the Form S-8 POS filed on February 13, 2004).

4.11 Amended and Restated Non-Employee Directors and Consultants Retainer Stock Plan (Amendment No. 3), dated June 1, 2004 (incorporated by reference to Exhibit 4 of the Form S-8 POS filed on June 10, 2004).

4.12 Amended and Restated Employee Stock Incentive Plan (Amendment No. 2), dated July 15, 2004 (incorporated by reference to Exhibit 4 of the Form S-8 POS filed on August 6, 2004).

4.13 Amended and Restated Non-Employee Directors and Consultants Retainer Stock Plan (Amendment No. 4), dated October 12, 2004 (incorporated by reference to Exhibit 4 of the Form S-8 POS filed on October 19, 2004).

4.14 Amended and Restated Non-Employee Directors and Consultants Retainer Stock Plan (Amendment No. 5), dated December 1, 2004 (incorporated by reference to Exhibit 4 of the Form S-8 POS filed on December 13, 2004).

4.15 Amended and Restated Employee Stock Incentive Plan (Amendment No. 3), dated October 17, 2005 (incorporated by reference to Exhibit 4 of the Form S-8 POS filed on December 6, 2005).

4.16 Amended and Restated Non-Employee Directors and Consultants Retainer Stock Plan (Amendment No. 6), dated December 22, 2005 (incorporated by reference to Exhibit 4 of the Form S-8 POS filed on January 6, 2006).

4.17 Securities Purchase Agreement between World Am and Golden Gate Investors, Inc., dated January 23, 2006 (incorporated by reference to
         Exhibit 4.1 of the Form 8-K filed on February 10, 2006).

4.18 6 3/4% Convertible Debenture issued to Golden Gate Investors, Inc., dated January 23, 2006 (incorporated by reference to Exhibit 4.2 of the Form 8-K filed on February 10, 2006).

4.19 Warrant to Purchase Common Stock (due January 6, 2009) issued to Golden Gate Investors, Inc., dated January 23, 2006 (incorporated by reference to Exhibit 4.3 of the Form 8-K filed on February 10, 2006).

4.20 Warrant to Purchase Common Stock (due January 6, 2011) issued to Golden Gate Investors, Inc., dated January 23, 2006 (incorporated by reference to Exhibit 4.4 of the Form 8-K filed on February 10, 2006).

4.21 Registration Rights Agreement between World Am and Golden Gate Investors, Inc., dated January 23, 2006 (incorporated by reference to
         Exhibit 4.5 of the Form 8-K filed on February 10, 2006).

4.22 Addendum to Convertible Debenture and Warrant To Purchase Common Stock, dated February 7, 2006 (incorporated by reference to Exhibit 4.6 of the Form 8-K filed on February 10, 2006).

4.23 Amended and Restated Employee Stock Incentive Plan (Amendment No. 4), dated February 7, 2006 incorporated by reference to Exhibit 4 of the Form S-8 POS filed on February 14, 2006).

4.24 Cancellation Letter between World Am and Golden Gate Investors, Inc., dated June 14, 2006 (incorporated by reference to Exhibit 4.7 of the Form 8-K/A filed on June 27, 2006).

4.25 Securities Purchase Agreement between World Am and La Jolla Cove Investors, Inc., dated June 19, 2006 (incorporated by reference to
         Exhibit 4.8 of the Form 8-K/A filed on June 27, 2006).

4.26 6 3/4% Convertible Debenture issued to La Jolla Cove Investors, Inc., dated June 19, 2006 (incorporated by reference to Exhibit 4.9 of the Form 8-K/A filed on June 27, 2006).

4.27 Warrant to Purchase Common Stock (due June 19, 2009) issued to La Jolla Cove Investors, Inc., dated June 19, 2006 (incorporated by reference to
         Exhibit 4.10 of the Form 8-K/A filed on June 27, 2006).

4.28 Warrant to Purchase Common Stock (due June 19, 2011) issued to La Jolla Cove Investors, Inc., dated June 19, 2006 (incorporated by reference to
         Exhibit 4.11 of the Form 8-K/A filed on June 27, 2006).

4.29 Registration Rights Agreement between World Am and La Jolla Cove Investors, Inc., dated June 19, 2006 (incorporated by reference to
         Exhibit 4.12 of the Form 8-K/A filed on June 27, 2006).

4.30 Additional Transaction Letter between World Am and La Jolla Cove Investors, Inc., dated June 22, 2006 (incorporated by reference to
         Exhibit 4.13 of the Form 8-K/A filed on June 27, 2006).

5        Opinion of Sichenzia Ross Friedman Ference LLP (filed herewith).

10.1 Employment Agreement between World Am and James Alexander, dated February 20, 2002 (incorporated by reference to Exhibit 10.4 of the Form 10-QSB filed on May 14, 2002).

10.2 Amendment A to Employment Agreement between World Am and James Alexander, dated as of February 20, 2002 (incorporated by reference to Exhibit 10.1 of the Form 10-KSB filed on April 11, 2003).

10.3 Amendment B to Employment Agreement between World Am and James Alexander, dated January 15, 2004 (incorporated by reference to Exhibit
         10.3 of the Form 10-KSB filed on April 20, 2004).

10.4 Share Exchange Agreement between World Am, on the one hand, and Senz-It, Inc. and the shareholder of Senz-It, on the other hand, dated June 10, 2005 (including the following: Exhibit A: Shares to be Issued; Exhibit B: Warrant; Exhibit C: Series B Preferred Stock Certificate of Designation; and Exhibit I: Funding Schedule) (not including the following: Exhibit D: World Am, Inc. Officer's Certificate; Exhibit E:
         Senz It, Inc. Officer's Certificate; Exhibit F: Senz It Financial Statements; Exhibit G: Senz It Contracts; Exhibit H: World Am Contracts; Exhibit J: Form 8-K; Exhibit K: Press Release; Schedule 5.7:
         Taxes; and Schedule 5.9: Legal Proceedings) (incorporated by reference to Exhibit 10.1 of the Form 8-K/A filed on September 7, 2005).

10.5 Promissory Note issued by World Am in favor of Torrey Peaks Ventures, dated June 13, 2005 (incorporated by reference to Exhibit 10.1 of the Form 8-K filed on March 21, 2006).

10.6 Amendment "A" to Promissory Note, dated July 14, 2005 (incorporated by reference to Exhibit 10.2 of the Form 8-K filed on March 21, 2006).

10.7 First Amendment to Share Exchange Agreement between World Am, on the one hand, and Senz-It, Inc. and the shareholder of Senz-It, on the other hand, dated August 31, 2005 (incorporated by reference to Exhibit
         10.2 of the Form 8-K/A filed on September 7, 2005).

10.8 Option to Exclusive License Agreement between Senz-It Inc. and The Research Foundation of State University of New York, dated June 20, 2005 (incorporated by reference to Exhibit 10.3 of the Form 8-K/A filed on September 7, 2005).

10.9 Venture Acceleration Agreement between Senz-It, Inc. and Select University Technologies, Inc., dated June 20, 2005 (incorporated by reference to Exhibit 10.4 of the Form 8-K/A filed on November 28,
         2005).

10.10 Demand Promissory Note issued by World Am in favor of SUTI Holdings, LP, dated May 18, 2006 (incorporated by reference to Exhibit 10.01 of the Form 10-KSB filed on May 22, 2006).

14 Code of Business Conduct and Ethics, adopted by World Am's board of directors (incorporated by reference to Exhibit 14 of the Form 10-KSB filed on April 20, 2004).

16       Letter on Change in Certifying Accountant (incorporated by reference to
         Exhibit 16 of the Form 8-K/A filed on July 12, 2004).

21 Subsidiaries of World Am (incorporated by reference to Exhibit 21 of the Form 10-KSB/A filed on June 28, 2006).

23.1     Consent of L.L. Bradford & Company, LLC (filed herewith).

23.2 Consent of Sichenzia Ross Friedman Ference LLP (See Exhibit 5.1 which is filed herewith).

99.1 Confirmation of Provisional Patent Application, dated September 2, 2004 (incorporated by reference to Exhibit 99.3 of the Form 10-KSB filed on April 21, 2005).

99.2 Confirmation of Provisional Patent Application, dated September 2, 2004 (incorporated by reference to Exhibit 99.4 of the Form 10-KSB filed on April 21, 2005).

21 Subsidiaries of World Am (incorporated by reference to Exhibit 21 of the Form 10-KSB filed on April 16, 2002).

23.1     Consent of L.L. Bradford & Company, LLC (filed herewith).

23.2 Consent of Sichenzia Ross Friedman Ference LLP (See Exhibit 5.1 which is filed herewith).

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

      (1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:
            (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");
            (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and
            (iii) Include any additional or changed material information on the plan of distribution.

      (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

      (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

      In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      (4) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A , shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Newport, State of California, on July 13 2006.


                                       WORLD AM, INC.

                                       By: /s/ Robert A. Hovee
                                           -------------------------------------
                                           Robert A. Hovee
                                           Chairman, Chief Executive Officer and
                                           Principal Accounting Officer


                                Power of Attorney

The undersigned constitute and appoint Robert A. Hovee their true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Form SB-2 registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the U.S. Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof.

         Under the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:


      Signature                        Title                          Date
--------------------------------------------------------------------------------

/s/ Robert A. Hovee         Chairman, Chief Executive Officer,     July 13, 2006
-----------------------     Principal Accounting Officer
Robert A. Hovee


/s/ David J. Barnes         Director                               July 13, 2006
-----------------------
David J. Barnes


/s/ James R. Largent         Director                              July 13, 2006
-----------------------
James R. Largent